UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KLONDIKE GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation or organization)

1040

(Primary Standard Industrial Classification Code Number)

None

(I.R.S. Employer Identification Number)

711 – 675 West Hastings Street, Vancouver, B.C. V6B 1N2

(604) 685-2222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES B. PARSONS

PARSONS/BURNETT/BJORDAHL/HUME, LLP

1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004

(425) 451-8036

(Name, Address, including zip code, and telephone number, including area code, of agent for service.)

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement and all other conditions to the consummation of the offer described in this document have been satisfied or waived.

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Officer)

o

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

x

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, no par value	17,163,365	$0.06	$1,029,801.90	$14,046.50

(1)

Represents the maximum number of shares of Klondike Gold Corp. common stock that can be issued in the exchange offer.

(2)

Pursuant to Rule 457(c) and Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the market value of the securities to be received was calculated as the average of the high and low sales prices of Klondike Gold Corp. common stock as reported on the TSX Venture Exchange as of May 31, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not an offer to buy these securities where the offer or sale is not permitted.

Subject to Completion, dated:  [*]

Offer to exchange

Each Outstanding Share of Common Stock

Of

KLONDIKE STAR MINERAL CORPORATION.

For

0.25 Shares of Common Stock of Klondike Gold Crop.

By

KLONDIKE GOLD CORP.

Klondike Gold Corp. (“KG” or “Klondike Gold”), a British Columbia corporation, is offering, upon the terms and subject to the conditions set forth in this Prospectus/Offer to Exchange and in the accompanying letter of transmittal, to exchange each of the issued and outstanding shares of Klondike Star Mineral Corporation, a Delaware corporation (“KDSM” or “Klondike Star”) common stock, par value $0.0001 per share (the “KDSM common stock”), for 0.25 shares (the “exchange ratio”) of the common stock, no stated par value, of Klondike Gold (the “KG common stock’).  No fractional shares of KG common stock will be issued.  Instead, all fractional shares resulting from the exchange equal to or greater than one-half will be rounded to the next whole number and fractional shares of less than one-half will be rounded down to the next whole number.   We refer to this offer as the “exchange offer” or the “offer.”  Assuming all shares are tendered, Klondike Gold will issue a maximum of 17,163,365 shares of KG common stock in exchange for all of the issued and outstanding KDSM common stock.

Klondike Gold’s obligation to accept for exchange, and to exchange, shares of KDSM common stock for shares of KG common stock is subject to a number of conditions which are described in the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer – Conditions of the Offer” beginning on page [6].

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.EASTERN TIME, ON [*], 2013, OR THE “EXPIRATION DATE,” UNLESS EXTENDED.  SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER TO EXCHANGE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

KG common stock trades on the Canadian TSX Venture Exchange (“TSX”) under the symbol “KG.”  KDSM common stock OTC Pink sheets (“OTC:PK”) under the symbol “KDSM.”

FOR A DISCUSSION OF RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER, PLEASE CAREFULLY READ THE SECTION OF THIS PROSPECTUS/OFFER TO EXCHANGE ENTITLED “RISK FACTORS” BEGINNING ON PAGE [8].

Klondike Gold has not authorized any person to provide any information or to make any representation in connection with the offer other than the information contained in this Prospectus/Offer to Exchange, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by Klondike Gold.

As described in this Prospectus/Offer to Exchange, Klondike Gold is not required to obtain shareholder approval with respect to this Prospectus/Offer to Exchange.  KLONDIKE GOLD IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO KLONDIKE GOLD.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus/Offer to Exchange.  Any representation to the contrary is a criminal offense.

Table of Contents

Summary Of The Offer

4

The Companies

4

The Offer

4

Comparative Market Price And Dividend Information

10

Risk Factors

11

The Companies

14

Klondike Gold

14

Klondike Star

36

Reasons For The Offer

42

The Exchange Offer

44

Expiration Date Of The Offer

44

Extension, Termination And Amendment

45

Acceptance For Exchange, And Exchange, Of Klondike Star Shares; Delivery Of Klondike Gold Common Stock.

46

Procedure For Tendering

47

Withdrawal Rights

49

Announcement Of Results Of The Offer

49

Ownership Of Klondike Gold After The Offer

50

Material Federal Income Tax Consequences

50

Purpose And Structure Of The Offer

51

Plans For Klondike Star

51

Effect Of The Offer On The Market For Shares Of Klondike Star Common Stock

52

Conditions Of The Offer

52

Dividends And Distributions

53

Financing Of The Offer; Source And Amount Of Funds

53

Certain Legal Matters; Regulatory Approvals

53

Certain Relationships With Klondike Star And Interests Of Klondike Gold And Klondike Gold’s Executive Officers And Directors In The Offer  53

Description Of Klondike Gold Capital Stock

54

Comparison Of Shareholders’ Rights

54

Financial Reports Of Klondike Gold

55

SUMMARY OF THE OFFER

This summary highlights selected information from this Prospectus/Offer to Exchange and may not contain all of the information that is important to you.  To obtain a better understanding of the Offer to holders of shares of KDSM common stock, you should read this entire Prospectus/Offer to Exchange carefully, as well as those additional documents to which we refer you.

The Companies

Klondike Gold

Klondike Gold is a British Columbia corporation with principal executive offices at 711 – 675 West Hastings Street, Vancouver, BC.  The telephone number of Klondike Gold’s executive offices is (604) 685-2222, and its Internet website address is www.klondikegoldcorp.com.  Klondike Gold is a Canadian listed company with its shares traded on the TSX Venture Exchange under the symbol “KG” as a Tier 2 company.  Klondike Gold is not currently subject to the reporting obligations under the Securities Exchange Act of 1934.  Klondike Gold currently files periodic reports with SEDAR, Canada’s System for Electronic Document Analysis and Retrieval, including reports on financial statements and operations.  Following the effectiveness of this Offering, Klondike Gold will make available an annual report including audited financials on Form 20-F to security holders.  Klondike Gold will file the necessary reports with the SEC pursuant to the Exchange Act.

Klondike Gold is a junior resource mining company with a portfolio of mineral property interests located in the Yukon Territory, British Columbia and Ontario, Canada and Portugal. Klondike Gold's principal focus is the exploration of the Lone Star Property, located in the Yukon Territory of Canada, for hard-rock gold mineralization. In 2012, Klondike Gold entered into a joint venture for the development for production of the Indian River Property, a placer property also located in the Yukon Territory of Canada.

Klondike Star

Klondike Star is a Delaware corporation with principal executive offices at 103 – 307 Jarvis Street, Whitehorse, Yukon Y1A 2H3, Canada. The telephone number of Klondike Star’s executive offices is (867) 667-4178 or (867) 667-7409.  Klondike Star is a mineral exploration and development company with a portfolio of gold and base metal projects in Canada.  Between 2004 and 2008, Klondike Star conducted exploration for gold in the Klondike region of Yukon, Canada.   Klondike Star is currently subject to the reporting requirements of the Exchange Act.  While Klondike Star has filed annual and quarterly reports as required by the Securities Act of 1933 in the past, it has not filed any reports since it filed its Quarterly Report on Form 10-Q for the period ended May 31, 2008, except for various reports made on Form 8-K.  It is unknown when any such delinquent reports may be filed.

Since 2008, Klondike Star, due to a shortage of working capital, has not been actively engaged in the exploration of its mineral property interests. Exploration expenses recorded in its 2011 and 2012 financial statements represent costs paid to satisfy reclamation obligations in connection with mineral property interests formerly held under option agreements that were abandoned by Klondike Star.

The Offer

Klondike Gold is offering to exchange each outstanding share of KDSM common stock that is validly tendered and not properly withdrawn prior to the expiration date for 0.25 shares of KG common stock upon the terms and subject to the conditions contained in this Prospectus/Offer to Exchange and the accompanying letter of transmittal.  No fractional shares will be issued for KDSM common stock tendered under the Offer.  Instead, all fractional shares resulting from the exchange equal to or greater than one-half will be rounded to the next whole number and fractional shares of less than one-half will be rounded down to the next whole number.

Reasons for the Offer

Klondike Gold believes that the combination of the assets of Klondike Gold and Klondike Star will create significant value for Klondike Star shareholders and give Klondike Star shareholders a substantial ongoing equity interest in Klondike Gold.  The stock-for-stock exchange represents an immediate premium to Klondike Star shareholders and an ability to participate in and benefit from the improved financial strength and flexibility of Klondike Gold.  We believe the combination of Klondike

Gold and Klondike Star is a compelling opportunity for Klondike Star shareholders with numerous benefits, including the following:

•

Consolidation of Key Properties —Klondike Gold and Klondike Star own respectively a 45% and a 55% interest in 700 quartz claims situated in the Klondike Gold Fields of the Yukon Territory which have been optioned to Lonestar Gold Inc., a private company owned approximately 80% by Klondike Gold and 20% by Klondike Star, which claims have been the principal exploration focus of both companies in their most recent activities.  Through this exchange offer, ownership of these claims will now be consolidated into one entity, under the control of Klondike Gold.

•

Improved Financial Strength—As public companies with no income stream, both Klondike Star and Klondike Gold rely on the sale of their equity securities to finance their operations.  For some time, the market for Klondike Star shares has been depressed, leaving its management unable to raise funds for the exploration of its mineral interests or the administration of its corporate affairs.  With the combination of the two companies, Klondike Star shareholders will benefit from the more active equity market for the securities of Klondike Gold, which has had recent experience attracting investors for offerings of its equity securities.  Consolidation of the ownership of the Lone Star Property in Klondike Gold will enhance the ability to further finance the development of the property.

•

Proven Management Team—Klondike Gold's management team has experience exploring and developing mineral properties, including in the Yukon Territory, and in the administration of public companies and satisfying all the regulatory requirements related thereto.  .

•

Participation in On-going Growth Potential—The all-stock nature of the exchange offer will allow the shareholders of Klondike Star to participate in the growth and long-term value creation potential of the combined assets of the companies under the direction of Klondike Gold.  Klondike Star shareholders, through their ongoing equity ownership in Klondike Gold, would benefit from any value created in the mineral properties by Klondike Gold.

•

Receipt of Premium by Klondike Star Shareholders—In addition to the long-term benefits arising out of ownership in Klondike Gold, Klondike Star shareholders will also be receiving a premium in the offer.  Klondike Star shareholders would receive a premium in the order of 50% to the average exchange ratio based on closing share prices for Klondike Gold and Klondike Star during the 10-day period ended [*].

Financing of the Offer; Source and Amount of Funds

The offer is not subject to a financing condition.  Klondike Gold is offering 0.25 shares of its common stock for each share of KDSM common stock.  Klondike Gold estimates that the total amount of cash required to pay all fees, expenses and other related amounts incurred in connection with the offer will be approximately $30,000, which Klondike Gold expects to pay with cash on hand.  The estimated amount of cash required is based on Klondike Gold’s due diligence review of Klondike Star’s publicly available information to date and certain information obtained from Klondike Gold, and is subject to change.

Ownership of the Combined Company After the Offer

Based on certain assumptions regarding the number of KDSM shares to be exchanged, Klondike Gold estimates that if all shares of KDSM common stock are exchanged pursuant to the offer, former Klondike Star shareholders would own, in the aggregate, approximately 16.4% of the outstanding shares of KG common stock.  For a detailed discussion of the assumptions on which this estimate is based, pleased see the section of this Prospectus/Offer to Exchange entitled “The Exchange Offer – Ownership of the Combined Company After the Offer.”

Comparative Market Prices and Share Information

KG common stock is listed on the TSX Venture Exchange under the symbol “KG.”  KDSM common stock is listed on the OTC Pink Markets under the symbol “KDSM.”  The following table sets forth the closing prices of Klondike Gold and Klondike Star as reported on [*], the last trading day prior to the printing of this offer to exchange.  The table also shows the implied value of one share of KDSM common stock in the offer, which was calculated by multiplying the closing price for one share of KG common stock by the exchange ratio of .25.

	Klondike Gold Common Stock Closing Price	Klondike Star Common Stock Closing Price	Implied Value of Klondike Star Common Stock
May 31, 2013	$0.06	$0.01	$0.015

The offer represents a premium for Klondike Star shareholders in the order of 50% to the average exchange ratio based on closing share prices for Klondike Gold and Klondike Star during the 10-day period ended (*) (the last trading day before the printing of the Offer to Exchange).

The value of the offer will change as the market prices of Klondike Gold common stock and Klondike Star common stock fluctuate during the offer period and thereafter, and may therefore be different from the prices set forth above at the expiration of the offer period and at the time you receive your shares of Klondike Gold common stock.  Please see the section of this offer to exchange entitled “Risk Factors.”  Shareholders are encouraged to obtain current market quotations for shares of Klondike Star and Klondike Gold common stock prior to making any decision with respect to the offer.

Interests of Executive Officers and Directors of Klondike Gold in the Offer

Except as set forth in this Prospectus/Offer to Exchange, neither Klondike Gold nor any of its directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Klondike Star.

Appraisal/dissenters’ Rights

Neither Delaware law, the Klondike Star’s Charter, nor the Klondike Star’s By-laws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Klondike Star stockholders will have no right to dissent and obtain payment for their shares.

Material Federal Income Tax Consequences

Accounting Treatment

Klondike Gold will account for the acquisition of shares of Klondike Star common stock under the acquisition method of accounting for business combinations in accordance with International Financial Accounting Standards ("IFRS"), being the accounting principles applicable to Klondike Gold. In accordance with IFRS, Klondike Gold will be considered the acquirer of Klondike Star for accounting purposes.

Conditions of the Offer

The offer is conditioned upon, among other things, the following:

•

Minimum Tender Condition—Klondike Star shareholders shall have validly tendered and not withdrawn prior to the expiration of the offer at least that number of shares of Klondike Star common stock that, when added to the shares of Klondike Star common stock then owned by Klondike Gold or any of its subsidiaries, shall constitute 66.6% of the voting power of Klondike Star’s outstanding capital stock entitled to vote.

•

Registration Statement Condition— the registration statement of which this Prospectus/Offer to Exchange is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and Klondike Gold shall have received all necessary state securities law or “blue sky” authorizations.

•

Due Diligence Condition—Klondike Gold shall have completed to its reasonable satisfaction customary confirmatory due diligence of Klondike Star’s non-public information on Klondike Star’s business, assets and liabilities and shall have concluded, in its reasonable judgment, that there are no material adverse facts or developments concerning or affecting Klondike Star’s business, assets and liabilities that have not been publicly disclosed prior to the commencement of the offer.

•

TSX-V Condition— Klondike Gold shall have received acceptance for filing from the TSX Venture Exchange (the "TSX-V") for the acquisition of the Klondike Star shares under the exchange offer on terms and conditions satisfactory to Klondike Gold, in its sole discretion.

Comparison of Shareholders’ Rights

Klondike Star shareholders will receive Klondike Gold common stock as part of the offer consideration if you tender your shares of Klondike Star common stock in the Offer.  Klondike Gold is incorporated under British Columbia law and Klondike Star is incorporated under Delaware law.  AThe governing legislation in each jurisdiction is similar with respect to the rights afforded to shareholders of companies governed thereby, however, there a few material differences between the rights of a shareholder of Klondike Star and the rights of a shareholder of Klondike Gold as set out in the comparative table included later in this Prospectus.   (See the section entitled “Comparison of Shareholders’ Rights” later in this Prospectus for additional information. )

Management Following Offering

Following completion of the Exchange Offer, current management of Klondike Gold will continue on.  Klondike Star management will have no position with the continuing business of Klondike Gold.  For information regarding the management of Klondike Gold, please see Schedule I, Directors and Executive Officers, later in this Prospectus/Offer to Exchange.

Security Ownership of Certain Beneficial Owners and Management – Klondike Gold

The following table sets forth, as of May 31, 2013, the beneficial ownership of Klondike Gold’s common stock by each of its officers and directors, by each person known by Klondike Gold to beneficially own more than 5% of  common stock and by  officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 115,485,008 shares of common stock issued and outstanding on May 31, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock

Eric Rauguth, Director Pres., CEO	2,034,999	1.76%

Manfred Peschke, Director	1,785,000	1.55%

Alan Campbell, Director, CFO	206,000	0.18%

Steven Chan, Director	Nil	0.00%

John Mark Campbell, Corp. Sec.	133,334	0.12%

Maxwell Munday, 5%+ holder	8,650,000	7.49%

Officers and Directors as a Group (5)	4,159,333	3.60%

Securities Authorized for Issuance under Equity Compensation Plans

Klondike Gold has not adopted any equity compensation plans since its inception.

Security Ownership of Certain Beneficial Owners and Management – Klondike Star

The following table sets forth, as of May 31, 2013, the beneficial ownership of Klondike Star’s common stock by each of its officers and directors, by each person known by Klondike Star to beneficially own more than 5% of  common stock and by  officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 68,653,461 shares of common stock issued and outstanding on May 31, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock

George Wakim, Chairman	14,845,375	21.6%

Rene Huessy, Director, President	10,215,809	14.9%

Ayman Shahin, Director	4,060,000	5.9%

Officers and Directors as a Group (3)	29,121,184	42.4%

Ary Traders	11,400,000	16.6%

Securities Authorized for Issuance under Equity Compensation Plans

Klondike Star has not adopted any equity compensation plans since its inception.

Expiration Date of the Offer

The Offer is scheduled to expire at 5:00 p.m. Washington State time, on [*], which is the initial expiration date, unless further extended by Klondike Gold.

Extension, Termination and Amendment

Klondike Gold reserves the right, in its sole discretion, at any time or from time to time until the expiration of the offer:

w

To extend, for any reason, the period of time during which the offer is open;

w

To delay acceptance for exchange of, or exchange of, any shares of KDSM common stock in order to comply in whole or in part with applicable law;

w

To amend or terminate the offer without accepting for exchange, or exchanging, any shares of KG common stock, if any of the individually subheaded conditions referred to in the section of this Prospectus/Offer to exchange entitled “The Exchange Offer – conditions of the Offer” have not been satisfied or if any event specified in the section of this Prospectus/Offer to exchange captioned “The Exchange Offer – conditions of the Offer – Other conditions” has occurred; and

w

To waive any conditions to the offer or otherwise amend the offer in any respect;

in each case, by giving oral or written notice of such delay, termination, waiver or amendment to the exchange agent and by making a public announcement thereof.

Procedures for Tendering

The procedure for tendering shares of KDSM common stock varies depending on whether you possess physical certificates or a nominee holds your certificates for you and on whether or not you hold your securities in book-entry form.  In addition to the procedures outlined in this Prospectus/Offer to Exchange, Klondike Gold urges you to read the accompanying transmittal materials, including the letter of transmittal.

Withdrawal Rights

You can withdraw tendered shares at any time until the offer has expired, and thereafter you can withdraw such shares at any time until Klondike Gold accepts such shares for exchange in the offer.  If Klondike Gold decides to provide a subsequent offering period, it will accept shares tendered during that period immediately, and you will not be able to withdraw shares tendered in the Offer during any subsequent offering period.

Exchange of Shares of KDSM Common Stock; Delivery of Shares of KG Common Stock

Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), Klondike Gold will accept for exchange, and will exchange for shares of

KG common stock all shares of KDSM common stock validly tendered and not properly withdrawn promptly after the expiration date.  If Klondike Gold elects to provide a subsequent offering period following the expiration of the offer, shares tendered during such subsequent offering period will be accepted for exchange immediately upon tender and will be promptly exchange for the offer consideration.

Past Contacts, Transactions, Negotiations and Agreements With Klondike Star

Lone Star Property Interest

The Lone Star Property, Yukon Territory, Canada, was originally owned 100% by Klondike Gold. In 2004, Klondike Gold entered into an Option Agreement with Klondike Star pursuant to which Klondike Star earned a 55% interest in the Lone Star Property by carrying out exploration work on the property during 2005 through to 2008.

On June 6, 2011, Klondike Gold and Klondike Star together granted an option to Lonestar Gold Inc., a private British Columbia company, whereby Lonestar had the option to acquire up to a 100% legal and beneficial interest in the Lone Star Property in stages as follows:

First Option, 50% undivided interest in and to the Lone Star Property:

• Issue 4,000,000 common shares (which were issued - 2,200,000 to Klondike Star and 1,800,000 to Klondike Gold);

• Incur a minimum $750,000 in expenditures on the Lone Star Property on or before May 30, 2012 (completed);

• Incur an additional $2,000,000 in expenditures on the Lone Star Property on or before May 30, 2013 (completed);

• Issue on or before May 30, 2013, an equal number of shares issued by Lonestar for each equity financing conducted (no additional equity financings were conducted in the period).

Second Option, additional 25% undivided interest in and to the Lone Star Property:

• Incur an additional $15,000,000 in expenditures on the Lone Star Property on or before May 30, 2014

• Issue on or before May 30, 2014, an equal number of shares issued by Lonestar for each equity financing conducted.

• Incur an additional $8,000,000 in expenditures on the Lone Star Property on or before December 31, 2014

• Issue on or before December 31, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

Third Option, additional 25% undivided interest in and to the Property:

• Complete a bankable feasibility study on the property on or before December 14, 2014

• Pay cash or in shares an amount calculated as: the number of total proven troy ounces of gold identified on the Property by a gold price factor.

On December 29, 2011, Klondike Gold completed an exempt take-over bid under Canadian securities laws to acquire a majority interest in the shares of Lonestar, a privately held British Columbia company. Klondike Gold invited the shareholders of Lonestar to tender their shares for purchase through the issuance of three Klondike Gold shares for each common share of Lonestar tendered and accepted by Klondike Gold. Klondike Gold issued 20,709,999 common shares in its capital to purchase the 6,903,333 common shares of Lonestar that were tendered and accepted by Klondike Gold. The acquisition increased Klondike Gold's holdings in the shares of Lonestar to 8,703,333 or approximately 80% of the issued share capital of Lonestar. Accordingly, Klondike Gold’s audited financial statements for the year ended February 29, 2012 provided in this Form F-4 include the financial position and operating results of Lonestar on a consolidated basis. Klondike Star did not tender its 2,200,000 shares in Lonestar to Klondike Gold's share exchange offer and, accordingly, holds the remaining approximately 20% interest in Lonestar.

Indian River Placer Property Interest

Klondike Star is the registered owner of 188 placer claims located on the Indian River, Dawson Mining Division, Yukon Territory, subject to a gross royalty of five percent of any metal or mineral produce from the property payable to the previous owners (the "Indian River Property").  In June 2012, by way of a Royalty & Lease Agreement, Klondike Star granted an exclusive lease of the mining rights to the Indian River Property to Klondike Gold and retained a further gross royalty of five percent of any metal or mineral produced from the property. The agreement also provided that Klondike Gold could operate under the existing water license held by Klondike Star and Klondike Gold was to commence work immediately on the property. Klondike Gold entered into a joint venture with a private British Columbia company, purchased equipment and commenced work on the property.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

Shares of Klondike Gold common stock are listed on the TSX Venture Exchange under the symbol “KG,” and shares of Klondike Star common stock are listed on the OTC Markets Pink Sheets under the symbol “KDSM.”

The following table sets forth the high and low closing sales prices per share of Klondike Gold and Klondike Star common stock for the periods indicated.

	Klondike Gold Common Stock		Klondike Star Common Stock
	Market Price		Market Price
	High	Low	High	Low
2014
1st Quarter	0.085	0.050	0.017	0.010
2013
1st Quarter	$0.240	$0.070	$0.065	$0.004
2nd Quarter	0.105	0.055	0.01	0.0009
3rd Quarter	0.105	0.050	0.09	0.005
4th Quarter	0.090	0.055	0.040	0.0136
2012
1st Quarter	$0.135	$0.135	$0.050	$0.029
2nd Quarter	0.115	0.100	0.100	0.030
3rd Quarter	0.110	0.110	0.080	0.002
4th Quarter	0.085	0.055	0.09	0.005
2011
1st Quarter	$0.525	$0.375	$0.010	$0.050
2nd Quarter	0.375	0.300	0.035	0.015
3rd Quarter	0.245	0.215	0.05	0.005
4th Quarter	0.215	0.215	0.035	0.010

The following table sets forth the closing prices of Klondike Gold and Klondike Star as reported on [*], the last trading day prior to the printing of this offer to exchange.  The dates are for the fiscal quarter and year-end for Klondike Gold, and do not represent calendar quarter-ending or year-ending stock prices.  The table also shows the implied value of one share of Klondike Star common stock, which was calculated by multiplying the closing price for one share of Klondike Gold common stock by the exchange ratio of .25

	Klondike Gold Common Stock Closing Price	Klondike Star Common Stock Closing Price	Implied Value of Klondike Star Common Stock

May 31, 2013	$0.06	$0.01	$0.015

The offer represents a premium for Klondike Star shareholders of 50% to the average exchange ratio based on closing share prices for Klondike Gold and Klondike Star during the 10-day period ended (*) (the last trading day before the printing of the Offer to Exchange).

The value of the offer will change as the market prices of Klondike Gold common stock and Klondike Star common stock fluctuate during the offer period and thereafter, and may therefore be different from the prices set forth above at the expiration of the offer period and at the time you receive your shares of Klondike Gold common stock.  You are encouraged to obtain current market quotations for Klondike Gold and Klondike Star common stock prior to making any decision with respect to the offer.

Please also see the section of this offer to exchange entitled “The Exchange Offer—Effect of the Offer on the Market for Shares of Klondike Star Common Stock;” for a discussion of the possibility that Klondike Star’s shares will cease to be listed on the OTC Markets Pink Sheets.

RISK FACTORS

In addition to the other information included in this Prospectus/Offer to Exchange (please see the section entitled “Where You Can Find More Information”), including the matters addressed in the section entitled “Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to tender your shares of Klondike Star common stock in the offer.

Risks and Uncertainties

Klondike Gold is subject to a number of risks and uncertainties due to the nature of its business.  Klondike Gold's exploration and development activities expose it to various financial and operational risks that could have a significant impact on its level of operating cash flows in the future.  Klondike Star shareholders are advised to study and consider risk factors stressed below.

The following are identified as main risk factors that could cause actual results to differ materially from those stated in any forward-looking statements made by, or on behalf of, Klondike Gold.

We lack an operating history and have had losses since inception, which we expect to continue into the future.  As a result, we may have to suspend or cease operations.

We were incorporated on August 23, 1979, and we have not realized any significant revenues to date.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss for the year ended February 28, 2013, is $1,472,210 and for the three month period ended May 31, 2013 is $816,212.  To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate mineralized material
*	our ability to generate revenues
*	our ability to reduce exploration costs

Based upon current plans, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the research and exploration of our mineral properties.  As a result, we may not generate revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

We will not be able to determine the viability of our claims until substantial exploration work is undertaken

There is no assurance that a commercially viable mineral deposit exists on any of the mineral properties in which we have an interest or the right to acquire an interest.  Mineral property exploration is typically performed in phases.  Commencing from the initial phase of exploration work, each subsequent phase of exploration work is recommended by a geologist based on the results of the last completed phase of exploration.  Even if we complete exploration programs on our mineral properties and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling, geochemical, engineering and other studies before we will know if we have a commercially viable mineral deposit.

Many of our competitors have great resources than we have.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties.  This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development.  Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We complete with other junior mineral exploration companies for funding and mining resources

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity.  In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, engineers, staff, helicopters, mineral exploration supplies and drill rigs.

Klondike Gold has limited capital, and may need to limit its exploration activity.

For the year ended February 28, 2013, Klondike Gold incurred $2,778,639 in exploration and evaluation asset expenditures, representing a 50% increase in expenditures over those incurred in the year ended February 29, 2012.  Cash on hand at February 28, 2013, was $1,096,304and Klondike Gold had no revenues from mining operations.  Expenditures during the period ended May 31, 2013, were $187,320, representing a significant decrease in expenditures expected for the year ended February 28, 2014.  This lack of liquidity may affect Klondike Gold’s ability to continue its operations and it may be need to seek additional financing elsewhere.  Such financing may not be available on terms that are agreeable to Klondike Gold, if at all.

Financing for Future Development is Uncertain

Klondike Gold's future financial success depends on the ability to raise additional capital from the issue of shares or the discovery of properties which could be economically justifiable to develop.  Such development could take years to complete and resulting income, if any, is difficult to determine.  The sales value of any mineralization potentially discovered by Klondike Gold is largely dependent upon factors beyond its control, such as the market value of the products produced.

General Resource Exploration Risks and Competitive Conditions

The resource exploration industry is an inherently risky business with significant capital expenditures and volatile metals markets.  The marketability of any minerals discovered may be affected by numerous factors that are beyond Klondike Gold's control and which cannot be predicted, such as market fluctuations, mineral markets and processing equipment, and changes to government regulations, including those relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.  This industry is intensely competitive and there is no guarantee that, even if commercial quantities are discovered, a profitable market will exist for their sale.  Klondike Gold competes with other junior exploration companies for the acquisition of mineral claims as well for the engagement of qualified contractors. Metal prices have fluctuated widely in recent years, and they are determined in international markets over which Klondike Gold has no influence.

Governmental Regulation

Regulatory standards continue to change, making the review process longer, more complex and therefore more expensive.  Exploration and development of Klondike Gold's properties is affected by government regulations relating to such matters as environmental protection, health, safety and labor, mining law reform, restrictions on production, price control, tax increases, maintenance of claims and tenure.  There is no assurance that future changes in such regulations would not result in additional expenses and capital expenditures, decreasing availability of capital, increased competition, reserve uncertainty, title risks, and delays in operations.  Klondike Gold relies on the expertise and commitment of its management team, advisors, employees and contractors to ensure compliance with current laws.

There can be no assurance of rights to any claims on properties owned by Klondike Gold.

The acquisition of the right to exploit mineral properties is a very detailed and time consuming process.  There can be no guarantees that Klondike Gold has acquired title to any such surface or mineral rights or that such rights will be obtained in the future.  To the extent they are obtained, titles to Klondike Gold’s surface or mineral properties may be challenged or impugned and title insurance is generally not available.  Klondike Gold’s surface or mineral properties may be subject to prior unregistered agreements, transfer or claims and title may be affected by, among other things, undetected defects.  Such third party claims could have a material adverse impact on Klondike Gold’s operations.

The cost of acquisition, exploration, and development activities are substantial and there is no assurance that the returns from mining activities will justify commercial operations.

Neither Klondike Gold nor Klondike Star currently has active mining operations.  Klondike Gold cannot be certain its acquisition, exploration and development activities will be commercially successful.  Substantial expenditures are required to acquire existing mineral properties, to establish reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore in the case of new properties and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  There can be no assurance that any mineral reserves or mineralized material acquired or discovered will be in sufficient quantities or adequate grade to justify commercial operations or that the funds required for development can be obtained on a timely basis.

Risk Factors Relating to the Offer

The exchange ratio of the offer is fixed and will not be adjusted.  Because the market price of shares of Klondike Gold common stock may fluctuate, Klondike Star shareholders cannot be sure of the market value of the shares of Klondike Gold common stock that will be issued in connection with the offer

Each outstanding share of Klondike Star common stock will be exchanged for .25 shares of Klondike Gold common stock upon consummation of the offer.  This exchange ratio is fixed and will not be adjusted in case of any increases or decreases in the price of Klondike Gold common stock or Klondike Star common stock.  If the price of Klondike Gold common stock declines (which may occur as the result of a number of reasons (many of which are out of the control of Klondike Gold), including as a result of the risks described in this section entitled “Risk Factors”), Klondike Star shareholders will receive less value for their shares upon exchange of tendered shares in the offer than the value calculated pursuant to the exchange ratio on the date the offer was announced.  Because the offer may not be completed until certain conditions have been satisfied or waived (please see the section of this offer to exchange entitled “The Exchange Offer—Conditions of the Offer”), a significant period of time may pass between the commencement of the offer and the time that Klondike Gold accepts shares of Klondike Star common stock for exchange.  Therefore, at the time you tender your shares pursuant to the offer, you will not know the exact market value of the shares of Klondike Gold common stock that will be issued if Klondike Gold accepts such shares for exchange.  However, tendered shares of Klondike Star common stock may be withdrawn at any time prior to the time they are accepted for exchange pursuant to the offer.  Please see the section entitled “Comparative Market Price and Dividend Information” for the historical high and low sales prices per share of Klondike Gold and Klondike Star common stock.

Klondike Star shareholders are urged to obtain current market quotations for Klondike Gold and Klondike Star common stock when they consider whether to tender their shares of Klondike Star common stock pursuant to the offer.

The offer may adversely affect the liquidity and value of non-tendered shares of Klondike Star common stock

In the event that not all of the shares of Klondike Star common stock are tendered in the offer and Klondike Gold accepts for exchange those shares tendered in the offer, the number of shareholders and the number of shares of Klondike Star common stock held by individual holders will be greatly reduced.  As a result, Klondike Gold’s acceptance of shares for exchange in the offer could adversely affect the liquidity and could also adversely affect the market value of the remaining shares of Klondike Star common stock held by the public.  Please see the section of this Offer to Exchange entitled “The Exchange Offer—Plans for Klondike Star.”

The market for Klondike Gold common stock may be adversely affected by the issuance of shares pursuant to the offer

In connection with the completion of the offer, and as described in the section of this offer to exchange entitled “The Exchange Offer—Ownership of Klondike Gold After the Offer,” Klondike Gold estimates it will issue approximately 17,163,365 shares of Klondike Gold common stock.  The increase in the number of shares of Klondike Gold common stock may lead to sales of such stock or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Klondike Gold common stock.

No assurance of trading market.

There is no assurance that an active or liquid market for Klondike Gold common stock will develop or be maintained.  If an active and liquid market for the stock is not maintained, the market price of the stock may be adversely affected.

THE COMPANIES

KLONDIKE GOLD

History and Development of Klondike Gold

Klondike Gold was incorporated pursuant to the laws of the Province of British Columbia, Canada, in 1978 under the name Arbor Resources Inc. The company's name was changed to Klondike Gold Corp. in January, 1996, and its issued and outstanding common shares consolidated on the basis of one new common share for each fifteen old common shares in October, 2010.

Klondike Gold's principal executive offices are located at 711- - 675 West Hasting Street, Vancouver, BC, V6B 1N2, Canada. The telephone number for its executive offices is (604) 685-2222, and its Internet website address is www.klondikegoldcorp.com.

Klondike Gold is a Canadian public company with its shares listed and called for trading on the TSX Venture Exchange (the "Exchange") under the symbol “KG””. Its listing is as a Tier 2 company.

Klondike Gold is a junior resource exploration and development company on Tier 2 of the Exchange.

Since its inception, Klondike Gold has been engaged in the acquisition, and exploration of mineral resource property interests. In 1986, it acquired its first option on a group of claims in the Yukon Territory. Klondike Gold over a number of years conducted exploration on these claims, earned and exercised the option to acquire the title thereto, subsequently optioned the claims to third parties and received them back when the options were abandoned.  These claims form the basis of what is described below as the Lone Star Property on which, in 2004, Klondike Gold granted an option to Klondike Star to earn up to a 100% interest in the claims. Klondike Star conducted exploration programs on these claims during 2004 through 2007 and earned an undivided 55% interest in the claims. In 2008, Klondike Star was unable to raise further financing to continue the exploration of the claims and the interest in the claims remained at 55% Klondike Star and 45%  Klondike Gold.

In June, 2011, Klondike Star and Klondike Gold agreed to grant an option of the Lone Star Property to a private British Columbia company called Lonestar Gold Inc., to earn up to a 100% interest in the claims by carrying out certain exploration expenditures and issuing certain shares, all as more particularly described under the "Lone Star Property" below. The interest in the Lone Star Property is that the claims over lie the area in the Yukon containing the headwaters of several of the streams that were the major focus during the placer gold rush of the late 1890's. The exploration efforts have been carried out with a view to gaining an understanding and interpretation of the geological systems in the area to determine the hard rock source for the placer gold found in the streams. As part of the consideration for the grant of the option to Lonestar Gold Inc., Klondike Star and Klondike Gold were issued respectively 2,000,000 and 1,800,000 shares in the capital of Lonestar Gold Inc.

In the fall of 2011, Klondike Gold made an exempt take-over bid to the holders of shares of Lonestar Gold Inc. offering to exchange 3 common shares in the capital of Klondike Gold for each share of Lonestar Gold Inc. tendered to the offer. The offer was well received and Klondike Gold acquired all the remaining issued shares, other than the 2,000,000 held by Klondike Star - see "Lone Star Property - Interest in the Property" below for further particulars. As a result, Klondike Gold holds approximately 80% of the issued shares of Lonestar Gold Inc.

In June, 2012, Klondike Gold entered into a Royalty & Lease Agreement with Klondike Star whereby Klondike Star granted Klondike Gold an exclusive lease of the Indian River Property, a placer gold property situated in the Yukon Territory approximately thirty kilometres from the Lone Star Property. In addition to granting the lease, Klondike Star provided to Klondike Gold the water license and mining permit that had been issued to Klondike Star with respect to the property, and the extensive data from the exploration conducted previously on the property by Klondike Star. In consideration, Klondike Star is to receive a 5% gross overriding royalty on production from the property. For further particulars of the transaction see "Indian River Placer Property - Interest in the Property" below in this section.

Upon securing the lease of the Indian River Property, Klondike Gold agreed to enter into a joint venture with a private Yukon company, 46799 Yukon Inc. ("Yukon Inc.") for the further development of the property. Pursuant to the Joint Venture Agreement, to earn a fifty percent (50%) interest, Klondike Gold contributed the lease, water license, mining permit and exploration data to the joint venture and Yukon Inc. contributed $1,000,000 in funding to acquire equipment and provide working capital. Further particulars of the Joint Venture Agreement are set out below under the heading "Indian River Placer Property - Interest in the Property".

Properties

Although Klondike Gold has taken steps to verify title to mineral properties in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee Klondike Gold’s title. Properties may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

Klondike Gold holds 20 mineral property interests, of which three are located in the Yukon Territory, fifteen in British Columbia, one in Ontario and one in Portugal. The bulk of these claims are held for future exploration and possible development and Klondike Gold may conduct minor work programs on them from time to time in order to satisfy the assessment work requirements of the jurisdictions in which they are situated in order to keep the claims in good standing. During 2012, Klondike Gold incurred exploration expenditures of $303,526 on programs to satisfy the assessment work requirements on certain of these claims to maintain them in good standing.  As these properties are simply being maintained for future consideration, no further disclosure regarding these properties is set out herein.

Klondike Gold's principal focus is on the exploration of the Lone Star Property situated in the Dawson Mining Division of the Yukon Territory, for which Klondike Gold provides further disclosure below.Klondike Gold has also entered into a joint venture for the exploration and development of the Indian River Placer Property situated in the Dawson Mining Division of the Yukon Territory, with respect to which, further information is also provided below.

Lone Star Property

Location and Access

The Lone Star Property is comprised of a group of 728 lode mineral claims (quartz claims) and 14 Crown Grants of mineral rights covering an area of 13,740 hectares located approximately 20 kilometres southeast of Dawson City, Yukon Territory in the Dawson Mining Division of the Yukon Territory. The claims cover the region from Eldorado Creek to Bonanza Creek and north to Boulder Creek, being much of the historic Klondike Gold Fields discovered in, and actively pursued since 1896.  Included herein as Figure 1 and Figure 2 are a location map and claims map for the Property. A list of the claims and Crown Grants setting out, amongst other things, their location date and expiry date is attached hereto as Exhibit "99.5".

The Klondike Gold Fields have been the target of prospectors and placer gold miners since 1896, therefore, the region is very accessible by road and trail. Dawson City is approximately 480 kilometres north from Whitehorse, the capital of the Yukon Territory, along the Klondike Highway, a completely sealed two-lane road. Dawson City offers normal town facilities such as hotels, restaurants, grocery, clothing and hardware stores, garage and engineering supplies and two bulk fuel depots. The Bonanza valley has summer maintained graded gravel road linking it with the Klondike Highway. Eldorado Creek has a gravel mining road running approximately 26 kilometres from Dawson City, and many of the ridges on the Property are traversed by four wheel drive trails.

Interest in the Property

Originally Klondike Gold held a 100% legal and beneficial interest in the Lone Star Property. Pursuant to an earn-in agreement granted by Klondike Gold, Klondike Star earned a 55% beneficial interest in the Property as a result of work it carried out on the Property between 2004 and 2007,. In June, 2011, Klondike Gold and Klondike Star agreed to collectively grant an option to Lonestar Gold Inc. ("Lonestar”) to acquire up to a 100% interest, legal and beneficial, in the Property. Lonestar is able to acquire its interest in the Property in increments by paying Klondike Gold and Klondike Star, according to their respective percentage of beneficial ownership, as follows:

First Option, 50% undivided interest in and to the Lone Star Property:

• Issue 4,000,000 common shares; (issued);

• Incur a minimum $750,000 in expenditures on the Lone Star Property on or before May 30, 2012 (completed);

• Incur an additional $2,000,000 in expenditures on the Lone Star Property on or before May 30, 2013 (completed);

• Issue on or before May 30, 2013, an equal number of shares issued by Lonestar for each equity financing conducted. (completed - no equity financings conducted).

Second Option, additional 25% undivided interest in and to the Lone Star Property:

• Incur an additional $15,000,000 in expenditures on the Lone Star Property on or before May 30, 2014

• Issue on or before May 30, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

• Incur an additional $8,000,000 in expenditures on the Lone Star Property on or before December 31, 2014

• Issue on or before December 31, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

Third Option, additional 25% undivided interest in and to the Property:

• Complete a bankable feasibility study on the property on or before December 14, 2014

• Pay cash or in shares an amount calculated as: the number of total proven troy ounces of gold identified on the Property by a gold price factor.

On December 29, 2011, Klondike Gold completed an exempt take-over bid under Canadian securities laws to acquire a majority interest in the shares of Lonestar, a privately held British Columbia company. Klondike Gold invited the shareholders of Lonestar to tender their shares for purchase through the issuance of three Klondike Gold shares for each common share of Lonestar tendered and accepted by Klondike Gold. Klondike Gold issued 20,709,999 common shares in its capital to purchase the 6,903,333 common shares of Lonestar that were tendered and accepted by Klondike Gold. The acquisition increased Klondike Gold's holdings in the shares of Lonestar to 8,703,333 or approximately 80% of the issued share capital of Lonestar. Accordingly, Klondike Gold’s audited financial statements for the year ended February 29, 2012 provided in this Form F-4 include the financial position and operating results of Lonestar on a consolidated basis. Klondike Star did not tender its 2,200,000 shares in Lonestar to Klondike Gold's share exchange offer and, accordingly, holds the remaining approximately 20% interest in Lonestar.

Lonestar has provided notice to Klondike Gold and Klondike Star that it has completed the requirements pursuant to its option agreement to acquire a 50% interest in and to the Lone Star Property. Accordingly, at the date of this filing, the interests in the Property are: Lonestar 50%, Klondike Star 27.5% and Klondike Gold 22.5%. Klondike Gold holds approximately 80% of the issued and outstanding shares of Lonestar and Klondike Star holds the remaining approximately 20%. Should Klondike Gold acquire control of Klondike Star pursuant to the share exchange offer set out herein, that would result in management of the Lone Star Property being consolidated in Klondike Gold.

Settlements
Territorial Capital
Project Location
KILOMETRES
ALASKA
NORTHWEST
TERRITORIES
Dawson City
LONE STAR
PROJECT
Keno City
Mayo
Stewart
Crossing
Pelly
Crossing
Beaver Creek
Faro
Carmacks
Ross River
Burwash
Landing
Braeburn
YUKON TERRITORY
Haines
Junction
WHITEHORSE
Carcross
Teslin
Watson Lake
BRITISH COLUMBIA
Atlin
KLONDIKE STAR MINERAL CORP.
Lone Star Project
Location Map

Figure 1

28

QUARTZ CLAIMS AND CLAIM BLOCK
Map location
Legend
Transportation and trails
buildings

Figure 2
29

Claims Acquisition and Assessment Requirements

Quartz (or lode) claims in the Yukon Territory are acquired by staking the desired area with corner posts, then filing the claim for recording with the Department of Energy Mines and Resources for the Yukon Territory. If the filed claim is accepted for recording, the registered owner must carry out sufficient work each year thereafter, and file it as assessment work, or pay cash in lieu ($100 per claim), to maintain the claim in good standing. Quartz claims held by the same owner that are contiguous can be grouped so that work carried out on one claim can be applied to assessment requirements on any claim in the group. Excess work carried out in one year can be applied to qualify claims forward for up to four years.  With the work that has been carried out on the Lone Star Property, the Quartz claims have all been extended to at least 2017.

You cannot file assessment work with respect to Crown Grants, instead annual taxes must be paid to the Yukon Government of $100 per grant. The Lone Star Property includes 14 Crown Grants which are in good standing until May 2014. Any exploration work carried out on Crown Grants cannot be applied to Quartz claims.

Regulations and Permitting

Hard rock exploration in the Yukon is governed under the Quartz Mining Act (the "Act") and the Quartz Mining Land Use Regulation (the "Regulations") promulgated there under. The Act and the Regulations are administered by the Mining Land Use division of the Yukon Department of Energy, Mines and Resources.

The Lone Star Claim block is comprised of Quartz (hard rock) claims and Crown Grants. When exploring on Quartz claims the type of activity determines the level of permitting required. A Class 3 license is the highest level available for exploration activities.

To obtain a Class 3 license, one must submit a proposal of work to the Yukon Environmental and Socio-economic Assessment Board (YESAB) which is responsible for implementing the Yukon Environmental and Socio-economic Assessment Act (YESAA) legislation and regulations. The Lone Star claim block exploration activities are covered under license LQ00128, which is valid from June 19, 2004 to June 18, 2014 and will cover the current exploration season.  Application for a new license is scheduled to begin in the fall of 2013. YESAB estimates that new applications can be processed in 42 days.

Prior to work being undertaken, a Pre-Season report must be submitted annually to the Mining Land Use office in the district in which the work is to take place two weeks before the commencement of exploration activities. Type of work activities and locations of proposed work are required.

Statements of Work detailing work activities and expenditures must be filed on claims prior to expiration deadlines.  This is to be followed with a detailed Assessment Report documenting results and conclusions based on exploration activities. All documentation and filings are required to have work applied to claims and to maintain their good standing.

In addition to a Class 3 License, the area covered by permit LQ00128 also has a Type B Water License, QZ04-067 which expires June 18, 2014.  This license was obtained from the Yukon Water Board and is pursuant to the Waters Act and Water Regulation. The license was obtained to facilitate the operation of a bulk sample mill and is beyond the scope of most exploration activities (and beyond the scope of 2013 exploration work). Most exploration activities satisfy requirements by submitting a Notice of Water Use to the Yukon Water Board.

Should Klondike Gold identify a mineral resource on the Property, complete a feasibility study that indicates that the identified minerals can be economically extracted and processed, and prepare a mining plan, Klondike Gold would then be in position to make application under the Act and Regulations for a mining permit for the Property. The time frame to secure such a permit is not predictable in advance, as the requirements to be satisfied will depend on the mineral resource to be extracted and the proposed mining and processing methods to be employed. The Yukon Government recognizes that mining forms a significant part of the economy of the Yukon Territory and encourages its development.

Lone Star Property Geology:

The Lone Star Ridge is underlain by quartz and feldspar augen-bearing quartz-muscovite schist (unit Psa) and muscovite-quartz schist (unit Psqm) of the Permian Klondike Schist Assemblage. This unit has a complex deformation history with at least four phases of deformation (D1-D4). The 2012 excavation of the Boulder Lode open cut has led to a significant increase in understanding the relationship between deformation and the gold mineralization.

In the Eldorado-Bonanza area the first phase of deformation consisting of ductile completely iscolinal folding is rarely observed. More common is the S2 i.e, compositional layering transposed by F2 folding. The attitude of S2 foliation in the Eldorado-Bonanza area describes a ridge scale macroscopic antiformal structure whose northeast limb is sheared by a thrust fault low on the northeast side of the Lone Star Ridge. This is indicated by sheared serpentinite, soapstone and graphitic phyllite encountered during the 2004 trenching and has been mapped as a thrust fault.

The third phase of deformation (D3) folds S2 with generally tight similar style folds with a northwest trend. Phase 4 deformation (D4) is conjugate angular kink folds and possible macroscopic warping (km scale) of the penetrative foliation. This produced pervasive folding and complex refolded folds which may appear as two conjugate sets: north to northeast and east to southeast.

Gold mineralization is in shallow dipping sheets. This shallow dipping system is somewhat similar to that of the Veronika, 27 Pup and Nugget prospects. How significant the gold mineralization disseminated in schist without veins is not certain at present. It is possible that the quartz vein system derived its material from a very local syngenetic source. This is consistent with observed syngenetic base metal and silver mineralization within the Klondike Schist. Interpretation of drill hole data and surface mapping has shown that the F3 and F4 folding of the quartzite/schist boundary produces an interference pattern of classical ‘egg carton’ geometry and that the enriched mineralization is contained within such a dome of undulating D2 and D3 folding on a 100 to 200 meter scale. This structural work may be used to guide future drilling in the immediate Lone Star area.

Moving southwest down slope towards Eldorado Creek the Buckland to Nugget trend consists of locally gold-bearing quartz veins cutting strongly deformed muscovite and muscovite-quartz schist (unit Psqm) of the Permian Klondike Schist Assemblage. This area contains significant high grade results from work by previous operators and Klondike Gold views the possibility of high grade quartz veins over this 1000 m strike length as being very positive.

The west side of Eldorado Creek is underlain by strongly deformed, blocky weathering, quartz augen-bearing quartz-muscovite-chlorite schist (unit Psa) with isoclinal infolds or interlayers of muscovite-quartz schist and carbonaceous phyllite (unit Psqm) and can be found from Adams Creek to the northwest down to Chief Gulch to the southeast. A number of narrow, southwest-dipping shear zones cut the schist as well as several small dykes of quartz-feldspar porphyry (unit eTqfp).

The Violet Ridge on the western boundary of the Lone Star Property contains several massive white quartz-barite veins cutting flaggy, quartz and feldspar augen-bearing, quartz-muscovite schist (unit Psa) of the Permian Klondike Schist Assemblage. The rock samples show quartz veining and stock working with common pyrite and limonite with local galena, chalcopyrite, and barite. The mineralization appears to be in at least two parallel trends with both yielding soil samples that are anomalous for gold and extending over four kilometres between the Violet and 310 Zones.

Work Completed up to and including 2011:

The Lone Star Property has a long history starting with the 1896 gold rush and contains many active placer claims. It also has two past producing mines, the Lone Star mine (Boulder Lode) which operated from 1911-1914 and the Violet mine which was active in 1907.

After the closing of the Lone Star mine in 1914, no significant work was done on the property until 1960-1961 when the claims were explored with bulldozer trenching and sampling as well as 180 m of diamond drilling and 84 m of churn drilling. Activity again ceased until 1980 when Klondike Ken Ventures Incorporated explored the property with geochemical sampling, a resistivity survey and trenching in 1980-81, geological mapping in 1983 and 1984 and geochemical sampling and rock sampling of nearby old workings in 1984. In 1985, Dawson Eldorado drilled 6 percussion holes (183 m). Between 1986 and 1994 first Arbor Recourses then Kennecott Canada Inc. as part of an option agreement with Arbor conducted exploration on the property. This included multiple geophysics grids and 196 drill holes consisting of 13,075 m of RC and percussion drilling and 8094 m of diamond drilling. In addition approximately 220 trenches were dug and over 4000 trench samples assayed as well as over 5000 soil samples across the property. The majority of the work was concentrated around the Boulder Lode and the Nugget to Buckland Zone between Gay Gulch and 27 Pup which accounted for 68 and 63 drill holes respectively.

In 1995 Kennecott terminated its option agreement with Arbor Resources who changed their name to Klondike Gold Corp. in 1996. Very little work was conducted on the property from 1996 to 2003 until Klondike Gold Corp entered into a joint venture with Klondike Star Mineral Corp. in 2004.

Between 2004 and 2008 Klondike Star drilled 66 diamond holes and 6 percussion holes totaling 9291 m. Fifty nine of the drill holes were located on the Lone Star Ridge in the Boulder Lode area while a further 7 holes tested the Buckland to Nugget trend. Approximately 35 trenches were dug and numerous historic trenches were cleaned out and re-assayed with over 1600 samples collected as well as over 2500 soil samples. The soil sampling was concentrated on the eastern part of the property in areas that had seen very little previous work. A bulk sampling program was also conducted on selected targets between 2005 and 2007 in areas identified by geologists as having anomalous mineralization. In order to compare the effectiveness of the bulk sampling each sample has a corresponding set of chip samples to test the difference between bulk and conventional sampling.

In 2011 a limited exploration program was conducted by Klondike Gold and included trenching and soil and rock sampling along the Lone Star ridge road. In addition, select trenches and the historic Boulder Lode were examined to investigate the relationship of structure to gold grade. These studies led to the re-excavation of the Boulder Lode open cut in 2012 where an extensive sampling program of 314 channel samples identified mineralization in both the flat lying quartz veins and the host schist. The relationship between mineralization and the complicated structure of the area was also examined and a structural model was developed that may be used to guide future drilling in the immediate Lone Star area.

A limited drill program of four holes totaling 1381m was also conducted in addition to the 254 trench samples and 1306 soil samples. Much of the soil sampling was concentrated in the area surrounding the historic Violet mine where sharp soil anomalies delineate at least two parallel vein systems trending northwest in the direction of the 310 Zone over a distance of at least 3.6 km.

Work Completed in 2012:

The exploration on the Lone Star Property during 2012 used a systematic approach to evaluate the potential of known targets and explore for new gold mineralization. The winter 2012 data review brought together over 30 years of data into a usable format and drove 2012 exploration priorities.

There are four high priority targets on the Lone Star Property:

1) The Boulder Lode on top of Lone Star Ridge;

2) The Nugget to Buckland trend midway up Lone Star Ridge with possible extent of greater than 1.1 km and significant past high grade results;

3) The Violet Ridge trend with possible extent of 3.6 km from the historic Violet mine to the 310 Zone; and

4) The underexplored areas of the property which have significant extensive ongoing placer production.

New understanding of the mineralization at the Boulder Lode has been facilitated by the excavation and sampling of the 100 year old open cut in June 2012 and by structural and lithological mapping by academic consultants Dr. Doug Mackenzie, Dr. Jim Mortensen, and Dr. Timothy Liverton. This understanding of the Boulder Lode gives evidence for two complementary types of significant gold mineralization:

1) Shallow dipping stacked quartz vein system visible in the 2012 Boulder Lode excavation with local thickness of 8 plus metres. The results of channel and other sampling conducted indicate that this mineralization dips to the northeast into an area with very limited historical drilling and coincides with an area of favorable host lithology postulated by Dr. Jim Mortensen. Further investigation by drilling into the down dip extension of this mineralized unit is recommended.

2) Contouring and lithological mapping used previous drilling and trench data to generate an exploration model that shows gold enrichment in a subunit of the Klondike schist on the anticlines (structural high points) of undulating D3 and D4 folding on a 100 to 200 meter scale. Late D4 extensional deformation appears to have preferentially mineralized these anticlines. This has implications for new target areas to the east and north of the Boulder Lode.

Geotechnical drilling in the Pioneer Zone southeast of the Boulder Lode was conducted in April and May to increase geological understanding of the relationship of the Boulder Lode to the Pioneer as well as to test induced polarization geophysical anomalies to the north of the Pioneer Zone. The program provided insights for future exploration; a stronger IP anomaly north of 12DDH003 is a possible target when taken in context of new lithological and structural understanding of the Boulder Lode. The stronger of the two anomalies was not drilled due to access issues during the early spring thaw.

The Nugget to Buckland trend was investigated in 2012 through mapping and rock sampling. This investigation by Klondike Gold’s technical team has found that the trend of the upper Nugget Zone can be extended on surface. Results support future drilling to test the Nugget Zone at depth and along strike towards the Buckland Zone quartz veins. Active placer mining in Oro Grande Gulch suggests a source for gold in the area where the Buckland and Nugget Zones are assumed to intersect. Nugget and Buckland Zones have significant high grade results from work by previous operators.

The Violet Ridge trend from the historic Violet mine to the 310 Zone was explored by mapping, rock sampling, and soil sampling in 2012. The results of this work in addition to further research on historical results have better defined the Violet Ridge trend mineralization. The mineralization appears to be in at least two parallel trends, both yielding soil samples that are anomalous for gold. The veins have vertical extent of approximately 400 m in the area of the 310 Zone on the ridge down to the base of Nugget Gulch where the vein was observed to be steeply dipping to the northeast. The four plus kilometer extent and vertical extent of the Violet Ridge trend with the possibility of high grades make this an attractive target for Klondike Gold.

The foregoing exploration was carried out at a cost of $2,197,405, of which $1,074,941 was incurred with respect to geology and mapping of the property and $875,599 was incurred in conducting drilling on the property. A further $41,595 was expended in locating and staking additional claims to expand Klondike Gold's holdings based on the interpretation of results received from the exploration programs.

The technical team has recognized that portions of the 137.6 km2 Lone Star Property remain under explored. The newly discovered Boy Zone 400 by 900 m soil anomaly illustrates the possibility of finding new zones on the Lone Star Property. Further promising early stage exploration target areas include:

1) The southeast portion of the property in the area of Little Blanche and Quartz Creek where there is significant and ongoing placer gold production.

2) Northwest of French Gulch to Adams Creek area along strike with the Violet Ridge trend where there has been little recent work and placer production that was some of the richest in the Klondike Gold Fields and continues to present.

Proposed 2013 Work Program

As seen in the description of the "Work Completed in 2012" above, there were a number of positive results obtained from the work carried out on the Lone Star Property along with the recognition of the technical team that a number of areas of the Property remain under explored. For the 2013 program, Klondike Gold intends to focus on following up on the results obtained from the areas set out below:

1.

The Boulder lode excavation results warrant further trenching in the area and drilling.

2.

Violet ridge showed a possible extent of gold mineralisation of up to 3.5 km and this early prospect warrants further soil sampling, trenching, geophysics (mag/VLF) and drilling to confirm the extent and grade of the zone.

3.

Investigation of the Nugget and Buckland zones indicate that they may be continuous and grades of historical work are encouraging enough to conduct further trenching and confirmation drilling.

4.

The Boy soil anomaly results warrant trenching and confirmation drilling.

5.

Several other lesser prospects on the property warrant further prospecting, sampling and contingent trenching.

The 2013 budget and work program is designed to advance the trenching and geophysics recommendations arising from the 2012 work. Funds are on hand to carry out this work program. As part of a private placement of its securities undertaken in February 2013, Klondike Gold raised approximately $330,000 in subscriptions to the flow-through portion of the private placement. The funds raised from flow-through subscriptions must be used to incur Canadian Exploration Expenses as that term is defined for purposes of the Income Tax Act, Canada. The proposed work on the Lone Star Property, other than the academic involvement, would qualify as Canadian Exploration Expenses. Klondike Gold would supplement the flow-through funds from its general working capital to fully fund the proposed program.

The 2013 work program on the Lone Star Property has been developed and will be supervised by Iain Mitchell, B.Sc. Geology with Honors, who is the Resident Geologist for Klondike Gold.

Lone Star Exploration Budget 2013
Project Title			Subtotals	Cost

Labour				$115,843.00

Food and Lodging				$26,775.00

Trenching and Road Building
	Boulder Lode	D8 2 days EX200 8 days	$13,790.00
	Violet	D8 10 days EX200 4 days	$21,070.00
	Nugget	D8 4 days EX200 2 days	$8,960.00
	Boy	D8 3 days EX200 4 days	$10,045.00
	Contingency	D8 8 days EX200 8 days	$23,240.00
	Total Trench and Road		$77,105.00	$77,105.00

Geophysics		Mag VLF or HLEM		$93,428.00

Academic Involvement - PhD Thesis and Study				$6,000.00

Assay (1000 trench and rock)				$27,000.00

Truck				$12,000.00

Transportation Fuel				$12,000.00

Air Travel				$3,750.00

Communications				$6,000.00

Supplies (geological, safety, etc.)				$10,800.00

Totals				$390,692.00

		Program Cost		$390,692.00

THE LONE STAR PROPERTY IS WITHOUT KNOWN RESERVES AND ANY PROPOSED WORK PROGRAM WILL BE AN EXPLORATORY SEARCH FOR GOLD.

Indian River Placer Property

Location and Access

The Indian River Property is comprised of a group of 188 placer claims extending approximately 60 miles along the Indian River at the confluence with Montana Creek approximately 35 kilometers south east of Dawson City, in the Dawson Mining Division of the Yukon Territory. Included herein as Figure 3 is a location map also showing the claims comprising the Property. A list of the placer claims setting out, amongst other things, their location date and expiry date is attached hereto as Exhibit "99.6".

Access to the Property is by means of two and four-wheel drive trucks and passenger vehicles on roads suitable for all-weather travel during the primary April to November mining season. Travel time from Dawson City is approximately one hour. Dawson City is approximately 480 kilometres north from Whitehorse, the capital of the Yukon Territory, along the Klondike Highway, a completely sealed two-lane road. Dawson City offers normal town facilities such as hotels, restaurants, grocery, clothing and hardware stores, garage and engineering supplies and two bulk fuel depots.

Interest in the Property

Klondike Star is the registered owner of the Indian River Placer Property, subject to a gross royalty of five percent of any metal or mineral produce from the property, payable to the previous owners.  In June 2012, by way of a Royalty & Lease Agreement, Klondike Star granted an exclusive lease of the mining rights to the Indian River Placer Property to Klondike Gold and retained a further gross royalty of five percent of any metal or mineral produced from the Property. The agreement also provided that Klondike Gold could operate under the existing water license and mining permit held by Klondike Star and Klondike Star would also provide the extensive data on the Property that it acquire from the exploration and drilling work previously conducted on the Property. Klondike Gold agreed to commence work immediately on the Property. The lease is for a term of ten years or so long as Klondike Gold maintains commercial operations on the Property.

Effective July 18, 2012, Klondike Gold entered into a Joint Venture Agreement with a private company incorporated under the laws of the Yukon Territory, 46799 Yukon Inc. ("Yukon Inc."). Pursuant to the Joint Venture Agreement, Klondike Gold agreed to contribute the mining rights to the Indian River Property together with the water permit, mining permit and the extensive data it received under its agreement with Klondike Star. Yukon Inc. agreed to provide $1,000,000 in funds to purchase equipment and provide working capital to commence the development of the Property. In consideration for each of their contributions, Klondike Gold and Yukon Inc. each earned a 50% interest in the joint venture. Under the terms of the Joint Venture Agreement, Yukon Inc. has the right to appoint the operator of the joint venture and will receive back first from 75% of the net income from production, if any, the $1,000,000 it contributed. After each making its initial contribution, any further funds required to develop the Property will be the responsibility of each party as to its 50% interest. Should a party fail to contribute when required, its interest in the joint venture would be subject to dilution on an industry standard formula.

Coincident with signing the Joint Venture Agreement, Klondike Gold entered into an Option Agreement with Yukon Inc. whereby Klondike Gold granted Yukon Inc. the sole and exclusive option to acquire all of Klondike Gold's interest in the joint venture for a lump sum payment of $2,000,000. Yukon Inc. would assume the obligations to pay the underlying 10% gross royalties from production. Should Klondike Gold be successful with its share exchange offer and acquire control of Klondike Star and Yukon Inc. subsequently exercise its option, Klondike Gold has agreed with Yukon Inc. that the gross royalty on the Indian River Property will reduce to 6%.

Klondike Gold and Yukon Inc. incorporated a private Yukon company, KG46 Holding Inc. ("KG46"), owned 50% each by the joint venture parties. On July 26, 2012, Klondike Gold and Yukon Inc. entered into an Operating Agreement with KG46 whereby KG46 was appointed the operator of the Property under the joint venture. The operator will be an independent contractor and will report to and carry out the instructions received from the Management Committee as constituted pursuant to the Joint Venture Agreement.

Claims Acquisition and Assessment Requirements

Placer claims are granted under the Placer Mining Act (Yukon) (the "Placer Act") and the Placer Mining Land Use Regulation (the "Placer Regulation") promulgated thereunder. Ownership of a placer claim confers exclusive rights to the owner for exploration and mining of placer gold within the boundaries of the placer claim. Prospecting leases are granted under the Placer Act for the purpose of testing and prospecting ground for placer deposits. A prospecting lease does not confer a right to mine, but provides an exclusive right to the lease owner to convert the ground to placer claims within a maximum three-year time period.

To retain ongoing rights to a placer claim under Yukon law, the holder of a claim is required to pay cash or incur exploration expenditures that can be credited to the property as assessment work in the amount of $100 per claim annually. To retain the ongoing rights to a lease, the holder must carry out a minimum of $1,000 in expenditures for each mile of a lease each year and provide satisfactory proof of such expenditures to the Department of Energy Mines and Resources. If the expenditures are properly incurred, a lease can be extended twice for an additional year each time. During the term of a lease, the holder may at any time apply to convert the lease, or any part of it, to placer claims.

As with lode claims, placer claims, or placer leases, are acquired initially from the government by staking the desired area with two posts, then filing the claim, or lease, with the Mining Recorder`s Office of the Department of Energy Mines and Resources for the Yukon Territory.

Klondike Star owns 188 placer claims that have been leased to Klondike Gold and contributed by Klondike Gold to the joint venture. During the summer of 2012, the joint venture staked two placer leases covering a total of three miles adjacent to the previously drilled part of the Property. If these leases are converted by the joint venture, they will result in thirty-two placer claims to be added to the holdings.

For purposes of the annual assessment work requirements to keep claims in good standing, claims held by one owner that are contiguous can be grouped and work conducted on any one claim in a group can be applied to any of the other claims in the group to ease the administration of the Property. Currently, the claims comprising the Property have had assessment work filed on them qualifying the claims until dates ranging from March 7, 2014 through to May 26, 2014.

Regulations and Permitting

Placer exploration and mining in the Yukon is governed under the Placer Act and the Placer Regulation. Placer mining involves the use of substantial amounts of water and, accordingly anyone applying for a mining permit, must also obtain a water licenselicense under the Waters Act (Yukon) and the Waters Regulation.  The granting of placer mining permits and related water licenselicenses is administered by the Yukon Water Board.

In 2008, Klondike Star applied for and was granted a Type B water use licenselicense for a placer mining undertaking under license number PM06-546 (the “Water License”) granting the right to use up to 36,000 cubic metres of water per day from Montana Creek, a tributary of the Indian River. Coincident with the grant of the water license, the Yukon Water Board also approved, under number AP06546, a Class 4 Placer Land Use Operating Plan (the “Placer Mining Permit”) for the placer claims held by Klondike Star. The Placer Mining Permit incorporates the operating conditions set out in the Placer Regulation. In considering approval of the Placer Mining Permit, the Yukon Water Board received and considered submissions from the Yukon Department of Energy Mines and Resources, Client Services and Inspections Branch; the Department of Energy, Mines and Resources, Mining Land Use Branch and Fisheries and Oceans Canada. The application was also required assessment under the Yukon Environmental and Socio-economic Assessment Act (“YESAA”). The YESAA Decision Document noted that the issue of the Water License was not contrary to the terms and conditions included in their Decision Document and they did not propose any alternative operating conditions to those set out in the Placer Regulation. The Water License and the Placer Mining Permit were effective April 21, 2008 and both expire on May 15, 2017.

Pursuant to the Placer Mining Permit, amongst other conditions applicable thereto, the operator on the Property must contact the Department of Energy, Mines and Resources, Client Services and Inspections Branch, very year before beginning operations on the Property and at least two weeks prior to leaving the site at the end of every season.

The operating conditions have very specific requirements regarding stripping of placer deposits and reclamation and re-vegetation of the Property on an ongoing basis. No bond was required to be posted in connection with the Placer Mining Permit.

Indian River Property Geology

The Indian River valley forms the southern edge of the boundary of the historic Klondike gold fields. The Indian River area is underlain by mainly Paleozoic metasedimantary rocks – Klondike Schist and Nasina Assemblage – and by metaigneous rocks belonging to the Yukon-Tanana Terrain. Minor amounts of ultramafic rocks believed to be part of the Slide Mountain Terrane also occur locally which were juxtaposed with the Yukon-Tanana Terrain by regional scale thrust faulting in Early Mesozoic time. Gold bearing quartz veins were emplaced during the early Cretaceous Period and then the area was unconformably overlain by post accretionary and volcanic rocks during the mid to late Cretaceous Period.

The sediments that lie unconformably over the Klondike Schist consist of a sequence of conglomerate, sandstone, carbonaceous shales and the occasional coal seam. These sediments are overlain and intruded by andesitic lavas. The sedimentary assemblage has been named the Indian River Formation and may be as old as mid Cretaceous Period. The intermediate volcanics are considered to be equivalent to the Carmacks Group, which are Late Cretaceous Period.

The Indian River area has undergone a period of uplift and erosion in the Pliocene Period but has not been glaciated since this event occurred.

Klondike Star acquired the Property to explore for placer deposits of gold that have been formed by natural mechanical processes of erosion, often involving water and gravity. Placer gold consists of fragments of gold that have been eroded from their original hard rock sources. The fragments can range in size from large pieces (gold nuggets) to very fine grains of gold (flour gold). Gold has a specific gravity of 19.3 (it is 19.3 times heavier than water) which makes it heavier than most materials it is found with, such as quartz, which has a specific gravity of 2.7. Gold is highly resistant to weathering and is able to endure mechanical processes lasting thousands of years that resulted in the eventual deposition of gold at the bottom of the loose material it is found in on the earth’s surface. Because of the erosive effect of water on the hard rock it passes through, placer gold is often found in steam beds in areas of gold bearing rock.

From exploration conducted in the Indian River area, it is believed that the ancient Indian River flowed through the placer claims comprising the Property, but has now shifted locations to flow approximately one kilometer to the north. The old river bed forms what are referred to as bench placer deposits, or terraces, as they are found above and away from the existing stream channel.

The Indian River placer deposits are grouped into five classes based on thickness, grain size, composition, age and geomorphology.  The deposits along Montana Creek fall into the Placer Deposit type 4 which forms the fill of the creek valleys and is therefore assigned to the Local Creek Gravel unit.  The fill consists of about 2 m of slightly muddy sandy gravels and is dominated by igneous and metamorphic clasts.  The gravel is thought to be Pliestocene in age and represents paleofloodplain deposits of a creek.

The Indian River Placer Property covers over 60 miles of placer claims and leases along the southern edge of the Klondike placer mining region at the confluence of Indian River and Montana Creek, both placer gold producing drainages.

Although the placer claims forming the Property have never been mined, placer deposits in the Indian River watershed have been mined and re-mined on and off for more than a hundred years, making it one of construction, about 60% of the more important placer areas in the Yukon.

Work Completed up to and including 2011

Klondike Star acquired the Property in 2005, identified a target area on the Property and commenced a systematic drilling program with a track mounted auger drill to test the property for evidence of gold mineralization. The target area was wedge shaped starting at a width of 300 metres (984 feet) and broadening to a width of 1,500 metres (4,921 feet) and extended for a distance of three kilometres (1.9 miles). Klondike Star conducted the drilling along 15 lines 1,000 feet apart with the drill holes along each line being 100 feet apart. From 2005 through 2007, Klondike Star drilled 602 holes for a total of 4,566 metres (14,797 feet) over the Property. Gold mineralization was identified in nearly all the holes drilled in the target area.

Auger drilling is useful for determining if mineralization exists but it cannot be relied upon to yield accurate results regarding the concentration of gold in the holes. It is useful for determining the depth of overburden that will have to be removed to reach the layer of pay gravels and the depth of the pay gravels above the bed rock.

From its drilling results, Klondike Star was able to determine that gold values were unevenly, but consistently, recovered across the entire width and breadth of the target area, that the overburden was on the average 7.7 metres (25 feet) thick with the bottom 1.5 metres (5 feet) consisting of targeted pay gravels.  From gold samples recovered, Klondike Star was able to determine that the placer gold on the Property was 82% pure gold. The target zone remains open for expansion to the east and south.

With the extensive drilling results in hand, in 2008, Klondike Star made application for, and was granted, both a Water License and Placer Mining Permit for the Property. In 2008, Klondike Star exhausted its working capital and was unable to raise additional funds to finance further development of the Property.

Work Completed in 2012

After the formation of the Joint Venture to develop the Property, Yukon Inc. advanced the funds to acquire the necessary equipment to undertake the further development and, if warranted, mining of the Property. Most of the necessary equipment was located at a nearby placer operation that was shut down and all equipment offered for sale. The equipment was acquired for $525,000 (including taxes) and transported to the Property.  The Klondike Gold and Yukon Inc. formed a Yukon company, KG46 Holdings Inc., in which they each held a 50% interest, to be the operator of the joint venture. Work on the Property commenced in late July, 2012. A track-mounted auger drill was employed to assist with locating the camp infrastructure and for grade-control purposes. Two Caterpillar D9N bulldozers arrived on the property starting on-site preparation and overburden stripping while other mining and processing equipment was mobilized to the property. Stripped overburden gravels and sterile gravel layers where used to improve the internal road system and for building an 800 meter causeway to support a pipeline to carry water to the reservoir. A water reservoir and two settling ponds were excavated and the processing machinery put in place. 20,000 cubic metres of pay gravels from the areas excavated were processed, in order to provide silt to seal the settling ponds. A solid log kitchen/diner was constructed and the kitchen equipment installed. Bunk houses and a wash house purchased in Dawson City and Whitehorse were put in place and a septic-clearing system was completed to deal with waste disposal.The camp and processing facilities were completed and tested by early October. The Joint Venture recovered in the order of 6,000 grams of gold from the 20,000 cubic metres of material processed which was an average of .333 grams per cubic metre. When the camp was shut down and winterized, the Joint Venture had ramped up 10,000 cubic metres of gravel on a pad by the processing plant to be ready for the 2013 season and a further 25,000 cubic metres had been stripped and were ready to be extracted for processing.

In addition to the $1,000,000 in funds provided by Yukon Inc., in completing this work, Klondike Gold advanced a total of $268,000 and the joint venture received in the order of $225,000 for the sale of the recovered gold.

The Planned Program for 2013

The operating plan for the 2013 work season is to continue with the stripping, extraction and processing of pay gravels from the Property that was started in the summer of 2012. To commence operations for 2013, the Operator has estimate that a $500,000 advance to be delivered to the Operator as to $250,000 by each of the Joint Venture parties will be required. The advance will be used to acquire additional equipment by purchase and/or lease and to provide start up working capital. The Operator has prepared an Operating Plan for 2013 which is set out below:

INDIAN RIVER 2013 OPERATING PLAN
1	2013 Capital Costs and Leased Equipment

	*	Purchased equipment	145,000
	*	Leased equipment	160,000
	*	Total Year 1 Equipment	305,000	$<305,000>

2	2013 Estimated Operating Costs

	*	Labour	500,000
	*	Fuel, lubes and filters	521,180
	*	Maintenance	210,000
	*	Camp costs	47,250
	*	Insurances, WCB	42,000
	*	Road upgrades	50,000
	*	Contingencies, misc.	73,457
		Total Estimated Operating Costs	$1,443,887	$1,443,887

3	2013 Income Projected

	($10.28 per cubic metre of gravel x 200,000 cubic metres gravel processed ) =			(2,056,000)
	Income before Royalty payment			$ 612,113
	Estimated Royalties @ 10% = 205.600			(205,600)
	Net Projected Income 2013 season			$ 406,513

 Assumptions to 2013 Operation Plan:

1.

For purposes of the Operating Plan, revenue calculations are based on a gold price of $1,200 per ounce with the placer gold recovered being 80% pure, giving a net value of $960 per ounce of recovered gold.

2.

The assumed recovery rate is .333 grams of placer gold per cubic metre of gravels with 31.1 grams per ounce and at $960 per ounce gives a recovery per cubic metre of gravels of $10.28.

3.

It is estimated that 200,000 cubic metres of gravel can be processed during the season.

A crew attended at the camp at the end of April to commence the set up for the season, however, extreme snow conditions and unseasonably cold weather, which persisted through most of May, meant that the 2013 season  could not get underway until June. The facility is expected to be able to operate until mid to late September before being shut down and winterized.

There can be no certainty that the assumed values employed in preparing the operating Plan will be able to be realized by the Joint Venture in carrying out its operations for the season. In the past year the price of gold has experienced significant fluctuations and could experience further declines in its price. As stated earlier, placer gold deposits are known to render inconsistent values over a property. There can be no certainty that the Joint Venture will be able to recover the assumed rate of .333 grams of placer gold per cubic metre of gravels processed. With the possibility of machine break downs and unpredictability of freezing temperatures that could shut operations down earlier than planned, there can be no certainty that the operation will be able to process 200,000 cubic metres of gravels during the available season.

The Operation Plan will be carried out by KG46, the Operator for the Joint Venture. KG46 has assembled a crew that are all highly experienced in conducting placer mining operations in the Yukon, who will be working under the supervision of Marshall Mintz who has over 30 years’ experience in running placer operations in the Yukon and in South America. Geological over site, as required, is available from the geological staff of Klondike Gold.

THE INDIAN RIVER PROPERTY IS WITHOUT KNOWN RESERVES AND ANY PROPOSED WORK PROGRAM WILL BE AN EXPLORATORY SEARCH FOR GOLD.

Selected Financial Data of Klondike Gold

The following table sets forth selected financial information, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, for the years ended February 28, 2013, February 29, 2012 and February 28, 2011and the three-month period ended May 31, 2013, with the figures for each period expressed in Canadian dollars.

	Three Months Ended		Years Ended
	May 31, 2013 $	May 31, 2012 $	February 28, 2013 $	February 29 2012 $	February 28 2011 $
Net sales (revenue)	-	-	-	-	-
Net income (loss)	(816,212)	(750,362	(1,472,210)	(2,395,975)	(638,673)
Net comprehensive income (loss)	(820,232)	(766,151)	(1,494,150)	(2,414,403)	(655,848)
Income (loss) per share - basic and diluted	(0.01)	(0.01)	(0.02)	(0.07)	(0.04)
Exploration and evaluation assets	8,653,228	7,041,530	8,465,908	5,816,303	5,629,760
Total assets	10,715,765	9,740,855	10,301,766	9,993,985	6,469,571
Net assets	10,543,331	8,775,343	9,956,603	9,208,773	5,271,408
Share capital	55,612,491	52,832,431	54,852,331	52,830,031	47,031,966
Shares outstanding end of period	115,485,008	81,729,982	105,635,008	81,689,982	23,429,983
Weighted average number of shares outstanding in period	115,056,747	81,693,895	83,938,392	32,278,589	15,760,881
Dividends	Nil	Nil	Nil	Nil	Nil

Results of Operations

Klondike Gold is a junior resource mineral exploration company, has no revenue generating operations and relies on the sale of shares in its capital stock, by way of private placement carried out from time to time, to raise working capital to fund its operations. Resource exploration can be time consuming and expensive to conduct. A successful year's work program will usually result in a recommendation for further work and the requirement to raise additional funds to carry out that work. Equity markets are uncertain and Klondike Gold may not be able to raise sufficient capital when needed, or under terms it is prepared to accept, to continue its ongoing operations. The work programs that Klondike Gold is able to carry out on its mineral property interests in any year will depend on the funds it has available for such exploration.

Until Klondike Gold is able to advance one of its properties to the point where it is determined that it can be economically placed in production, or sold for a profit, its operations will consist of the administration of its corporate affairs and the acquisition, exploration and maintenance of its mineral property interests.

Klondike Gold experienced the following results for its operations for the periods identified below:

For the year-ended February 28, 2011

During the year-ended February 28, 2011, Klondike Gold incurred a net loss of $638,673 which was a reduction of approximately $350,000 from the net loss experienced in 2010. $164,000 of this difference was due to stock based compensation charges in connection with stock options granted during the 2010 year with no comparable charge incurred in 2011. Aside from these charges, the reduced loss was the result of savings $268,000 in administration expenses and of $23,580 in consulting fees as a result of cost-saving measures undertaken by Klondike Gold. Administration services were provided by a management services company, Hastings Management, with which Klondike Gold negotiated a reduced monthly fee and the consulting fees were reduced through cutting back the consulting services used in the period. In addition to these savings, Klondike Gold was able to recover approximately $35,000 on promotional initiatives that were cancelled for the period as compared with expenses of $36,355 incurred in 2010. These savings were offset in part by: an increase in interest payments of $96,501 payable to Canada Revenue Agency with respect to flow-through credits renounced to investors for which Klondike Gold had not yet incurred the exploration expenditures; an increase of $19,434 in professional fees in part due to increased accounting and audit fees in connection with the transition to International Financial Reporting Standards and increased legal fees in connection with the consolidation of its share capital undertaken by Klondike Gold during the 2011 fiscal year; and an increase of $19,162 in regulatory and stock transfer fees in 2011 also associated with the share consolidation undertaken by Klondike Gold.

Hastings Management that provides the administration services, including office space, furniture, equipment and support staff, including accounting, finance and geological personnel, to Klondike Gold is wholly-owned by a director of Klondike Gold. During the year-ended February 28, 2011, administration services totalling $316,000 were charge by Hastings Management to Klondike Gold, of which approximately $130,000 remained unpaid and was included in due to related parties at year end.

In addition to the expenditures discussed above with respect to the administration of its corporate affairs, Klondike Gold incurred $459,018 in exploration expenditures, primarily on its Cranbrook properties, and $11,750 in acquisition costs on its mineral property interests during the year ended February 28, 2011 and received $48,337 in payments from options granted on certain of its property interests. This compares with $531,330 in expenditures (also on the Cranbrook properties), $97,255 in acquisition costs and $147,705 in option payments received in 2010. Klondike Gold, pursuant to its accounting policies, capitalizes acquisition costs and exploration expenditures on its balance sheet as Exploration and Evaluation Assets and records the option payments received as an offset to these expenditures. As part of managing its property interests, Klondike Gold chose to abandon certain of its minor property interests in each year resulting in the write-off of $6,507 in exploration and evaluation assets in 2011, compared with $296,409 in 2010.

Subsequent to February 28, 2011, Klondike Gold negotiated a settlement of the outstanding amount of $429,039 due to a company with a common director and included in due to related parties in Klondike Gold's year-end financial statements. The debt represents the share of exploration expenses incurred by the other company under a joint working arrangement on a property that have been charged to Klondike Gold. In settlement of the amount claimed, Klondike Gold offered to pay the sum of $200,000 in cash (of which $50,000 was paid in June, 2011) and to issue a total of 750,000 shares in its capital stock to the other company (which were issued). Klondike Gold realized a gain of $111,539 during 2012 on the settlement of this debt.

For the year ended February 29, 2012

During the year ended February 29, 2012, Klondike Gold experienced a net loss of $2,395,975 as compared with a net loss of $638,673 for the 2011 year. The increase loss of $1,757,302 in 2012 is primarily due to a one-time write-off of $1,647,380 in exploration and evaluation expenses that had been capitalized with respect to the Chapleau Property in Ontario which Klondike Gold decided to abandon during the year due to disappointing results from the exploration carried out. The remaining increase of $109,922 in the loss during 2012 is primarily due to: an increase of $184,450 in consulting and wages due to additional management personnel and directors engaged during the year; a swing of $132,742 in travel and promotion expenses due to outlays of $97,617 being incurred in 2012 as compared to a one-time recovery of expenses of $35,125 in

2011, the increased expenses being costs of attendance at the PDAC conference in Toronto during the year and increased travel to Klondike Gold's properties during 2012; and an increase of $22,608 in professional fees related to the additional cost of auditors and accountants with respect to the initial adoption of the new International Financial Accounting Standards during 2012; as offset by: a decrease of $101,773 in Part XII.6 tax representing the interest charged by the Canada Revenue Agency for flow-through funds that had not been expended on exploration; and the gain of $111,539 realized on the settlement of the related party debt discussed above.

The administration services charged in 2012 by Hastings Management, a related party, increased slightly to $333,000, as compared with $316,000 in 2011, of which only approximately $2,000 remained unpaid at year end and was included in due to related parties.

During 2012, Klondike Gold carried out an exempt take-over of a private British Columbia company, Lonestar Gold Inc. ("Lonestar"), by way of an offer to exchange shares, each share of Lonestar being exchanged for three shares of Klondike Gold. At the time of the offer, Lonestar had 10,903,333 shares issued and outstanding of which 1,800,000 were held by Klondike Gold and 2,000,000 were held by Klondike Star. The remaining 6,903,333 shares were tendered to the exchange offer and were purchased by Klondike Gold through the issue of 20,709,999 shares in the capital stock of Klondike Gold. The principal assets of Lonestar that have been consolidated in the financial statements of Klondike Gold for the year ended February 29, 2012 included in this Form F-4 are cash balances of $955,580 and exploration and evaluation assets of $1,635,024 with respect to its interest in the Lone Star Property. See "The Companies - Klondike Gold - Properties - Lone Star Property - Interest in the Property" above for further particulars of Lonestar's interest in the Lone Star Property and the take-over of Lonestar.

Klondike Gold incurred acquisition and exploration expenditures in 2012 of $1,833,923 of which $1,224,367 in acquisition costs and $493,550 of exploration expenditures related to the Lone Star Property result from the consolidation of the accounts of Lonestar with those of Klondike Gold. Aside from these entries, Klondike incurred $55,770 in acquisition costs of its Hope and Ontario Claims and $85,236 in exploration costs with respect to maintaining its Cranbrook and other minor claims interests. These expenditures were offset by $25,000 of payments received with respect to options granted by Klondike Gold. During 2102, Klondike Gold decided to abandon certain of its mineral interests and accordingly wrote off $1,647,380 in acquisition and exploration expenditures that had been capitalized as exploration and evaluation assets, the principal part of this write-off ($1,576,974) related to the Chapleau Claims in Ontario. The net effect of the expenditures and write-offs in the year was an increase of $186,543 in exploration and evaluation assets.

In addition to the 20,709,999 shares issued by Klondike Gold with respect to the acquisition of the interest in Lonestar, Klondike Gold issued 36,700,000 common shares at $0.10 per share by way of a private placement of its securities raising 3,670,000 in working capital for Klondike Gold, 750,000 common shares pursuant to the settlement of debt with the company with a common director as more particularly described above under the discussion for the year-ended February 28, 2011 and 100,000 common shares with respect to the acquisition of a mineral property interest. As a result of these transactions, the issued capital of Klondike Gold increased to 81,689,982 at February 29, 2012.

For the year ended February 28, 2013

During the year ended February 28, 2013, Klondike Gold incurred a net loss from the administration of its corporate affairs of $1,472,210 as compared with a net loss of $2,395,975 for the year ended February 29, 2012. The bulk of the loss in the 2012 period is due to the write-off of $1,647,380 in acquisition and exploration costs capitalized with respect to the Chapleau claims in Ontario during the 2012 period due to disappointing exploration results. Removing this write-off from the 2012 figure leaves a net loss of $748,595 for the 2012 year. Based on this adjusted loss figure for 2012, the increased loss in 2013 is $723,615 and is primarily due to: an increase of $613,280 in stock based compensation during 2013 representing the value attributed to 4,040,000 incentive stock options granted during that period to directors, officers and consultants as calculated using the Black-Scholes valuation method, with no such options having been granted in 2012; an increase of $293,224 in travel and promotion expense in 2013 due increased activity and travel to its mineral properties, travel with respect to mineral property acquisitions and travel to industry conferences and meeting with potential investors in connection with raising financing for Klondike Gold; an increase of $142,359 in consulting expenses in 2013 representing fees paid to additional directors and officers engaged for only part of the 2012 period and all of the 2013 period; a decrease of $73,205 in the  gain realized on the settlement of a debt in 2012 as compared with the settlement made in 2011with a company having a common director as described more fully under the discussion “For the financial year ended February 28, 2011” above and the subsequent event discussion therein; an increase of $64,949 in professional fees in the 2013 period as a result of increased legal services relating to the take-over of Lonestar, carrying out private placements of its securities and the drafting of agreements in connection with the Indian River Property and an increase in accounting and audit fees due to the increased activity of Klondike Gold; an increase of $61,360 in depreciation expense claimed in 2013 due to the amortization of additional equipment acquired during the year and the increased activity of Klondike Gold; an increased loss of $47,688 in 2013 representing Klondike Gold's share of the loss incurred by the joint venture on the Indian River Property which was first entered into in 2013; and an increase of $11,305 in office and general expense in 2013 due to the increased activity in

Klondike Gold generally; as offset by: a recovery of $340,000 on the reversal of an obligation previously recorded to an investor on a flow-through financing; a recovery of $271,008 on the de-recognition by current management of certain liabilities recorded by former management, including writing down the obligation of $150,000 recorded as owing to a company with a common director (see the discussion above under the heading “For the year ended February 28, 2011” in the discussion of subsequent events); a decrease of $52,909 in administration expenses incurred in the 2013 period primarily as a result of a reduction in the fees charged to Klondike Gold by Hastings Management, a related party, for management services; a reduction of $21,162 in regulatory and stock transfer fees in 2013 representing reduced activity in this area in 2013 as compared to 2012; an increase of $10,161 in miscellaneous income and foreign exchange gain in the 2013; an increase in 2013 of $8,820 in the amount of deferred income tax recovery to be recognized; and a reduction of $8,729 in 2013 in the amount of Part XII.6 tax that had to be paid.

The administration services charged in 2013 by Hastings Management, a related party decrease significantly to $180,000 slightly to $180,000, as compared with $333,000 in 2012, of which only approximately $4,408 remained unpaid at year end and was included in due to related parties.

During the year ended February 28, 2013, Klondike Gold incurred $2,712,778 in exploration expenditures and $65,861 in acquisition costs with respect to its mineral property interests. $2,367,370 of the exploration expenditures were incurred on the Lone Star Property in the Yukon Territory. During the year, Klondike Gold wrote off $129,034 in exploration expenditures and acquisition costs with respect to certain of its minor mineral property holdings in British Columbia as they were assessed to not have sufficient further exploration potential.

Pursuant to the option agreement held by Lonestar, a total of $750,000 in expenditures was required to be completed on the Lone Star Property by May 31, 2012. In satisfying this requirement to maintain the option in good standing, $493,550 in expenditures were incurred by February 29, 2012 and a further $1,064,820 in the three months ended May 31, 2012 for a total of $1,558,370 incurred by the May 31 deadline. The excess expenditures of $808,370 will be applied to the expenditure requirements to be incurred by May 31, 2013. As of February 28, 2013, approximately $2,110,920 had been incurred to be applied against the $2,000,000 of additional expenditures required by May 31, 2013.

During the year ended February 28, 2013, pursuant to private placement offerings of its securities, Klondike Gold issued 23,905,026 units of its securities (each unit is comprised of one common share and one share purchase warrant entitling the holder to acquire one additional share at a price of $0.20) and raised a total of $2,022,300, net of commissions, in working capital. 2,960,026 of the units were issued as flow-through requiring the $249.300 raised there from to be expended on qualifying exploration expenses. The issued share capital at February 28, 2013 totalled 105,635,008.

For the three months ended May 31, 2013

During the three months ended May 31, 2013, Klondike Gold incurred a net loss of $816,212 from the administration of its corporate affairs as compared with a net loss of $750,362 for same period in 2012. The increased loss in the 2013 period of $65,850 is due to the combination of: an increase in the loss of $135,341 representing Klondike Gold’s share of the Indian River placer property  joint venture operating loss for the quarter; an increase of $97,597 in consulting and wages reflecting an increase in the activity of  Klondike Gold and the use of consulting services in the period; an increase of $15,543 in administration expenses for the period as a result of increased activity; an increase of $15,242 in depreciation expense claimed in 2013 due to the amortization of additional equipment acquired during the summer of 2012; An increase of $5,499 in regulatory and stock transfer fees due to the private placement conducted in the current period; an increase of $3,096 representing the loss realized on the sale of equipment; and a decrease of $2,320 in interest income in the period due to lower cash balances on hand in the 2013 quarter; as offset by: a decrease of $79,521 in stock based compensation during the 2013 period representing the value attributed to incentive stock options granted during that period to directors, officers and consultants as calculated using the Black-Scholes valuation method as compared with such charges for the 2012 period; a decrease of $43,068  in travel and promotion expense in the 2013 period due to decreased travel in the period; a decrease of $41,057 in office and miscellaneous expense in the 2013 as a result of cost saving measures undertaken by Klondike Gold; a decrease of $6,079 in professional fees in 2013 due to a decrease in use of these services in the period; and an increase of $6,356 in the gain on foreign exchange realized in the period.

The administration services charged in the three months ended May 31, 2013 by Hastings Management, a related party, decreased substantially to $15,100, as Richard Hughes, the sole shareholder of Hastings Management, resigned as a director and Chairman of Klondike Gold.

During the three months ended May 31, 2013, Klondike Gold incurred $186,270 in exploration expenditures and $1,050 in acquisition costs with respect to its mineral property interests. $152,463 of the exploration expenditures were incurred on the Lone Star Property in the Yukon Territory. This is much reduced from the approximately $1,000,000 in expenditures incurred in the same period in 2012. The reduction was due to a combination of: a late winter in 2013 not allowing work to fully commence until June; and Lonestar had already incurred the required additional $2,000,000 in expenditures to be incurred by May 31, 2013 under the option on the Lone Star Property at February 28, 2013.

Pursuant to the option agreement held by Lonestar, an additional $2,000,000 in expenditures was required to be completed on the Lone Star Property by May 31, 2013, over and above the $750,000 incurred by May 31, 2012. In satisfying this requirement to maintain the option in good standing and earn a 50% interest in the Property, $2,110,920 in expenditures were incurred by February 28, 2013 and a further $152,463 in the three months ended May 31, 2013 for a total of $2,263,383 incurred by the May 31 deadline. Klondike Gold, on behalf of Lonestar, sent a notice to Klondike Star in May, 2013, that the expenditure requirement had been satisfied.

During the three months ended May 31, 2013, pursuant to private placement offerings of its securities, Klondike Gold issued 9,850,000 shares of its capital stock and raised a total of $760,160, net of commissions, in working capital 1,000,000 of the shares were issued as flow-through, requiring the $80,000 raised there from to be expended on qualifying exploration expenses. The issued share capital at May 31, 2013 totalled 115,485,008.

Liquidity and Capital Resources

Year ended February 28, 2011

Klondike Gold has no revenue generating operations and finances its corporate administration and exploration of its mineral interests principally through the sale of shares in its capital stock. At times Klondike Gold will grant options to third parties to earn an interest in one of its mineral properties by conducting exploration work and perhaps paying additional consideration in cash or shares to Klondike Gold. Once the interest has been earned, if it is not a 100% interest, Klondike Gold and the optionee will enter into a joint working arrangement for the further development of the property.

At March 1, 2010, the beginning of its 2011 fiscal year, Klondike Gold had a working capital deficit of $948,332 and in excess of 200,000,000 shares of its capital stock issued and outstanding rendering it difficult to attract the interest of investors in a further equity offering of its securities. Accordingly, Klondike Gold sought approval from its shareholders, which it received, and carried out a consolidation of its issued share capital on the basis of one new share for every 15 old shares of Klondike Gold.

Promptly following the completion of the share consolidation, Klondike Gold undertook a series of private placements of its securities issuing a total of 9,316,000 units of securities at a price of $0.20 per unit, each unit consisting of one common share and one-half of a non-transferable share purchase warrant, each whole such warrant entitling the holder to acquire one additional common share at a price of $0.25 exercisable for three years from the closing of the respective private placement. These placements raised a net total of $1,626,242 ($1,863,200 less $236,958 in cash commissions paid) in general working capital for Klondike Gold.

In addition to the general working capital raised through these placements, Klondike also conducted a smaller offering of 488,000 flow-through units of its securities at a price of $0.25 per unit, each unit consisting of one flow-through common share and one-half of a non-flow-through, non-transferable share purchase warrant, each whole such warrant entitling the holder to acquire one additional non-flow-through common share at a price of $0.30 per share exercisable for a period of three years from the closing of the private placement. The $122,000 raised from this financing must be used to incur eligible Canadian exploration expenditures in accordance with the Income Tax Act, Canada.

During the year ended February 28, 2011, Klondike Gold expended approximately $612,481 in administration of its corporate affairs, $459,018 on exploration of is mineral interests and received $1,748,242 in working capital from its financings and received $32,879 in revenue from payments on options it had granted (net of $11,750 in acquisition costs). As a result of these activities, amongst other things, at February 28,, 2011, Klondike Gold had a working capital deficit of $411,460.

In addition to needing funds to satisfy this working capital deficit, Klondike Gold would require in the order of $650,000 to cover anticipated corporate administration costs for the next year and in the order of $90,000 to cover the funds on hand that are committed to be used to incur eligible Canadian exploration expenditures in connection with the flow-through financing undertaken. All of Klondike Gold's mineral property interests are either wholly-owned or held under option agreements where the only binding obligation may be to incur sufficient exploration expenditures (or pay cash in lieu) to maintain the property interests in good standing with mining regulator's office. It is estimated that approximately $100,000 would be required to cover these expenditures. Given the foregoing, Klondike Gold will need to raise by way of private placement financing an additional $1,251,460 just to meet these minimum requirements. Should Klondike Gold wish to carry out further exploration on any of its properties beyond basic maintenance requirements, those additional funds would also have to be added to the financing.

There can be no assurance that Klondike Gold would be able to complete an equity financing, on terms acceptable to Klondike Gold, to raise the required funds.

Subsequent to February 28, 2011, Klondike Gold arranged a settlement of $429,039 of debt to a related company for a series of payments totalling $200,000 and the issuance of 750,000 shares to the creditor. Klondike Gold paid $50,000 in cash under this settlement in June 2011. The net effect of this settlement was to reduce the working capital requirements of Klondike Gold by approximately $220,000.

Year ended February 29, 2012

At March 1, 2011, Klondike Gold had a working capital deficit of $411,460 which was reduced to a deficit of approximately $191,460 after adjusting to the debt settlement referred to above.

During the year ended February 29, 2012, Klondike Gold expended approximately $853,920 on administration of its corporate affairs, $202,399 on acquisition and exploration of its mineral property interests, $11,651 on the purchase of equipment, received $3,617,540 (net of $61,935 in issue costs) from the proceeds of private placement financings carried out during the year and increased its cash holdings, on a consolidated basis, by $955,580 as a result of the purchase for shares of an eighty percent interest in Lonestar Gold Inc. As a result of these activities, amongst other things, at February 29, 2012, Klondike Gold had a working capital balance of $3,230,397.

Klondike Gold's working capital requirements at February 29, 2012 continued to be financing of its ongoing costs of corporate administration which were expected to be in the order of $850,000 as the activity in Klondike Gold had increased from the previous year and the exploration of its mineral property interests. With the acquisition of the 80% interest in Lonestar Gold Inc. making it a subsidiary of Klondike Gold, it was now necessary to fund the exploration expenditure requirements under the option agreement Lone Star Property. A total of $750,000 was required to be expended by May 31, 2012, to keep the option in good standing, of which $493,550 had been incurred by February 29, 2012. The option agreement also required the expenditure of a further $2,000,000 by May 31, 2013 for Lonestar to earn a 50% interest in the Lone Star Property. To complete these expenditure requirements would take $2,256,450. It could also be expected that approximately $100,000 of expenditures might be required to maintain the other mineral property interests held by Klondike Gold in good standing. The total working capital necessary to meet these needs is approximately $3,206,450 which could be satisfied by the working capital on hand at February 29, 2012.

$1,802,000 of the private placement proceeds received by Klondike Gold during 2012 were raised from flow-through private placements, Accordingly, these funds would have to be spent on eligible Canadian exploration expenses in compliance with the requirements of the Income Tax Act, Canada. The expenditures required under the option agreement on the Lone Star Property would qualify for the use of these flow-through funds so no additional exploration expenditures would have to be incurred by Klondike Gold to satisfy the Income Tax Act spending requirements.

Year ended February 28, 2013

At March 1, 2012, the beginning of its 2013 fiscal year, Klondike Gold had a working capital balance of $3,230,397.

During the year ended February 28, 2013, Klondike Gold expended approximately $1,277,861 on administration of its corporate affairs, $2,805,043 on acquisition and exploration of its mineral property interests, $288,673 on the purchase of equipment, $174,345 on investment in the Indian River joint venture, and received $2,022,300 (net of $7,600 in issue costs) from the proceeds of private placement financings carried out during the year. As a result of these activities, amongst other things, at February 28, 2013, Klondike Gold had a working capital balance of $1,002,721.

Klondike Gold's working capital requirements at February 28, 2013 continued to be the financing of its ongoing costs of corporate administration and the maintenance requirements and exploration plans for its mineral property interests. Corporate administration requirements for the ensuing year are expected to be in the order of $1,300,000 as the activity in Klondike Gold continues to increase. The working capital requirements for Klondike Gold’s mineral property interests include, the work programs planned for the Indian River Property, which anticipates a $250,000 advance on commencement of the program, and the Lone Star Property projected at $390,692, and an additional estimated $150,000 to meet maintenance requirements on Klondike Gold’s other holdings. The total working capital necessary to meet these needs is approximately $2,090,692 of which Klondike Gold only has $1,002,721 at February 28, 2013. The Indian River joint venture may generate some revenue (estimated $400,000), however, under the terms of the joint venture agreement 75% of the profit goes first to the joint venture partner until they recover their investment ($1,000,000) and the remaining profit is then split 50/50. Accordingly, Klondike Gold cannot count on this as a source of funding for this year. To be able to satisfy its working capital requirements, Klondike Gold will have to raise additional funds through private placement offerings of its securities.

There can be no assurance that Klondike Gold would be able to complete an equity financing, on terms acceptable to Klondike Gold, to raise the required funds.

Three months ended May 31, 2013

At March 1, 2013, the beginning of the quarter ended May 31, 2013, Klondike Gold had a working capital balance of $1,002,721.

During the three months ended May 31, 2013, Klondike Gold expended approximately $401,593 on administration of its corporate affairs, $370,726 on investment in the Indian River joint venture, $187,320 on acquisition and exploration of its mineral property interests, $127,557 on reclamation bonds in connection with its exploration activities, and received $760,160 (net of $27,840 in issue costs) from the proceeds of private placement financings carried out during the period. As a result of these activities, amongst other things, at May 31, 2013, Klondike Gold had a working capital balance of $1,082,107.

Klondike Gold's working capital requirements at May 31, 2013 continued to be the financing of its ongoing costs of corporate administration and the maintenance requirements and exploration plans for its mineral property interests. Corporate administration requirements for the balance of the fiscal year are expected to be in the order of $1,000,000 as the activity in Klondike Gold continues. The working capital requirements for Klondike Gold’s mineral property interests include, the work programs planned for the Indian River Property, which has already been funded in this quarter, and the Lone Star Property projected at $390,692, of which $152,463 was incurred in this quarter leaving $238,229 remaining to be funded, and an additional estimated $120,000 to meet maintenance requirements on Klondike Gold’s other holdings. The total working capital necessary to meet these needs is approximately $1,358,229 of which Klondike Gold has $1,082,107 on hand at May 31, 2013. The Indian River joint venture may generate some revenue (estimated $400,000), however, under the terms of the joint venture agreement 75% of the profit goes first to the joint venture partner until they recover their investment ($1,000,000) and the remaining profit is then split 50/50. Accordingly, Klondike Gold cannot count on this as a source of funding for this year. To be able to satisfy its working capital requirements, Klondike Gold will have to raise additional funds through private placement offerings of its securities.

There can be no assurance that Klondike Gold would be able to complete an equity financing, on terms acceptable to Klondike Gold, to raise the required funds.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation of Canada that may affect the import or export of capital, or the remittance of dividends, interest or other payments to non-resident holders of Klondike Gold common shares, other than potential Canadian withholding tax requirements in respect of such remittances.

Legal Proceedings

There are no legal or arbitration proceedings, including those relating to bankruptcy, receivership or similar proceedings, or those involving any third party (including any governmental proceedings) that may have, or have had in the recent past, significant adverse effects on Klondike Gold’s financial position. In addition, there are no material proceedings in which any director or member of senior management of Klondike Gold, or any of Klondike Gold’s affiliates, is either a party adverse to Klondike Gold or its subsidiaries or has a material interest adverse to Klondike Gold or its subsidiaries.

Taxation

The following is a general discussion of the income tax aspects under Canadian law relating to ownership of Klondike Gold’s Common Shares.  These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor. This summary does not consider U.S. federal or state income tax provisions or Canadian Provincial income tax provisions, which may be at variance with the provisions contained in the Income Tax Act (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax.  The Canadian non-resident withholding tax would be withheld by Klondike Gold who would remit only the net amount to the shareholder.  By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984, (and was amended by the Protocol signed on September 21, 2007), the rate of tax for dividends paid to a resident of the U.S. is limited to 15%.  The withholding tax rate is reduced to 5% for a corporate shareholder owning at least 10% of the voting stock of Klondike Gold, either directly or through an entity that is considered fiscally transparent under the laws of the United States and is not a resident of Canada. In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.

Stock dividends received by non-residents from Klondike Gold would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of Klondike Gold has been increased as a result of the stock dividend.

Gain from the sale of Common Shares of Klondike Gold by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held a "substantial interest" (25% or more of the shares of any class of Klondike Gold stock) in Klondiek Gold, at any time in the five preceding years.  By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in the Klondike Gold's

Common Shares will not be subject to Canadian tax on gain from sale of the shares of Klondike Gold provided that the value of the shares does not derive principally from real property situated in Canada.

Qualitative and Quantitative Disclosures about Market Risk

For disclosure concerning market risks affecting Klondike Goled, please refer to Note 15 – Financial Instruments and Risk Management of Klondike Gold’s Consolidated Financial Statements for the years ended February 28, 2013, February 29, 2012 and February 28, 2011, included as part of this Prospectus.

Changes in and Disagreements with Certifying Accountants

There have been no changes over the past three fiscal years in Klondike Gold’s certifying accountants.

KLONDIKE STAR

The following information regarding Klondike Star not otherwise available from public records, has been prepared with the assistance and co-operation of management of Klondike Star.

History and Development of Klondike Star

Klondike Star was incorporated in 1999 pursuant to the laws of the State of Delaware under the name Cyberbiz, Inc., subsequently changed its name to Urbanfind, Inc. and in 2004 changed its name to Klondike Star. That same year, Klondike Star was also registered in the Yukon Territory, Canada where it maintains its head office in Whitehorse, Yukon Territory. -In 2007, Klondike Star incorporated a wholly-owned Canadian subsidiary, Klondike Star Canada Inc. ("Klondike Star Canada"), under the Canada Business Corporations Act. The fiscal year-end for Klondike Star and Klondike Star Canada is the last calendar day of February.

The principal executive offices for Klondike Star and Klondike Star Canada are located at 103 – 307 Jarvis Street, Whitehorse, Yukon, Y1A 2H3, Canada. The telephone number for the executive offices is (867) 667-4178 or (867) 667-7409.

Klondike Star is a Nevada corporation with its shares  and trading on the OTC Markets under the symbol "KDSM".

Since 2004, Klondike Star has been engaged in the acquisition and exploration of mineral resource property interests primarily in the Yukon Territory, Canada.  Klondike Star conducted substantial exploration programs between 2004-2007 on its two principal mineral property interests, the Lone Star Property and the Indian River Placer Property.

As a junior resource mineral exploration company, Klondike Star has no operating revenues and relies on the sale of shares in its capital stock to provide working capital for its operations. Accordingly, annually, Klondike Star would conduct private placement financings to fund its planned work programs and corporate administration for the ensuing year. Following 2007, Klondike Star was  unsuccessful at raising further working capital through the sale of its shares, and therefore has been unable to fund ongoing exploration on its mineral property interests. The minor exploration expenses reflected in Klondike Star's financial statements for the years 2011 and 2012 are not the result of work conducted by Klondike Star, but accruals of obligations of Klondike Star on the lapsing of certain mineral property option agreements held by Klondike Star.

Essentially, since 2007, Klondike Star has been inactive except for entering in to agreements with respect to its two principal mineral interests. In June 2011, Klondike Star, together with Klondike Gold, pooled their respective 55% and 45% interests in the Lone Star Property and granted an option to Lonestar Gold, Inc. to acquire up to a 100% interest in the Property. In June, 2012, Klondike Star entered into a Royalty & Lease Agreement with Klondike Gold whereby Klondike Gold acquired a lease of the Indian River Placer Property. The foregoing property interests and agreements are more fully described under the heading "Properties" below.

Properties

Klondike Star has a number of mineral interests in properties situated in Canada, the principal two of which are described in more detail below.

Lone Star Property

Pursuant to an option agreement entered into with Klondike Gold in2004, Klondike Star earned a 55% undivided interest in 728 mineral claims and 14 Crown Grants comprising 13,750 hectares located 20 miles south of Dawson City in the Dawson Mining Division of the Yukon Territory (the “Lone Star Property”). In June of 2011, Klondike Star and Klondike Gold entered into an option agreement with Lonestar Gold Inc. (“Lonestar”) which granted Lonestar the option to acquire up to a 100% right, title and interest in and to the Lone Star Property. In May of 2013, Lonestar gave notice to Klondike Star and

Klondike Gold that they had completed the requirements pursuant to the option agreement to earn a 50% interest in the Lone Star Property. Further particulars of the terms of the option agreement and the geology and work history on the Lone Star Property can be found herein under the heading “The Companies - Klondike Gold - Properties - Yukon Properties - Lone Star Property”. With Lonestar earning a 50% interest in the Lonestar Property, Klondike Star’s interest is reduced to 27.5% and Klondike Gold’s interest to 22.5%. Klondike Gold owns approximately 80% of the issued and outstanding shares in the capital stock of Lonestar with Klondike Star holding the remaining 20% interest.

THE LONESTAR PROPERTY IS WITHOUT KNOWN RESERVES AND ANY PROPOSED WORK PROGRAM WILL BE AN EXPLORATORY SEARCH FOR GOLD.

Indian River Placer Property

Klondike Star owns a 100% interest, subject to a 5% gross overriding royalty on all production from the property (the "Underlying Royalty") due to the vendors of the Property to Klondike Star, in 188 placer gold claims located at the junction of the Indian River and Montana Creek approximately 35 kilometres south of Dawson City in the Dawson Mining Division of the Yukon Territory (the “Indian River Placer Property”). In June 2012, pursuant to a Royalty & Lease Agreement, Klondike Star granted a lease on the property to Klondike Gold, in which Klondike Star agreed to provide its water and mining permits for the Property and all data it held on the Property from its extensive auger drilling conducted between 2005 and 2007, and retained an additional 5% gross overriding royalty from all production from the Property (the “Retained Royalty”). Klondike Gold has entered into a joint venture with a third party to develop and mine the Property. (See “The Companies – Klondike Gold – Properties – Yukon Properties – Indian River Placer Property” herein for further particulars of the Property, the joint venture, the work conducted on the property and the 2013 Operating Plan for the Property.)

THE INDIAN RIVER PROPERTY IS WITHOUT KNOWN RESERVES AND ANY PROPOSED WORK PROGRAM WILL BE AN EXPLORATORY SEARCH FOR GOLD.

Klondike Star has not carried out any exploration work on these, or any other of its properties, since 2007 due to a shortage of  Exploration expenses reported in the 2011 and 2012 financial statements of Klondike Star do not reflect work undertaken by Klondike Star but rather are payments or accruals made with respect to contractual obligations of Klondike Star under option agreements that have lapsed or otherwise terminated.

Selected Financial Data of Klondike Star

The following table sets forth selected financial information, prepared in accordance with accounting principles generally accepted in the United States for the years ended February 28, 2013, February 29, 2012 and February 28, 2011and the three-month period ended May 31, 2013, with the figures for each period expressed in United States dollars.

	Three Months Ended		Years Ended
	May 31, 2013 ($)	May 31, 2012 ($)	February 28, 2013 ($)	February 29, 2012 ($)	February 28, 2011 ($)
Net sales (revenue)	-	-	-	-	-
Net income (loss)	(4,481)	(98,130)	(318,209)	8,017	(147,447)
Income (loss) per share – basic and diluted	(0.00)	(0.00)	(0.00)	0.00	(0.00)
Total assets	95,828	n/a	105,099	149,332	164,207
Net assets	(1,192,491)	n/a	(1,183,220)	(860,529)	(1,552,513)
Share capital and additional paid in capital	61,901,469	n/a	61,901,469	61,901,469	61,226,421
Shares outstanding end of period	68,653,461	n/a	68,6536,461	68,653,461	63,210,311
Weighted average number of shares o/s in period	68,653,461	61,894,604	68,653,461	57,652,861	53,210,311
Dividends	Nil	Nil	Nil	Nil	Nil

Notes:

"n/a" - figures are not available as no balance sheet has been prepared by Klondike Star for May 31, 2012.

Results of Operations

Klondike Star is an exploration stage junior resource mineral exploration company, has no revenue generating operations and relied on the sale of shares in its capital stock, by way of private placement carried out from time to time, to raise working capital to fund its operations. Resource exploration can be time consuming and expensive to conduct. A successful year's work program will usually result in a recommendation for further work and the requirement to raise additional funds to carry out that work. Equity markets are uncertain and Klondike Star may not be able to raise sufficient capital when needed, or under terms it is prepared to accept, to continue its ongoing operations. The work programs that Klondike Star is able to carry out on its mineral property interests in any year will depend on the funds it has available for such exploration. Since 2007, Klondike Star was unable to raise capital to fund its exploration programs, and, as a result, has not conducted any mining activities since that date.

Until Klondike Star is able to advance one of its properties to the point where it is determined that it can be economically placed in production, or sold for a profit, its operations will consist of the administration of its corporate affairs and the acquisition, exploration and maintenance of its mineral property interests.

Klondike Star experienced the following results for its operations for the periods identified below:

For the year-ended February 28, 2011

During the year ended February 28, 2011, Klondike Star incurred a net loss of $147,447. Figures for the year ended February 28, 2010 are not available to do a comparative analysis. The principal components of this loss in 2011 is general and administrative  expenses of $127,357 of which $87,500 represents management fees paid or accrued to the President of Klondike Star ($67,500) and the former President ($20,000). Mineral exploration expenses recorded of $17,462 represent charges to Klondike Star for unfulfilled obligations on the lapse or termination of certain mineral property options formerly held by Klondike Star. Operations for this period were limited as Klondike Star had little cash or working capital with which to undertake activities and had current liabilities of $1,716,720.

During the year ended February 28, 2011, Klondike Star issued 9,126,825 common shares in its capital stock in settlement of $365, 073 of debts owing to related parties. There was no gain or loss arising from this settlement. As a result of this issuance, at February 28, 2011, Klondike Star had a total of 53,210,311 common shares issued and outstanding.

Klondike Star undertook no exploration activities during the year ended February 28, 2011.

For the year-ended February 29, 2012

During the year ended February 29, 2012, Klondike Star reported net income of $8,071 as compared with a net loss of $147,447 for the year ended February 28, 2011. The increase in income in 2012 of $155,518 was due mainly to a one-time gain on settlement of debt of $329,222 realized during 2012 upon the settlement of $353,500 in debt for 2,427,450 common shares having a fair value of $24,278. Adjusting the 2012 results for that one-time event, Klondike Star had a net loss of $321,151. This adjusted increase in loss of $173,704 in 2012 was primarily due to: an increase in general and administrative expenses of $132,906 the bulk of which was due to an increase of $117,230 in management fees paid to the President ($120,000) and former President ($84,730) of Klondike Star; an increase of $62,511in professional fees in part due to the costs of auditors and accountants in having Klondike Star’s financial statements audited for the first time since 2007; and an increase of $18,864 in mineral exploration costs representing the increased obligations charged to Klondike Star during the year on the lapse or termination of formerly held option agreements; as offset in part by income of $44,000 received on the disposition of a mineral property interest during 2012.

During 2012, Klondike Star issued 2,427,750 common shares on the settlement of $353,500 in debts that gave rise to the gain on settlement of debt discussed above and issued a further 13,015,400 common shares on the settlement of a total of $650,770 in related party debts. The shares issued in this latter transaction had a fair value of $130,154 resulting in a gain from this settlement of $520,616 which was recorded as an addition to additional paid in capital rather than being charged to the Consolidated Statement of Operations. As a result of these issuances, at February 29, 2012, Klondike Star had 68,653,461 common shares issued and outstanding.

Due to a lack of working capital for its operations, Klondike Star undertook no exploration activities during the year ended February 29, 2012.

For the year-ended February 28, 2013

During the year ended February 28, 2013, Klondike Star incurred a net loss of $318,209 as compared with net income of  $8,071 for the year ended February 29, 2012. The results for 2012 were impacted significantly by two one-time events occurring during that year: the first, a one-time gain on settlement of debt of $329,222 realized during the 2012 year upon the settlement of $353,500 in debt for 2,427,450 common shares having a fair value of $24,278, and the second, income of $44,000 received on the disposition of a mineral property interest during the 2012 year. Adjusting the 2012 net loss for these two events results in a loss from operations for the 2012 year of $365,151. Based on this adjusted loss figure for 2012, there was a reduction in the loss experienced in 2013 of $46,942 compared to 2012. This reduced loss in 2013 is due primarily to: an increase of $35,541 in consulting fees incurred in the 2013 for services in maintaining Klondike Star's mineral property interests in good standing; as offset by: a reduction of $60,655 in professional fees representing a reduced use of these services in the period; and a reduction of $10,926 in general and administration expense due to a lower level of activity in the period compared to 2012. The $25,000 in contractor expenses incurred in 2012 represents the cost to Klondike Star to remedy reclamation obligations on properties formerly held under options that had lapsed or terminated and should be offset against the apparent reduction of $34,479 in amounts recorded as mineral exploration expense. The total general and administration expenses recorded by Klondike Star were $249,337 of which $220,000 represents directors fees accrued to the President ($120,000), the former President ($60,000) and a director of Klondike Star ($60,000).

There were no shares in Klondike Star’s capital stock issued in the year ended February 28, 2013.

Due to a lack of working capital for its operations, Klondike Star undertook no exploration activities during the year February 28, 2013.

For the three  months ended May 31, 2013

During the three months ended May 31, 2013, Klondike Star incurred a net loss of $4,481 compared with a net loss of $98,130 for the three months ended May 31, 2012. The reduced loss in the 2013 period of $93,649 was primarily due to: a reduction of $25,000 in contractor costs as there was no reclamation work on formerly held option properties in  the 2013 period, as had occurred in 2012; a decrease of $65,378 in general and administrative expenses due primarily to a reduction of director fees charged in the period along with reduced activity in the period and a decrease of $4,335 in professional fees due to reduced activity in the period; as offset by: an increase of $1,064 in consulting fees in the 2013 period.

There were no shares in Klondike Star’s capital stock issued in the three months ended May 31, 2013.

Due to a lack of working capital for its operations, Klondike Star undertook no exploration activities during the three months ended May 31, 2013.

Liquidity and Capital Resources

Klondike Silver has no revenue generating operations and finances its corporate administration and exploration of its mineral interests principally through the sale of shares in its capital stock. Previously, Klondike Star had had success in raising funds in this manner, however, since 2008 Klondike Star has been unsuccessful in attracting investors to subscribe for private offerings of its securities. To have exploration continued on its properties, at times Klondike Star will grant options to third parties to earn an interest in one of its mineral properties, such as the Lone Star Property, by conducting exploration work and perhaps paying additional consideration in cash or shares to Klondike Star. Once the interest has been earned, if it is not a 100% interest, Klondike Gold and the optionee will enter into a joint working arrangement for the further development of the property. Additionally, Klondike Star has leased the Indian River Placer Property and retained a 5% gross overriding royalty that could result in revenue generation to Klondike Star.

Year ended February 28, 2011

During the fiscal year ended February 28, 2011, Klondike Star consumed $8,854 of its cash in administering its corporate affairs and a further $3,901 in settling amounts due to related parties and settled $365,073 in debts to related parties through the issuance of shares in the capital stock of Klondike Star.. As a result of these activities, amongst other things, at February 28, 2011, Klondike Star had a working capital deficit of $1,679,163 and only $2,717 in cash on hand. The other liquid asset of $34,840 in placer gold held by Klondike Star was pledged as security for the advances payable outstanding of $500,000 and not available for use by to Klondike Star.

Having optioned the Lone Star Property to Lonestar and leased the Indian River Placer Property to Klondike Gold, Klondike Star does not have to carry out exploration programs on these properties, or pay cash in lieu thereof, to keep these properties in good standing. Because of its minimal level of activity, aside from its management fees to related parties, the annual cost of corporate administration for Klondike Star is in the order of $20,000.

As minimal as its operating costs are, Klondike Star would still have to find a way to raise the funds to meet these obligations and to satisfy its working capital deficit of $1,679,163. Given the state of the equity markets and the recent difficulty that Klondike Star has experienced in attracting investors for its securities, there can be no assurance that Klondike Star will be able to raise the necessary funds to maintain its operations.

Year ended February 29, 2012

At March 1, 2011, Klondike Star had a working capital deficit of $1,679,163.

During the year ended February 29, 2012, Klondike Star expended in the order of $111,621 on the administration of its corporate affairs, raised $25,638 in advances from related parties and others, sold its equipment for its book value of $126,650 and settled $1,004,270 in debts to related parties through the issuance of shares in the capital stock of Klondike

Star. As a result of these activities, amongst other things, at February 29, 2012, Klondike Star had a working capital deficit of $860,529 and a cash balance of $43,384.

Klondike Star’s working capital requirements for its mineral properties did not change significantly from 2011 to 2012, however, the cost of administration of its corporate affairs increased primarily with respect to professional fees associated with the preparation of its financial statements for the purpose of filing with this F-4 registration statement. The sale of its equipment during the year and settlement of a large amount of the related party debt with shares allowed Klondike Star to improve its working capital deficit and cash positions at year end.

In order to satisfy its working capital deficit and secure funds for operations, Klondike Star may still have to rely, as in the past, on the sale of shares of its capital stock, however, in its current circumstances, there can be no assurance that Klondike Star will be able to raise the funds to meet these requirements.

Year ended February 28, 2013

At March 1, 2012, Klondike Star had a working capital deficit of $860,529.

During the year ended February 28, 2013, Klondike Star expended $318,209 of working capital in administration of its corporate affairs. As a result of that expenditure, amongst other things, at February 28, 2013, Klondike Star had a working capital deficit of $1,183,220 and a cash balance of $5,453.

With the shortage of funds, Klondike Star has no proposed exploration programs and its operations will be limited to the administration of its corporate affairs. During the 2013 year, these costs were incurred at a rate of approximately $26,500 per month, of which $20,000 per month represents directors fees accrued to related parties.

During the current period, Klondike Star leased its wholly-owned Indian River Placer Property to Klondike Gold with a provision that Klondike Gold act promptly to advance the development of the Property. Klondike Gold has prepared a 2013 Operating Plan for the Property (see “The Companies – Klondike Gold – Properties – The Indian River Placer Property – The Planned Program for 2013” above herein). The Operating Plan anticipates the payment of royalties during the year in the order of $205,600 of which one-half would be payable to Klondike Star. Although this represents some cash flow to Klondike Star, it will not represent a solution to its working capital deficit.

Accordingly, Klondike Star, should it wish to continue with any mining activities, may have to rely, as in the past, on the sale of shares of its capital stock to raise the required funds. However, in its current circumstances, it is unlikely that Klondike Star will be able to raise the funds to meet these requirements.

Three months ended May 31, 2013

At March 1, 2013, Klondike Star had a working capital deficit of $1,183,220.

During the three months ended May 31, 2013, Klondike Star expended $4,481 of working capital in administration of its corporate affairs. As a result of that expenditure, amongst other things, at May 31, 2013, Klondike Star had a working capital deficit of $1,192,491 and a cash balance of $972.

Other than the funding of its working capital deficit, Klondike Star has no property or other obligations requiring funding. Klondike Star retains a royalty interest on the Indian River Placer Property with respect to which Klondike Gold has prepared a 2013 Operating Plan for the Property (see “The Companies – Klondike Gold – Properties – The Indian River Placer Property – The Planned Program for 2013” above herein). The Operating Plan anticipates the payment of royalties during the year in the order of $205,600 of which one-half would be payable to Klondike Star. Although this represents some cash flow to Klondike Star, it will not represent a solution to its working capital deficit.

Should Klondike Star wish to continue with any mining activities, it may have to rely, as in the past, on the sale of shares of its capital stock to raise the required funds. However, in its current market circumstances, it is unlikely that Klondike Star will be able to raise the funds to meet any such requirements.

Changes in and Disagreements with Certifying Accountants

Klondike Star's certifying accountants for its last filed consolidated financial statements for the years ended February 29, 2008 and February 28, 2007 were the firm of PBM Helin Donovan LLP, Consultants and Certified Public Accountants, ("PBM"). For purposes of having its financial statements for the years ended February 29, 2012, and February 28, 2011, audited, Klondike Star, in lieu of  re-engaging PBM, on September 6, 2012, engaged the firm of Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants, to serve as Klondike Star's registered independent public accountants and complete the audits.

During the two years ended February 29, 2008, and February 28, 2007, and for the period through to September 6, 2012, there were no disagreements between Klondike Star and PBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor were there any reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Selected Pro Forma Financial Data

The selected unaudited pro forma consolidated financial information set out in the table below has been derived from, and should be read in conjunction with, the Klondike Gold Corp. Pro Forma Consolidated Financial Statements (unaudited) for the three months ended May 31, 2013 (the "Pro Forma Financials") included elsewhere in this Offer to Exchange/Prospectus.  The Exchange Offer is being treated as a business combination, as defined in IFRS 3 – Business Combinations.

	Klondike Gold	Klondike Star		Klondike Gold Pro Forma Consolidated
	Three Months Ended May 31, 2013 $	Three Months Ended May 31, 2013[1] $	Pro Forma Adjustments[2] $	Three Months Ended May 31, 2013 $
Net sales (revenue)	-	-	-	-
Net income (loss)	(816,212)	(4,646)		(820,858)
Net comprehensive income (loss)	(820,232)	(48,530)		(868,762)
Income (loss) per share - basic and diluted	(0.01)	(0.00)		(0.01)
Exploration and evaluation assets	8,653,228	55,258	2,210,919	10,919,405
Total assets	10,715,765	154,613	2,210,919	13,081,297
Net assets	10,543,331	(1,181,117)	2,210,919	11,573,133
Share capital	55,612,491	6,865	1,022,937	56,642,293
Shares outstanding end of period	115,485,008	68,653,461	(51,490,096)	132,648,373
Weighted average number of shares outstanding in period	115,056,747	68,353,461	(68,353,461)	115,056,747
Dividends	Nil	Nil	Nil	Nil

Notes:

1.

The information below in this column has been taken from Klondike Star's unaudited interim consolidated financial statements for the three months ended May 31, 2013 as adjusted to reflect the conversion of US GAAP to IFRS as set out in Note 4 to the Pro Forma Financial Statements.

2.

The figures below in this column are the pro forma adjustments appearing in the Pro Forma Financial Statements as explained more fully in Note 2 thereto.

The unaudited pro forma consolidated statement of financial position as at May 31, ,2013 and the unaudited pro forma consolidated statement of comprehensive loss for the three months ended May 31, 2013 have been prepared, for illustrative purposes, to give effect to the proposed acquisition of Klondike Star by Klondike Gold assuming the completion of the acquisition of shares, as if the acquisition had occurred on May 31, 2013.

This information should be read together with the consolidated financial statements of Klondike Gold and the notes thereto, the combined financial statements of Klondike Star and the notes thereto, and Results of Operations for both Klondike Gold and Klondike Star located elsewhere in this Prospectus/Offer to Exchange.

The unaudited condensed pro forma financial information is presented for information purposes only and is subject to a number of uncertainties and assumptions and does not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the date indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Comparative Per Share Data

The following table sets forth selected historical per share information of Klondike Gold,  Klondike Star and unaudited pro forma combined per share information for Klondike Gold giving effect to the Exchange Offer.  You should read this information in conjunction with the selected historical financial information included elsewhere in this Exchange Offer/Prospectus, and the historical financial statements Klondike Gold and Klondike Star and related notes that are included elsewhere in this Exchange offer/Prospectus.  The unaudited pro forma combined per share information is derived from, and should be read in conjunction with the Klondike Gold unaudited Pro Forma Consolidated Financial Statements for the three months ended May 31, 2013 and related notes include elsewhere in this Exchange Offer/Prospectus.  The historical per share information is derived from the financial statements of Klondike Star as of and for the three months ended May 31, 2013 and the fiscal year ended February 28, 2013, and for Klondike Gold as of and for the three months ended May 31, 2013, and the fiscal year ended February 28, 2013.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Klondike Gold would have been had the Exchange Offer been completed or to project the results of operations of Klondike Gold that may be achieved after the Offer is closed.

	Three Months Ended May 31, 2013		For Year Ended February 28, 2013
Basic net (loss) per share
Klondike Star Historical	$(0.00)		$(0.00)
Klondike Gold Historical	$(0.01)		$(0.02)
Pro Forma Combined	$(0.01)	$	n/a
Cash Dividends per share
Klondike Star Historical	$0.00		$0.00
Klondike Gold Historical	$0.00		$0.00
Pro Form Combined	$0.00		$0.00
Book Value Per Share[1]
Klondike Star Historical	$(0.02)		$(0.02)
Klondike Gold Historical	$0.09		$0.09
Pro Forma Combined	$0.09	$	n/a

1.

Book value per share for purposes of the foregoing table is calculated as: total assets minus total liabilities divided by the issued capital stock outstanding at the period or year end.

REASONS FOR THE OFFER

Klondike Gold believes that the combination of the assets of Klondike Gold and Klondike Star will create significant value for Klondike Star shareholders and give Klondike Star shareholders a substantial ongoing equity interest in Klondike Gold.  The stock-for-stock exchange represents an immediate premium to Klondike Star shareholders and an ability to participate in and benefit from the improved financial strength and flexibility of Klondike Gold.  We believe the combination of Klondike Gold and Klondike Star is a compelling opportunity for Klondike Star shareholders with numerous benefits, including the following:

•

Consolidation of Key Properties —Klondike Gold and Klondike Star own respectively a 45% and a 55% interest in 728 quartz claims and 14 Crown Grants situated in the Klondike Gold Fields of the Yukon Territory which have been optioned to Lonestar Gold Inc., a private company owned approximately 80% by Klondike Gold and 20% by Klondike Star, which claims have been the principal exploration focus of both companies in their most recent activities.  Through this exchange offer, ownership of these claims will now be consolidated into one entity, under the control of Klondike Gold.

•

Improved Financial Strength—As public companies with no income stream, both Klondike Star and Klondike Gold rely on the sale of their equity securities to finance their operations. For some time, the market for Klondike Star shares has been depressed, leaving its management unable to raise funds for the exploration of its mineral interests or the administration of its corporate affairs. With the combination of the two companies, Klondike Star shareholders will benefit from the more active equity market for the securities of Klondike Gold, which has had experience attracting investors for offerings of its equity securities. Consolidation of the ownership of the Lone Star Property in Klondike Gold will enhance the ability to further finance the development of the property.

•

Proven Management Team—Klondike Gold's management team has experience exploring and developing mineral properties, including in the Yukon Territory, and in the administration of public companies and satisfying all the regulatory requirements related thereto.

•

Participation in On-going Growth Potential—The all-stock nature of the exchange offer will allow the shareholders of Klondike Star to participate in the growth and long-term value creation potential of the combined assets of the companies under the direction of Klondike Gold.  Klondike Star shareholders, through their ongoing equity ownership in Klondike Gold, would benefit from any value created in the mineral properties by Klondike Gold.

•

Receipt of Premium by Klondike Star Shareholders—In addition to the long-term benefits arising out of ownership in Klondike Gold, Klondike Star shareholders will also be receiving a premium in the offer.  Klondike Star shareholders would receive a premium in the order of 40% to the average exchange ratio based on closing share prices for Klondike Gold and Klondike Star during the 10-day period ended February 1, 2013.

Management Following Offering

Following completion of the Exchange Offer, current management of Klondike Gold will continue.  Klondike Star management will have no position with the continuing business of Klondike Gold.  For information regarding the management of Klondike Gold, please see Schedule I, Directors and Executive Officers, later in this Prospectus/Offer to Exchange.

Security Ownership of Certain Beneficial Owners and Management – Klondike Gold

The following table sets forth, as of May 31, 2013, the beneficial ownership of Klondike Gold’s common stock by each of its officers and directors, by each person known by Klondike Gold to beneficially own more than 5% of  common stock and by  officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 115,485,008 shares of common stock issued and outstanding on May 31, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock

Eric Rauguth, Director Pres., CEO	2,034,999	1.76%

Manford Peschke, Director	1,785,000	1.55%

Alan Campbell, Director, CFO	206,000	0.18%

Steven Chan, Director	Nil	0.00%

John Mark Campbell, Corp. Sec.	133,334	0.12%

Maxwell Munday, 5%+ holder	8,650,000	7.49%

Officers and Directors as a Group (5)	4,159,333	3.60%

Securities Authorized for Issuance under Equity Compensation Plans

Klondike Gold has not adopted any equity compensation plans since our inception.

Security Ownership of Certain Beneficial Owners and Management – Klondike Star

The following table sets forth, as of May 31, 2013, the beneficial ownership of Klondike Star’s common stock by each of its officers and directors, by each person known by Klondike Star to beneficially own more than 5% of  common stock and by officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 68,653,461 shares of common stock issued and outstanding on May 31, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock

George Wakim, Chairman	14,845,375	21.6%

Rene Huessy, Director, President	10,215,809	14.9%

Ayman Shahin, Director	4,060,000	5.9%

Officers and Directors as a Group (3)	29,121,184	42.4%

Ary Traders	11,400,000	16.6%

Securities Authorized for Issuance under Equity Compensation Plans

Klondike Star has not adopted any equity compensation plans since its inception.

THE EXCHANGE OFFER

Klondike Gold is offering to exchange for each outstanding share of Klondike Star common stock that is validly tendered, and not properly withdrawn prior to the expiration date, .25 shares of Klondike Gold common stock, upon the terms and subject to the conditions contained in this offer to exchange and the accompanying letter of transmittal.

The term “expiration date” means 5:00 p.m., Eastern time, [*], unless Klondike Gold extends the period of time for which the offer is open, in which case the term “expiration date” means the latest time and date on which the offer, as so extended, expires.

The offer is subject to a number of conditions which are described in the section of this offer to exchange entitled “The Exchange Offer—Conditions of the Offer.”  Klondike Gold expressly reserves the right, subject to the applicable rules and regulations of the SEC, to waive any condition of the offer described herein in its discretion, except for the conditions described under the subheading “TSX-V Condition,” under the caption “The Exchange Offer—Conditions of the Offer” below, which cannot be waived.  Klondike Gold expressly reserves the right to make any changes to the terms and conditions of the offer (subject to any obligation to extend the offer pursuant to the applicable rules and regulations of the SEC), including, without limitation, with respect to increasing or decreasing the consideration payable per share of Klondike Star common stock in the offer.

If you are the record owner of your shares and you tender your shares in the offer, you will not have to pay any brokerage fees or similar expenses.  If you own your shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your shares on your behalf, your broker or such other nominee may charge a fee for doing so.  You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

The purpose of the offer is for Klondike Gold to acquire all of the outstanding shares of Klondike Star common stock in order to combine the assets of Klondike Gold and Klondike Star.  Klondike Gold believes that a business combination of Klondike Gold and Klondike Star will significantly benefit Klondike Star shareholders and is therefore taking the offer directly to Klondike Star shareholders.

Prior to making this exchange offer to the Klondike Star shareholders, Klondike Gold received non-binding offers to tender shares from certain shareholders.  Those non-binding offers were not accepted, and the offers expired in 2012.  There are currently no offers to tender Klondike Star shares.

Klondike Gold estimates that if all shares of Klondike Star common stock are exchanged pursuant to the offer, former Klondike Star shareholders would own, in the aggregate, approximately 14.9% of the outstanding shares of Klondike Gold common stock.  For a detailed discussion of the assumptions on which this estimate is based, please see “—Ownership of Klondike Gold After the Offer” below.

Expiration Date of the Offer

The offer is scheduled to expire at 5:00 p.m., Eastern time, 60 days from mailing, which is the initial expiration date, unless further extended by Klondike Gold.  For more information, you should read the discussion below under “—Extension, Termination and Amendment.”

Extension, Termination and Amendment

Subject to the applicable rules of the SEC and the terms and conditions of the offer, Klondike Gold expressly reserves the right (but will not be obligated) (1) to extend, for any reason, the period of time during which the offer is open, (2) to delay acceptance for exchange of, or exchange of, shares of Klondike Star common stock in order to comply in whole or in part with applicable laws (any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act, which requires Klondike Gold to pay the consideration offered or to return shares of Klondike Star common stock deposited by or on behalf of shareholders promptly after the termination or withdrawal of the offer), (3) to amend or terminate the offer without accepting for exchange of, or exchanging, shares of Klondike Star common stock if any of the individually subheaded conditions referred to in the section of this offer to exchange entitled “The Exchange Offer—Conditions of the Offer” have not been satisfied or if any event specified in the section of this offer to exchange entitled “The Exchange Offer—Conditions of the Offer” under the subheading “Other Conditions” has occurred, and (4) to amend the offer or to waive any conditions to the offer at any time, in each case by giving oral or written notice of such delay, termination, waiver or amendment to the exchange agent and by making public announcement thereof.

Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.  Subject to applicable law (including Rules 14d-4(i), 14d-6(c) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which Klondike Gold may choose to make any public announcement, Klondike Gold will not have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement.

Klondike Gold acknowledges that Rule 14e-1(c) under the Exchange Act requires Klondike Gold to pay the consideration offered or return the shares of Klondike Star common stock tendered promptly after the termination or withdrawal of the offer.

If Klondike Gold increases or decreases the percentage of shares of Klondike Star common stock being sought or increases or decreases the stock consideration to be paid for shares of Klondike Star common stock pursuant to the offer and the offer is scheduled to expire at any time before the expiration of 10 business days from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified below, the offer will be extended until the expiration of 10 business days from, and including, the date of such notice.  If Klondike Gold makes a material change in the terms of the offer (other than a change in the percentage of securities sought) or in the information concerning the offer, or waives a material condition of the offer, Klondike Gold will extend the offer, if required by applicable law, for a period sufficient to allow you to consider the amended terms of the offer.  Klondike Gold will comply with Rule 14d-4(d)(2) under the Exchange Act in connection with material changes to the terms of the offer.

As used in this Offer to Exchange, a “business day” means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.  If, prior to the expiration date, Klondike Gold increases the stock consideration being exchanged for shares of Klondike Star common stock pursuant to the offer, such increased consideration will be received by all shareholders whose shares of Klondike Star common stock are exchanged pursuant to the offer, whether or not such shares of Klondike Star common stock were tendered prior to the announcement of the increase of such consideration.

Pursuant to Rule 14d-11 under the Exchange Act, Klondike Gold may, subject to certain conditions, elect to provide a subsequent offering period of at least three business days in length following the expiration of the offer on the expiration date and acceptance for exchange of the shares of Klondike Star common stock tendered in the offer (we refer to this period in this offer to exchange as a “subsequent offering period”).  A subsequent offering period would be an additional period of time, following the first exchange of shares of Klondike Star common stock in the offer, during which shareholders could tender shares of Klondike Star common stock not tendered in the offer.

During a subsequent offering period, tendering shareholders would not have withdrawal rights and Klondike Gold would promptly exchange and pay for any shares of Klondike Star common stock tendered at the same price paid in the offer.  Rule 14d-11 under the Exchange Act provides that Klondike Gold may provide a subsequent offering period so long as, among other things, (1) the initial period of at least 20 business days of the offer has expired, (2) Klondike Gold offers the same form and amount of consideration for shares of Klondike Star common stock in the subsequent offering period as in the initial offer, (3) Klondike Gold immediately accepts and promptly pays for all shares of Klondike Star common stock tendered during the offer prior to its expiration, (4) Klondike Gold announces the results of the offer, including the approximate number and percentage of shares of Klondike Star common stock deposited in the offer, no later than 9:00 a.m.,

Eastern time, on the next business day after the expiration date and immediately begins the subsequent offering period and (5) Klondike Gold immediately accepts and promptly pays for shares of Klondike Star common stock as they are tendered during the subsequent offering period.  If Klondike Gold elects to include a subsequent offering period, it will notify shareholders of Klondike Star by making a public announcement on the next business day after the expiration date consistent with the requirements of Rule 14d-11 under the Exchange Act.

Pursuant to Rule 14d-7(a)(2) under the Exchange Act, no withdrawal rights apply to shares tendered during a subsequent offering period and no withdrawal rights apply during the subsequent offering period with respect to shares tendered in the offer and accepted for exchange.  The same consideration will be received by shareholders tendering shares of Klondike Star common stock in the offer or in a subsequent offering period, if one is included. Please see the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawal Rights.”

A request has been made to Klondike Star pursuant to Rule 14d-5 under the Exchange Act for the use of Klondike Star shareholder lists and security position listings for the purpose of disseminating the offer to shareholders.  This offer, the letter of transmittal and all other relevant materials will be mailed to record holders of shares of Klondike Star common stock and will be furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Klondike Star shareholders lists, or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of shares of Klondike Star common stock by Klondike Gold or, if it so elects, the materials will be mailed by Klondike Star.

Acceptance for Exchange, and Exchange, of Klondike Star Shares; Delivery of Klondike Gold Common Stock.

Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), Klondike Gold will accept for exchange promptly after the later of the expiration date and the date that all of the conditions set out under "Conditions of the Offer" herein have been satisfied, all shares of Klondike Star common stock validly tendered (and not withdrawn in accordance with the procedure set out in the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawal Rights”) prior to the expiration date.  Klondike Gold will exchange all shares of Klondike Star common stock validly tendered and not withdrawn promptly following the acceptance of shares of Klondike Star common stock for exchange pursuant to the offer.  If Klondike Gold decides to include a subsequent offering period, Klondike Gold will accept for exchange, and promptly exchange, all validly tendered shares of Klondike Star common stock as they are received during the subsequent offering period. Please see the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawal Rights.”

In all cases (including during any subsequent offering period), Klondike Gold will exchange all shares of Klondike Star common stock tendered and accepted for exchange pursuant to the offer only after timely receipt by the exchange agent of (1) the certificates representing such shares of Klondike Star common stock or timely confirmation (a “book-entry confirmation”) of a book-entry transfer of such shares of Klondike Star common stock into the exchange agent’s account at The Depository Trust Company pursuant to the procedures set forth in the section of this offer to exchange entitled “The Exchange Offer—Procedure for Tendering,” (2) the letter of transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, in the case of a book-entry transfer, or an Agent’s Message (as defined below) and (3) any other documents required under the letter of transmittal.  This Prospectus/Offer to Exchange refers to The Depository Trust Company as the “Book-Entry Transfer Facility.”  As used in this Prospectus/Offer to Exchange, the term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of the book-entry confirmation which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares of Klondike Star common stock that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the letter of transmittal and that Klondike Gold may enforce such agreement against such participant.

For purposes of the offer (including during any subsequent offering period), Klondike Gold will be deemed to have accepted for exchange, and thereby exchanged, shares of Klondike Star common stock validly tendered and not properly withdrawn as, if and when Klondike Gold gives oral or written notice to the exchange agent of Klondike Gold’s acceptance for exchange of such shares of Klondike Star common stock pursuant to the offer.  Upon the terms and subject to the conditions of the offer, exchange of shares of Klondike Star common stock accepted for exchange pursuant to the offer will be made by deposit of stock consideration being exchanged therefor with the exchange agent, which will act as agent for tendering shareholders for the purpose of receiving the offer consideration from Klondike Gold and transmitting such consideration to tendering shareholders whose shares of Klondike Star common stock have been accepted for exchange.  Under no circumstances will Klondike Gold pay interest on the offer consideration for shares of Klondike Star common stock, regardless of any extension of the offer or other delay in making such exchange.

If any tendered shares of Klondike Star common stock are not accepted for exchange for any reason pursuant to the terms and conditions of the offer, or if certificates representing such shares are submitted representing more shares of Klondike Star common stock than are tendered, certificates representing unexchanged or untendered shares of Klondike Star common stock will be returned, without expense to the tendering shareholder (or, in the case of shares of Klondike Star common stock tendered by book-entry transfer into the exchange agent’s account at a Book-Entry Transfer Facility pursuant to the procedure set forth in the section of this offer to exchange entitled “The Exchange Offer—Procedure for Tendering,” such shares of Klondike Star common stock will be credited to an account maintained at such Book-Entry Transfer Facility), promptly following the expiration or termination of the offer.

Procedure for Tendering

In order for a holder of shares of Klondike Star common stock validly to tender shares of Klondike Star common stock pursuant to the offer, the Exchange Agent must receive, prior to the expiration date, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by the Letter of Transmittal, at one of its addresses set forth on the back cover of this offer and either (1) the certificates representing tendered shares of Klondike Star common stock must be received by the Exchange Agent at such address or such shares of Klondike Star common stock must be tendered pursuant to the procedure for book-entry transfer described below and a book-entry confirmation must be received by the Exchange Agent (including an Agent’s Message), in each case prior to the expiration date or the expiration of the subsequent offering period, if any, or (2) the tendering shareholder must comply with the guaranteed delivery procedures described below.  If a holder owns shares in “street name” through a broker, dealer, commercial bank, trust company or other nominee, the institution that holds the shares can tender the shares on behalf of the shareholder, and may be able to tender shares through the Exchange Agent.  Please contact the institution holding the shares for more details.

The method of delivery of share certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer.  The exchange agent will establish accounts with respect to the shares of Klondike Star common stock at the Book-Entry Transfer Facility for purposes of the offer within two business days after the date of this offer.  Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make a book-entry delivery of shares of Klondike Star common stock by causing the Book-Entry Transfer Facility to transfer such shares of Klondike Star common stock into the exchange agent’s account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures for such transfer. However, although delivery of shares of Klondike Star common stock may be effected through book-entry transfer at the Book-Entry Transfer Facility, an Agent’s Message and any other required documents must, in any case, be received by the exchange agent at one of its addresses set forth on the back cover of this offer prior to the expiration date or the expiration of the subsequent offering period, if any, or the tendering shareholder must comply with the guaranteed delivery procedure described below.  Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the exchange agent.

Signature Guarantees. No signature guarantee is required on a Letter of Transmittal (1) if the Letter of Transmittal is signed by a registered holder of shares of Klondike Star common stock who has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (2) if shares of Klondike Star common stock are tendered for the account of a financial institution that is a member of the Security Transfer Agent Medallion Signature Program, or by any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being referred to as an “Eligible Institution”).  In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. If a certificate representing shares of Klondike Star common stock is registered in the name of a person other than the signer of the Letter of Transmittal, then such certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share Certificate, with the signature(s) on such certificate or stock powers guaranteed by an Eligible Institution. Please see Instructions 1 and 5 of the Letter of Transmittal.

Guaranteed Delivery.  If a shareholder desires to tender shares of Klondike Star common stock pursuant to the offer and such shareholder’s certificate representing such shares of Klondike Star common stock are not immediately available, such shareholder cannot deliver such certificates and all other required documents to the exchange agent prior to the expiration date, or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such shares of Klondike Star common stock may nevertheless be tendered, provided that all the following conditions are satisfied:

(1) such tender is made by or through an Eligible Institution;

(2) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Klondike Gold, is received prior to the expiration date by the exchange agent as provided below; and

(3) the share certificates (or a book-entry confirmation) representing all tendered shares of Klondike Star common stock, in proper form for transfer, in each case together with the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by the Letter of Transmittal are received by the exchange agent within three trading days after the date of execution of such notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered by hand or mail or by facsimile transmission to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the notice of guaranteed delivery. The procedures for guaranteed delivery above may not be used during any subsequent offering period.

In all cases (including during any subsequent offering period), exchange of shares of Klondike Star common stock tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of the certificates representing such shares of Klondike Star common stock, or a book-entry confirmation of the delivery of such shares of Klondike Star common stock (except during any subsequent offering period), and the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by the Letter of Transmittal.

Determination of Validity. Klondike Gold’s interpretation of the terms and conditions of the offer (including the Letter of Transmittal and the instructions thereto) will be final and binding to the fullest extent permitted by law.  All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Klondike Star common stock will be determined by Klondike Gold in its discretion, which determination shall be final and binding to the fullest extent permitted by law.  However, depositing shareholders may challenge Klondike Gold’s determinations in a court of competent jurisdiction.  Klondike Gold reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of or for exchange for which may, in the opinion of its counsel, be unlawful.  Klondike Gold also reserves the absolute right to waive any condition of the offer to the extent permitted by applicable law or any defect or irregularity in the tender of any shares of Klondike Star common stock of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  No tender of shares of Klondike Star common stock will be deemed to have been validly made until all defects and irregularities have been cured or waived.  None of Klondike Gold or any of its respective affiliates or assigns, the dealer managers, the exchange agent, the Information Agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

A tender of shares of Klondike Star common stock pursuant to any of the procedures described above will constitute the tendering shareholder’s acceptance of the terms and conditions of the offer, as well as the tendering shareholder’s representation and warranty to Klondike Gold that (1) such shareholder owns the tendered shares of Klondike Star common stock (and any and all other shares of Klondike Star common stock or other securities issued or issuable in respect of such shares of Klondike Star common stock), (2) the tender complies with Rule 14e-4 under the Exchange Act, (3) such shareholder has the full power and authority to tender, sell, assign and transfer the tendered shares of Klondike Star common stock (and any and all other shares of Klondike Star common stock or other securities issued or issuable in respect of such shares of Klondike Star common stock) and (4) when the same are accepted for exchange by Klondike Gold, Klondike Gold will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The acceptance for exchange by Klondike Gold of shares of Klondike Star common stock pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and Klondike Gold upon the terms and subject to the conditions of the offer.

Appointment as Proxy. By executing the letter of transmittal, or through delivery of an Agent’s Message, as set forth above, a tendering shareholder irrevocably appoints designees of Klondike Gold as such shareholder’s agents, attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder’s rights with respect to the shares of Klondike Star common stock tendered by such shareholder and accepted for exchange by Klondike Gold (and with respect to any and all other shares of Klondike Star common stock or other securities issued or issuable in respect of such shares of Klondike Star common stock on or after the date of this offer).  All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered shares of Klondike Star common stock (and such other shares of Klondike Star common stock and securities).  Such appointment will be effective when, and only to the extent that, Klondike Gold accepts such shares of Klondike Star common stock for exchange.  Upon appointment, all prior powers of attorney and proxies given by such shareholder with respect to such shares of Klondike Star common stock (and such other shares of Klondike Star common stock and securities) will be revoked, without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consent executed by such shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto.  The designees of Klondike Gold will, with respect to the shares of Klondike Star common stock (and such other shares of Klondike Star common stock and securities) for which the appointment is effective, be empowered to exercise all voting, consent and other rights of such shareholder as they in their discretion may deem proper at any annual or special meeting of Klondike Star shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise.  Klondike Gold reserves the right to require that, in order for shares of Klondike Star common stock to be deemed validly tendered, immediately upon Klondike Gold’s acceptance of shares of Klondike Star common stock for exchange, Klondike Gold must be able to exercise full voting, consent and other rights with respect to such shares of Klondike Star common stock (and such other shares of Klondike Star common stock and securities).

The foregoing proxies are effective only upon acceptance for exchange of shares of Klondike Star common stock tendered pursuant to the offer.  The offer does not constitute a solicitation of proxies for any meeting of Klondike Star shareholders, which will be made only pursuant to separate proxy materials complying with the requirements of the rules and regulations of the SEC.

Withdrawal Rights

Tenders of shares of Klondike Star common stock made pursuant to the offer may be withdrawn at any time until the offer has expired and thereafter may be withdrawn at any time until Klondike Gold accepts such shares for exchange in the offer.  If Klondike Gold decides to include a subsequent offering period, shares of Klondike Star common stock tendered during the subsequent offering period may not be withdrawn.  Please see the section of this Offer to Exchange entitled “The Exchange Offer—Extension, Termination and Amendment.”

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth on the back cover page of this Offer to Exchange.  Any such notice of withdrawal must specify the name of the person who tendered the shares of Klondike Star common stock to be withdrawn, the number of shares of Klondike Star common stock to be withdrawn and the name of the registered holder of such shares of Klondike Star common stock, if different from that of the person who tendered such shares of Klondike Star common stock.  If certificates representing shares of Klondike Star common stock to be withdrawn have been delivered or otherwise identified to the exchange agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the exchange agent and, unless such shares of Klondike Star common stock have been tendered by or for the account of an Eligible Institution, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution.  If shares of Klondike Star common stock have been tendered pursuant to the procedure for book-entry transfer as set forth in the section of this Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering,” any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn shares of Klondike Star common stock.

Withdrawals of shares of Klondike Star common stock may not be rescinded.  Any shares of Klondike Star common stock properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.  However, withdrawn shares of Klondike Star common stock may be re-tendered at any time prior to the expiration date (or during the subsequent offering period, if any) by following one of the procedures described in the section of this Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering” (except shares of Klondike Star common stock may not be re-tendered using the procedures for guaranteed delivery during any subsequent offering period).

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Klondike Gold in its discretion, whose determination will be final and binding to the fullest extent permitted by law.  However, depositing shareholders may challenge Klondike Gold’s determinations in a court of competent jurisdiction.  None of Klondike Gold or any of its respective affiliates or assigns, the dealer managers, the exchange agent, the Information Agent or any other person will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Announcement of Results of the Offer

Klondike Gold will announce the final results of the offer, including whether all of the conditions to the offer have been fulfilled or waived and whether Klondike Gold will accept the tendered shares of common stock of Klondike Star for exchange after expiration of the offer.  The announcement will be made by a press release.

Ownership of Klondike Gold After the Offer

Upon consummation of the offer, former Klondike Star shareholders would own in the aggregate approximately 14.9% of the outstanding shares of Klondike Gold common stock, assuming that:

•

Klondike Gold exchanges, pursuant to the offer, all of the outstanding shares of Klondike Star common stock, which is assumed to be 68,653,461 (the total number of shares reported by Klondike Star to be outstanding at May 31, 2013);

The following table represents Klondike Gold shares owned by Klondike Star Officers and Directors following completion of the offering:

Name and Title	Number of Shares of Common Stock

George Wakim, Chairman	3,711,344

Rene Huessy, Director, President	2,553,952

Ayman Shahin, Director	1,015,000

Officers and Directors as a Group (3)	7,280,296

Material Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders (as defined below) of Klondike Star common stock who exchange Klondike Star common stock for Klondike Gold common stock pursuant to the offer.  This discussion is based on provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect.  This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders of Klondike Star common stock in light of their particular circumstances or to holders of Klondike Star common stock subject to special treatment under U.S. federal income tax law including, without limitation:

•

foreign persons,

•

certain financial institutions,

•

insurance companies,

•

tax-exempt entities,

•

dealers in securities,

•

traders in securities that elect to apply a mark-to-market method of accounting,

•

certain U.S. expatriates,

•

U.S. holders who hold Klondike Star common stock as part of a straddle, hedge, conversion transaction or other integrated investment,

•

U.S. holders whose functional currency is not the United States dollar, and

•

U.S. holders who acquired Klondike Star common stock through the exercise of employee stock options or otherwise as compensation.

This discussion is limited to U.S. holders of Klondike Star common stock who hold their shares of Klondike Star common stock as capital assets and does not consider the tax treatment of U.S. holders of Klondike Star common stock who hold Klondike Star common stock through a partnership or other pass-through entity.  Furthermore, this summary does not discuss any aspect of state, local or foreign taxation or any aspect of U.S. federal taxation other than income taxation.

You should consult your own tax advisor regarding the specific tax consequences to you of the exchange of your Klondike Star common stock, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of your particular circumstances.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Klondike Star common stock who is: (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions; (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has made a valid election to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Klondike Star common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  If you are a partnership or a partner of a partnership holding Klondike Star common stock, you should consult your own tax advisor regarding the tax consequences to you of exchanging Klondike Star common stock for Klondike Gold common stock pursuant to the offer.

If a U.S. person transfers property to a foreign corporation in connection with an exchange described in section 332, 351, 354, 355, 356 or 361 of the U.S. Internal Revenue Code (the “IRC”), then pursuant to section 367(a)(1) the foreign corporation shall not be considered to be a corporation for purposes of determining the extent to which gain shall be recognized on the transfer. Section 367(a)(1) denies non-recognition treatment only to the transfer of items of property on which gain is realized. Thus, the amount of gain recognized because of section 367(a)(1) is unaffected by the transfer of items of property on which loss is realized; no losses may be recognized by reason of the operation of section 367.  If a U.S. person is required to recognize gain under section 367 upon a transfer of property to a foreign corporation, then the character and source of such gain shall be determined as if the property had been disposed of in a taxable exchange with the transferee foreign corporation and the gain required to be recognized by the U.S. person shall in no event exceed the gain that would have been recognized on a taxable sale of those items of property if sold individually and without offsetting individual losses against individual gains.

Although not structured to qualify for any particular tax treatment under U.S. law, the exchange contemplated by this Registration Statement would ordinarily fall under the definition of a “reorganization” as that term is used in Section 354 of the IRC and further defined in Section 368 of the IRC.  Because the transaction contemplated herein and hereby is described in Section 354, the rules of Section 367 apply to any U.S. person transferring shares of Klondike Star stock in exchange for shares of Klondike Gold stock.  As such, any U.S. person transferring shares of Klondike Star stock in exchange for shares of Klondike Gold stock will be treated as if that person had disposed of their Klondike Star stock to Klondike Gold and will be required to recognize any gain realized upon the deemed disposition of Klondike Star stock to Klondike Gold generally equal to an amount consisting of the per share fair market value assigned to the Klondike Gold stock multiplied by the total number of shares of Klondike Gold stock received by a U.S. person transferring Klondike Star stock in exchange for Klondike Gold stock, minus the transferors adjusted basis in the Klondike Star stock being transferred to Klondike Gold in exchange for Klondike Gold stock.  Any gain recognized by a U.S. person transferring shares of Klondike Star stock in exchange for Klondike Gold stock, pursuant to the terms and conditions set forth in this Registration Statement, will not exceed the amount of gain the transferor would have recognized had the U.S. person disposed of their shares of Klondike Star stock in a taxable sale individually and without offsetting any individual losses against any individual gains.  Any losses realized on the deemed disposition of Klondike Star stock to Klondike Gold will be disregarded.  The character and source of any gain to be recognized, by a U.S. person, on the transfer of Klondike Star stock in exchange for Klondike Gold stock, pursuant to the terms and conditions contained in this Registration Statement, shall be dependent upon each transferors specific situation and shall be determined as if the shares of Klondike Star transferred by such U.S. person had been disposed of in a taxable exchange with Klondike Gold and in accordance with U.S. tax regulations.

You are urged to consult your own tax advisor concerning the specific U.S. federal, state, local and foreign tax consequences of the offer.

Purpose and Structure of the Offer

The purpose of the offer is for Klondike Gold to acquire all of the outstanding shares of Klondike Star common stock in order to combine the assets of Klondike Gold and Klondike Star.

Plans for Klondike Star

Except as indicated in this offer, neither Klondike Gold nor any of Klondike Gold’s subsidiaries has any current plans or proposals which relate to or would result in (1) any extraordinary transaction, such as a merger, reorganization or liquidation of Klondike Star or any of its subsidiaries, (2) any purchase, sale or transfer of a material amount of assets of Klondike Star or any of its subsidiaries, (3) any material change in the indebtedness or capitalization of Klondike Star or any of its subsidiaries, or (4) any other material change in Klondike Star’s corporate structure or business.

If all shares of Klondike Star are tendered in the Exchange, Klondike Star will become a wholly-owned subsidiary of Klondike Gold.  A merger of Klondike Star into Klondike Gold is not possible under Delaware law.  If less than all of the shares are tendered, Klondike Gold will consider taking Klondike Star private.

Effect of the Offer on the Market for Shares of Klondike Star Common Stock

The exchange of shares of Klondike Star common stock by Klondike Gold pursuant to the offer will reduce the number of shares of Klondike Star common stock that might otherwise trade publicly and will reduce the number of holders of shares of Klondike Star common stock, which could adversely affect the liquidity and market value of the remaining shares of Klondike Star common stock held by the public.  The extent of the public market for Klondike Star common stock and the availability of quotations reported in the over-the-counter market depends upon the number of shareholders holding Klondike Star common stock, the aggregate market value of the shares remaining at such time, the interest of maintaining a market in the shares on the part of any securities firms and other factors.  According to Klondike Star: (1) as of February 29, 2012 there were 68,653,461 shares of Klondike Star common stock outstanding and (2) for the fiscal year ended February 29, 2012, there were approximately 111 holders of record of Klondike Star common stock.

TSX VENTURE EXCHANGE APPROVAL OF OFFER

Klondike Gold’s common stock is traded on the TSX Venture Exchange (TSX-V) under the symbol KG.  Prior to issuance of shares to Klondike Star shareholders, Klondike Gold is required to obtain approval of the exchange offer from the TSX-V.  Klondike Star shareholders who tender their shares to Klondike Gold will be issued Klondike Gold shares upon the latter of the expiration of the offer or the fulfillment of all of the Conditions of the Offer, which includes the acceptance for filing of the exchange offer by the TSX-V.   Once the number of shares to be issued by Klondike Gold pursuant to the Offer is determined, that information will be filed with the TSX-V.  It is understood that approval of the issuance of the shares will follow as a matter of course and without delay.

Conditions of the Offer

Notwithstanding any other provision of the exchange offer, Klondike Gold will have the right to withdraw or terminate the offer, and will not be required to take up or pay for, and/or may extend the period of time during which the offer is open, and/or may postpone taking up and paying for, any Klondike Star Shares deposited under the offer, unless all of the following conditions (the "Conditions of the Offer") are satisfied or waived by Klondike Gold at or prior to the expiration of the offer:

•

Minimum Tender Condition—Klondike Star shareholders shall have validly tendered and not withdrawn prior to the expiration of the offer at least that number of shares of Klondike Star common stock that, when added to the shares of Klondike Star common stock then owned by Klondike Gold or any of its subsidiaries, shall constitute 66.6% of the voting power of Klondike Star’s outstanding capital stock entitled to vote.

•

Registration Statement Condition—The registration statement of which this Prospectus/Offer to Exchange is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and Klondike Gold shall have received all necessary state securities law or “blue sky” authorizations.

•

Due Diligence Condition—Klondike Gold shall have completed to its reasonable satisfaction customary confirmatory due diligence of Klondike Star’s non-public information on Klondike Star’s business, assets and liabilities and shall have concluded, in its reasonable judgment, that there are no material adverse facts or developments concerning or affecting Klondike Star’s business, assets and liabilities that have not been publicly disclosed prior to the commencement of the offer.

•

TSX-V Condition— Klondike Gold shall have received acceptance for filing from the TSX Venture Exchange (the "TSX-V") for the acquisition of the Klondike Star shares under the exchange offer on terms and conditions satisfactory to Klondike Gold, in its sole discretion.

The foregoing Conditions of the Offer are for the sole benefit of Klondike Gold and may be asserted by Klondike Gold regardless of the circumstances giving rise to any such assertion (including any action or inaction by Klondike Gold or any of its affiliates) or may be waived by Klondike Gold in whole or in part, at any time and from time to time, without prejudice to any other rights which Klondike Gold may have.  Each of the Conditions of the Offer is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise.  The failure by Klondike Gold at any time prior to the expiration of the offer to exercise any of the foregoing rights will not be deemed a waiver of any such rights and each such right will be deemed an ongoing right which may be asserted by Klondike Gold at any time and from time to time.  Any determination by Klondike Gold concerning the events described in the Conditions of the Offer will be final and binding on Klondike Gold and the Klondike Star shareholders.

Dividends and Distributions

If, on or after the date of this Offer to Exchange, Klondike Star:

•

splits, combines or otherwise changes the shares of Klondike Star common stock or its capitalization;

•

acquires or otherwise causes a reduction in the number of outstanding shares of Klondike Star common stock; or

•

issues or sells any additional shares of Klondike Star common stock (other than shares of Klondike Star common stock issued pursuant to, and in accordance with, the terms in effect on the date of this offer of employee stock options or stock units outstanding prior to such date), shares of any other class or series of capital stock of Klondike Star or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the foregoing, or any other ownership interest (including, without limitation, any phantom interest), of Klondike Star, then, without prejudice to Klondike Gold’s rights under the section of this Offer to Exchange entitled “The Exchange Offer—Conditions of the Offer,” Klondike Gold may make such adjustments to the offer consideration and other terms of the offer (including the number and type of securities to be exchanged) as it deems appropriate to reflect such split, combination or other change.

Financing of the Offer; Source and Amount of Funds

The offer is not subject to a financing condition. Klondike Gold is offering .25shares of its common stock for each share of Klondike Star common stock.  Klondike Gold estimates that the total amount of cash required to pay all fees, expenses and other related amounts incurred in connection with the offer will be approximately $30,000, which Klondike Gold expects to pay with cash on hand.  The estimated amount of cash required is based on Klondike Gold’s due diligence review of Klondike Star’s available information to date and is subject to change.

Certain Legal Matters; Regulatory Approvals

General

Klondike Gold is not aware of any governmental license or regulatory permit that appears to be material to Klondike Star’s business that might be adversely affected by Klondike Gold’s acquisition of shares of Klondike Star common stock pursuant to the offer or, except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for Klondike Gold’s acquisition or ownership of shares of Klondike Star common stock pursuant to the offer.  Should any of these approvals or other actions be required, Klondike Gold currently contemplates that these approvals or other actions will be sought.  There can be no assurance that any of these approvals or other actions, if needed, will be obtained (with or without substantial conditions) or that if these approvals were not obtained or these other actions were not taken adverse consequences might not result to Klondike Star’s business, or that certain parts of Klondike Star’s or Klondike Gold’s, or any of their respective subsidiaries’, businesses might not have to be disposed of or held separate, any of which could cause Klondike Gold to elect to terminate the offer without the exchange of shares of Klondike Star common stock under the offer.  Klondike Gold’s obligation under the offer to accept for exchange, and exchange, shares of Klondike Star common stock is subject to certain conditions.  Please see the section of this offer to exchange entitled “The Exchange Offer—Conditions of the Offer.”

Certain Relationships with Klondike Star and Interests of Klondike Gold and Klondike Gold’s Executive Officers and Directors in the Offer

Except as set forth in this Offer to Exchange, neither Klondike Gold or, to the best of our knowledge, any of its respective directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Klondike Star, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.  Except as otherwise described in this Offer to Exchange, there have been no contacts, negotiations or transactions during the past two years, between Klondike Gold, any of Klondike Gold’s subsidiaries or, to the best of its knowledge, any of the persons listed on Schedule I to this Offer to Exchange, and Klondike Star or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, an exchange offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

Klondike Gold has retained Signature Stock Transfer, Inc. as the exchange agent in connection with the offer.  Klondike Gold will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses in connection with their engagement, including liabilities under the federal securities laws.

Except as set forth above, Klondike Gold will not pay any commissions or fees to any broker, dealer or other person for soliciting tenders of shares pursuant to the offer.  Klondike Gold will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

DESCRIPTION OF KLONDIKE GOLD CAPITAL STOCK

Certificate of Incorporation and Bylaw Provisions; Takeover Statutes

There are no provisions in Klondike Gold’s Articles of Incorporation, as amended, and the British Columbia Business Corporations Act that may affect or make it more difficult to acquire control of Klondike Gold or remove its management.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Holders of shares of Klondike Star common stock who validly tender their shares in the offer and do not withdraw such shares will receive shares of Klondike Gold common stock following consummation of the offer. Klondike Star is organized under the laws of the State of Delaware, and Klondike Gold is organized under the laws of British Columbia, Canada.  Accordingly, the rights of holders of Klondike Star capital stock arise from Klondike Star’s charter, bylaws, any certificates of designation and from Delaware corporate law and Delaware and United States securities laws (collectively the “Delaware Law”). The rights of holders of Klondike Gold capital stock arise from Klondike Gold’s constituent documents and British Columbpia corporate and securities law (collectively the “B.C. Law”).  This section summarizes and compares the material differences betweenthe applicable B.C. Law and Delaware Law as it would impact a holder of Klondike Star shares that are exchanged for shares of Klondike Gold.

The following tables provides a listing of certain corporate matters or shareholder rights that may be material to a holder of securities of Klondike Gold or Klondike Star and their application under either Delaware or B.C. Law:

Corporate or Shareholder Matter	Applicable Under Delaware Law	Applicable Under B.C. Law
Annual Meetings of Shareholders required	Yes	Yes
Shareholders have right to vote at meeting - 1 vote per share	Yes	Yes
Shareholder has right to appoint proxy to vote at meeting	Yes	Yes
Directors elected by shareholders	Yes	Yes
Shareholders proposals permitted for matters to be presented at annual meetings including proposed nominations for directors	No	Yes
Share transfer services required to be maintained	Yes	Yes
Rights for minority shareholders against oppression by directors	Yes	Yes
Right of shareholders to bring derivative actions for damages to company.	Yes	Yes
Shareholder approval required for alterations/amendments to articles or by-laws of the company.	Yes	Yes
Shareholder approval required for a proposed consolidation or subdivision of the capital stock of the company.	Yes for conolidations	Yes
Shareholder approval required for a proposed amalgamation or other corporate arrangement.	Yes	Yes
Shareholder approval required for a proposal to sell substantially all of the assets or undertaking of the company.	Yes	Yes

The foregoing summary is not a complete statement all corporate laws affecting the two companies or the rights of shareholders of either of the two companies nor is it a a complete description of the specific provisions referred above.  For further details on these matter, reference should be made to the Delaware law or the B.C. Law as applicable, and/or advice obtained on the matter from the shareholder’s own legal advisor.  Copies of the companies’ constituent documents have been filed with the SEC.  To find out where you can get copies of these documents, please see the section captioned “Where You Can Find More Information.”

FINANCIAL REPORTS OF KLONDIKE GOLD

 KLONDIKE

                GOLD

                   CORP.

Consolidated Financial Statements

For Years Ended February 28, 2013

February 29, 2012 and February 28, 2011

(Expressed in Canadian Dollars)

INDEPENDENT AUDITOR'S REPORT

To the Directors of

Klondike Gold Corp.

Report on the consolidated financial statements

We have audited the accompanying consolidated financial statements of Klondike Gold Corp., which comprise the consolidated statements of financial position as at February 28, 2013, February 29, 2012, and February 28, 2011, the consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Klondike Gold Corp. as at February 28, 2013, February 29, 2012, and February 28, 2011, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes matters and conditions that indicate the existence of a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern.

Vancouver, Canada

                                                                                                                      “Morgan LLP”

August 12, 2013                                                                                                                                             Chartered Accountants

PO Box 10007, 1488 – 700 West Georgia Street, Vancouver, British Columbia, Canada V7Y 1A1

Tel: (604) 687 – 5841 Fax: (604) 687 – 0075  Email: info@morganllp.com

KLONDIKE GOLD CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Expressed In Canadian dollars)

	February 28 2013	February 29 2012	February 28 2011 (Note 19)
ASSETS
Current
Cash	$1,096,304	$3,924,521	$687,887
Restricted cash (Note 5) HST recoverable	133,500 32,078	- 38,607	- 47,180
Amounts receivable	27,105	-	-
Prepaid expenses and deposits	58,897	52,481	34,800
	1,347,884	4,015,609	769,867
Related Party Advances (Note 10 c))	61,025	64,725	31,964
Available-for-sale Investments (Note 6)	12,112	34,052	27,480
Reclamation Bonds	10,500	10,500	10,500
Equipment (Note 7)	277,680	52,796	-
Exploration And Evaluation Assets (Note 8)	8,465,908	5,816,303	5,629,760
Investment In Joint Venture (Note 9)	126,657	-	-

	$10,301,766	$9,993,985	$6,469,571
LIABILITIES
Current
Accounts payable and accrued liabilities	$222,592	$496,263	$453,389
Accrued part XII.6 tax payable	-	-	48,256
Due to related parties (Note 10 a))	75,871	138,949	679,682
Loan payable to related party (Note 10 d), 17)	-	150,000	-
Flow-through share premium liability	46,700	-	16,836
	345,163	785,212	1,198,163
EQUITY
Share Capital (Note 11)	54,852,331	52,830,031	47,031,966
Share Subscriptions Receivable (Note 11)	(396,000)	-	-
Reserves	3,192,676	2,598,936	2,604,209
Deficit	(48,219,999)	(46,753,277)	(44,364,767)
Shareholders’ Equity	9,429,008	8,675,690	5,271,408
Non-controlling Interest	527,595	533,083	-
Total Equity	9,956,603	9,208,773	5,271,408

	$10,301,766	$9,939,985	$6,469,571

Going Concern (Note 1)

These consolidated financial statements were authorized for issue by the Board of Directors on August 12, 2013.  They are signed on the Company’s behalf by:

                     “Erich Rauguth”

       “Alan Campbell”

Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

KLONDIKE GOLD CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Expressed In Canadian dollars)

	FOR THE YEARS ENDED
	February 28	February 29		February 28
	2013	2012		2011
				(Note 19)

Expenses
Administration (Note 10 b), c))	$303,552		$356,461	$ 326,000
Consulting and Wages (Note 10)	391,229	27,174	248,870	64,420
Depreciation	63,789		2,429	-
Office and miscellaneous	18,553		7,248	31,675
Part XII.6 tax	-		8,729	110,502
Professional fees	148,244	7,768	83,295	60,687
Regulatory and stock transfer fees	38,798	3,782	59,960	56,837
Stock based compensation	613,280		-	- -
Travel and promotion	390,841	23,807	97,617	(35,125)

Loss Before Other Income (Expenses)	(1,968,286)		(864,609)	(614,996)

Other Income (Expenses)
Miscellaneous mining income	3,194		216	2,515
Interest income	979		579	-
Foreign exchange gain	6,783		-	-
Gain on settlement of debt	38,334		111,539	-
Loss on sale of investments	-		-	(12,121)
Mineral properties written off (Note 8)	(129,034)		(1,647,380)	-
Share of loss in joint venture investment (Note 9)	(47,688)		-	(6,507)
De-recognition of current liabilities (Note 13, 17)	271,008		-	-
Reversal of flow-through investor obligation	340,000		-	-

Loss Before Income Taxes	(1,484,710)	0	(2,399,655)	(631,109)

Deferred Income Taxes	12,500		3,680	(7,564)

Net Loss For The Year	(1,472,210)	(296,0	(2,395,975)	(638,673)

Other Comprehensive Loss
Unrealized loss on available-for-sale investments	(21,940)		(18,428) 545)	(17,175)

Comprehensive Loss For The Year	$(1,494,150)		$(2,414,403))))	$ (655,848)

Net Loss Attributable To:
Shareholders	$(1,466,722)		$(2,388,510)	$ (638,673)
Non-controlling interest	(5,488)	27,174	(7,465)	-
	$(1,472,210)		$(2,395,975)	$ (638,673)

Loss Per Share – Basic and diluted	$(0.02)		$(0.07)	$ (0.04)

Weighted Average Number Of Shares Outstanding Basic and diluted	83,938,392		32,278,589	15,760,881

The accompanying notes are an integral part of these consolidated financial statements.

KLONDIKE GOLD CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Expressed In Canadian dollars)

	SHARE CAPITAL			RESERVES
	NUMBER	AMOUNT	SHARE SUBSCRIPTIONS	SHARE PREMIUM	SHARE BASED PAYMENTS	AVAILABLE- FOR-SALE FINANCIAL ASSETS	DEFICIT	SHAREHOLDERS’ EQUITY	NON CONTROLLING INTEREST	TOTAL

Balance March 1, 2010 (Note 19)	13,622,650	$45,141,774	$202,500	$-	$2,298,834	$9,500	$ (43,277,822)	$ 4,374,786	$-	$4,374,786

Private placements	9,316,000	1,863,200	-	-	-	-	-	1,863,200	-	1,863,200
Private placements – flow-through	488,000	122,000	-	14,250	-	-	-	136,250	-	136,250
Share issue costs - cash	-	(236,958)	-	-	-	-	-	(236,958)	-	(236,958)
Share issue costs – agent compensation	-	(142,800)	-	-	142,800	-	-	-	-	-
Exploration and Evaluation Assets	3,333	1,750	-	-	-	-	-	1,750	-	1,750
Fair value of warrants extended	-	(156,000)	-	-	156,000	-	-	-	-	-
Share subscriptions	-	-	(202,500)	-	-	-	-	(202,500)	-	(202,500)
Effect of transition to IFRS (Note 19)	-	439,000	-	-	-	-	(448,272)	(9,272)	-	(9,272)
Other comprehensive loss	-	-	-	-	-	(17,175)	-	(17,175)	-	(17,175)
Net loss for the year	-	-	-	-	-	-	(638,673)	(638,673)	-	(638,673)
Balance, February 28, 2011	23,429,983	47,031,966	-	14,250	2,597,634	(7,675)	(44,364,767)	5,271,408	-	5,271,408

Acquisition of Lonestar Gold Inc. (Note 12)	20,709,999	2,071,000	-	-	-	-	-	2,071,000	540,548	2,611,548
Private placements	18,680,000	1,868,000	-	-	-	-	-	1,868,000	-	1,868,000
Private placements – flow-through	18,020,000	1,802,000	-	13,155	-	-	-	1,815,155	-	1,815,155
Share issue costs - cash	-	(61,935)	-	-	-	-	-	(61,935)	-	(61,935)
Exploration and Evaluation Assets	100,000	21,500	-	-	-	-	-	21,500	-	21,500
Debt settlement	750,000	97,500	-	-	-	-	-	97,500	-	97,500
Other comprehensive loss	-	-	-	-	-	(18,428)	-	(18,428)	-	(18,428)
Net loss for the year	-	-	-	-	-	-	(2,388,510)	(2,388,510)	(7,465)	(2,395,975)

Balance, February 29, 2012	81,689,982	52,830,031	-	27,405	2,597,634	(26,103)	(46,753,277)	8,675,690	533,083	9,208,773

Private placements	20,945,000	1,780,600	-	-	-	-	-	1,780,600	-	1,780,600
Private placements – flow-through	2,960,026	249,300	-	-	-	-	-	249,300	-	249,300
Share subscriptions receivable	-	-	(396,000)	-	-	-	-	(396,000)	-	(396,000)
Share issue costs - cash	-	(7,600)	-	-	-	-	-	(7,600)	-	(7,600)
Stock based compensation	40,000	-	-	-	615,680	-	-	615,680	-	615,680
Other comprehensive loss	-	-	-	-	-	(21,940)	-	(21,940)	-	(21,940)
Net loss for the year	-	-	-	-	-	-	(1,466,722)	(1,466,722)	(5,488)	(1,472,210)

Balance, February 28, 2013	105,635,008	$54,852,331	$(396,000)	$27,405	$3,213,314	$(48,043)	$ (48,219,999)	$ 9,429,008	$527,595	$9,956,603

The accompanying notes are an integral part of these consolidated financial statements.

KLONDIKE GOLD CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed In Canadian dollars)

FOR THE YEARS ENDED
February 28	February 29	February 28
2013	2012	2011
		(Note 19)

Cash Provided By (Used In):
Operating Activities
Net loss for the year	$(1,472,210)	$(2,395,975)	$ (638,673)
Adjust for items not requiring an outlay of cash:
Shares issued for consulting	2,400	-	-
Depreciation	63,789	2,429	-
Stock based compensation	613,280	-	-
Gain on settlement of debt	(38,334)	(111,539)	-
Loss on sale of investments	-	-	12,121
Mineral properties abandoned and written off	129,034	1,647,380	6,507
Share of loss in joint venture investment	47,688	-	-
De-recognition of current liabilities	(271,008)	-	-
Reversal of flow-through investor obligation	(340,000)	-	-
Deferred income taxes	(12,500)	(3,680)	7,564

Changes in non-cash operating assets and liabilities:
HST recoverable	6,529	8,573	(12,645)
Amounts receivable	(27,105)	-	-
Prepaid expenses and deposits	(31,416)	(17,681)	(27,957)
Related party advances	3,700	(32,761)	(1,587)
Accounts payable and accrued liabilities	264,575	(20,652)	(438,235)
Due to related parties	(63,078)	(331,694)	(44,650)
Flow-through share premium liabilities	46,700	(16,836)	-
Loan payable to related party	-	150,000	-
	(1,077,956)	(1,122,436)	(1,137,555)
Investing Activities
Cash acquired on acquisition of Lonestar Gold Inc.	-	955,580	-
Equipment	(288,673)	(11,651)	(507,566)
Proceeds from sale of investments	-	-	32,879
Mineral property costs	(2,805,043)	(202,399)	-
Investment in joint venture	(174,345)	-	-
Reclamation bond	-	-	(7,000)
	(3,268,061)	741,530	(481,687)
Financing Activities
Shares issued for cash	2,029,900	3,679,475	1,983,617
Restricted cash	(108,500)	-	-
Share issue costs	(7,600)	(61,935)	(236,958)
Share subscriptions receivable	(396,000)	-	-
	1,517,800	3,617,540	1,746,659

(Decrease) Increase In Cash	(2,828,217)	3,236,634	127,417

Cash – Beginning Of Year	3,924,521	687,887	560,470
Cash – End Of Year	$1,096,304	$3,924,521	$ 687,887
Supplementary Cash Flow Information and Non-Cash Investing Activities:
Interest paid	$-	$-	$ 49,953
Taxes paid	$-	$-	$ -
Shares issued for mineral property acquisition costs	$-	$21,500	$ 1,750
Shares issued for settlement of debt	$-	$97,500	$ -
Shares issued for acquisition of Lonestar Gold Inc. (Note 12)	$-	$2,071,000	$ -

The accompanying notes are an integral part of these consolidated financial statements.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

1.

NATURE OF OPERATIONS AND GOING CONCERN

Klondike Gold Corp. (the “Company”) is a Vancouver-based resource exploration company listed on the TSX Venture Exchange under the symbol “KG”.   The Company was incorporated on August 23, 1978 under the laws of the Province of British Columbia, Canada.  The Company’s registered office is located at Suite 711, 675 West Hastings Street, Vancouver British Columbia Canada, V6B 1N2.

These annual consolidated financial statements have been prepared assuming the Company will continue on a going-concern basis and be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the year ended February 28, 2013, the Company reported a loss of $1,472,210 and an accumulated deficit of $48,219,999 at that date. The Company had working capital of $1,002,721 and cash at February 28, 2013 amounted to $1,096,304. There is material uncertainty that casts substantial doubt upon the ability of the Company to continue as a going concern.

Continuing operations as a going concern are dependent upon management’s ability to raise adequate financing and to ultimately achieve profitable operations in the future. Management has implemented a series of cost cutting measures and continues to seek financing for the Company.
Although management has been successful in the past; there is no assurance that these initiatives will be successful in the future.

These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption inappropriate, and these adjustments could be material.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements, including comparatives, have been prepared on the basis of IFRS standards that are published at the time of preparation and that are effective or available for adoption on February 28, 2013.

a)   Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

b)   Basis of Measurement

These consolidated financial statements have been prepared on a historical cost basis except for financial instruments that have been measured at fair value through profit and loss. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)   Foreign Currencies

The presentation currency of the Company and the functional currency of the Company and its subsidiaries is the Canadian dollar.   All financial information is presented in Canadian dollars unless otherwise noted and all financial information has been rounded to the nearest dollar.

Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing on the dates of the transactions. At each financial position reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the date of the statement of financial position. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

d)   Basis of Consolidation

Subsidiaries

Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. All intercompany balances and transactions are eliminated upon consolidation.  The Company’s principal operating subsidiaries are as follows:

Name	Principal Activity	Place of Incorporation	Ownership %

Klondike Gold Corp. Portugal Unipessoal Lda.	Exploration company	Portugal	100%
Lonestar Gold Inc.	Exploration company	Canada	79.82%
Klondike Reef Mines Inc. *	Exploration company	Canada	61.68%

* Inactive subsidiary – Consolidation of subsidiary accounts has been presented up to February 29, 2012.

Joint Venture

These consolidated financial statements also include the Company’s investment in a joint venture with 46799 Yukon Inc. (“Yukon Inc.”).  The joint venture was incorporated under the laws of the Yukon Territory, Canada as KG46 Holdings Ltd. (“KG46”) on July 6, 2012.  In addition to a separate legal entity, the parties have the rights to the net assets of the arrangement. The Company accounts for this investment using the equity method.  Under the equity method, an interest in a joint venture is initially recorded at cost and adjusted thereafter for the post-acquisition change in the Company`s share of net assets of the joint venture.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)

Measurement Uncertainty

Management’s capitalization of exploration and development costs and assumptions regarding the future recoverability of such costs are subject to significant measurement uncertainty. Management’s assessment of recoverability is based on, among other things, the Company’s estimate of current mineral reserves and resources which are supported by geological estimates, estimated gold and metal prices, and the procurement of all necessary regulatory permits and approvals. These assumptions and estimates could change in the future and this could materially affect the carrying value and the ultimate recoverability of the amounts recorded for mineral properties.

f)

Financial Instruments and Risk Management

Financial assets

The Company classifies its financial assets into one of the following categories, depending on the purpose for which the asset was acquired. The Company's accounting policy for each category is as follows:

Fair value through profit or loss - This category comprises derivatives, or financial assets acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are carried in the statements of financial position at fair value with changes in fair value recognized in the statements of operations and comprehensive loss.

Loans and receivables - These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are carried at amortized cost less any provision for impairment.  Significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty will default.

Held-to-maturity investments - These assets are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company's management has the positive intention and ability to hold to maturity. These assets are measured at amortized cost using the effective interest rate method. If there is objective evidence that the investment is impaired, determined by reference to external credit ratings and other relevant indicators, the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized in the statements of operations and comprehensive loss.

Available-for-sale - Non-derivative financial assets not included in the above categories are classified as available-for-sale. They are carried at fair value with changes in fair value recognized directly in equity. Where a decline in the fair value of an available-for-sale financial asset constitutes objective evidence of impairment, the amount of the loss is removed from equity and recognized in the statements of comprehensive loss.

Transaction costs associated with fair value through profit or loss financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)

Financial Instruments and Risk Management (Continued)

Financial assets (Continued)

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets, which are described above.

Financial liabilities

The Company classifies its financial liabilities into one of two categories, depending on the purpose for which the asset was acquired. The Company's accounting policy for each category is as follows:

Fair value through profit or loss - This category comprises derivatives, or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are carried in the statement of financial position at fair value with changes in fair value recognized in the statement of operations and comprehensive loss.

Other financial liabilities - This category includes loan payable, amounts due to related parties and accounts payables and accrued liabilities, all of which are recognized at amortized cost.

The Company has classified cash and reclamation bonds as fair value through profit or loss financial assets. Investments in marketable securities are classified as available for sale. Related party advances are classified as loans and receivables. Accounts payable and accrued liabilities and due to related parties are classified as other financial liabilities. Management did not identify any material embedded derivatives, which require separate recognition and measurement.

Disclosures about the inputs to financial instrument fair value measurements are made within a hierarchy that prioritizes the inputs to fair value measurement.

The three levels of the fair value hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
Level 3 –	Inputs that are not based on observable market data

Financial instruments are exposed to credit, liquidity and market risks. Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Liquidity risks is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. Market risk is that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of price risk: currency risk, interest rate risk and other price risk.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)

Financial Instruments and Risk Management (Continued)

Financial liabilities (Continued)

Credit risk and liquidity risk on amounts due to creditors and amounts due from/to related parties were significant to the Company’s balance sheet. The Company manages these risks by actively pursuing additional share capital issuances to settle its obligations in the normal course of its operating, investing and financing activities. The Company’s ability to raise share capital is indirectly related to changing metal prices and the price of gold in particular. To mitigate this market risk, management of the Company actively pursues a diversification strategy with property holdings focusing on base metals as well as precious metals and diamonds.

g)  Comprehensive Income

Other comprehensive income represents the change in net equity for the period that arises from unrealized gains and losses on available-for-sale financial instruments. Amounts included in other comprehensive income are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented as a category in shareholders’ equity.

h)  Cash

Cash consists of balances with banks and investments in financial instruments with maturities within three months or that is readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value. The Company places its cash and cash investments with institutions of high-credit worthiness.

i)

Exploration and Evaluation Assets

Exploration and evaluation expenditures include the costs of acquiring licenses, costs associated with exploration and evaluation activity, and the fair value (at acquisition date) of exploration and evaluation assets acquired in a business combination. Exploration and evaluation expenditures are capitalized as incurred. Costs incurred before the Company has obtained the legal rights to explore an area are recognized in profit or loss.

Exploration and evaluation assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

Facts and circumstances as defined in IFRS 6 exploration and evaluation assets are as follows:

•

the period for which the entity has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;

•

substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)

Exploration and Evaluation Assets (Continued)

•

exploration for and evaluation of mineral resources in the specific area have not let to the discovery of commercially viable quantities of mineral resources and the entity has decided to discontinue such activities in the specific area;

•

sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

In making the assessment, management is required to make judgments on the status of each project and the future plans towards finding commercial reserves.  The nature of exploration and evaluation activity is such that only a proportion of projects are ultimately successful and some assets are likely to become impaired in future periods.

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, which management has determined to be indicated by a feasibility study, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets.

Recoverability of the carrying amount of any exploration and evaluation assets is dependent on successful development and commercial exploitation, or alternatively, sale of the respective areas of interest.

It is management’s judgement that none of the Company’s exploration and evaluation assets have reached the development stage and as a result are all considered to be exploration and evaluation assets.  Although the Company has taken steps to verify title to mineral properties in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title. Property may be subject to unregistered prior agreements and non-compliance with regulatory requirements. The Company is not aware of any disputed claims of title.

j)

Available-for-Sale Investments

Available for sale investments represent investments in public companies and have been designated as available-for-sale investments. The investments are reported at fair value based on quoted market prices with unrealized gains or losses excluded from operations and reported as other comprehensive income or loss.

The Company evaluates the carrying value of investments for impairment at the end of each reporting period. In its impairment analysis, the Company takes into consideration numerous criteria, including the duration and extent of any decline in fair value, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value and recent events specific to the issuer or industry. If a decline in value is determined to be other-than-temporary, the carrying value of the security is written down to fair value in the statement of operations.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k)

Equipment

Equipment assets are stated at cost less accumulated depreciation and accumulated impairment losses.  The cost of an item consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use.  When parts of equipment have different useful lives, they are accounted for as separate items (major components) of equipment. Depreciation is recorded at the following rates:

Vehicles	3 years straight line basis
Office equipment and computers	3 years straight line basis
Mining equipment and machinery	3 years straight line basis

An item of equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset.  Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in profit or loss.

l)    Impairment of Non-Financial Assets

Impairment tests on intangible assets with indefinite useful economic lives are undertaken annually at the end of each reporting period.  Other non-financial assets, including exploration and evaluation assets are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.  Each of the Company’s exploration and evaluation properties is considered to be a cash-generating unit for which impairment testing is performed.

An impairment loss is recognized in the statement of operations, except to the extent they reverse gains previously recognized in other comprehensive income or loss.

m)

Interest in Joint Venture

A joint venture is a contractual arrangement whereby the Company and other parties undertake an economic activity that is subject to joint control (i.e. when the strategic, financial, and operating policy decisions relating to the activities of the joint venture require unanimous consent of the parties sharing control).

Joint venture arrangements that involve the establishment of a separate legal entity in which each venture has an interest are referred to as jointly controlled entities. The Company reports its interest in a joint venture entity under the equity method of accounting.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)  Interest in Joint Venture (Continued)

When the Company transacts with a joint venture of the Company, the unrealized profit and losses are eliminated to the extent of the Company`s interest in the joint venture.

The financial statements of the joint venture were prepared for the same reporting period as the Company.   Where necessary, adjustments were made to bring the accounting policies in line with those of the Company.

n)   Decommissioning Liabilities

The Company is subject to various government laws and regulations relating to environmental disturbances caused by exploration and evaluation activities.  The Company records the present value of the estimated costs of legal and constructive obligations required to restore the exploration sites in the period in which the obligation is incurred.  The nature of the rehabilitation activities includes restoration, reclamation and re-vegetation of the affected exploration sites.

The rehabilitation provision generally arises when the environmental disturbance is subject to government laws and regulations.  When the liability is recognized, the present value of the estimated costs is capitalized by increasing the carrying amount of the related mining assets.  Over time, the discounted liability is increased for the changes in present value based on current market discount rates and liability specific risks.

Additional environmental disturbances or changes in rehabilitation costs will be recognized as additions to the corresponding assets and rehabilitation liability in the period in which they occur.

o)   Share Capital

i)

   Non-monetary consideration

Agent’s warrants, stock options and other equity instruments issued as purchase consideration in non-monetary transactions other than as consideration for mineral properties are recorded at fair value determined by management using the Black-Scholes option pricing model. The fair value of the shares issued is based on the trading price of those shares on the TSX.V on the date of the agreement to issue shares as determined by the Board of Directors. Proceeds from unit placements are allocated between shares and warrants issued according to their relative fair value using the residual method.

ii)

Flow-through shares

The Company will from time to time, issue flow-through common shares to finance a significant portion of its exploration program.  Pursuant to the terms of the flow-through share agreements, these shares transfer the tax deductibility of qualifying resource expenditures to investors.  On issuance, the Company bifurcates the flow-through share into i) a flow-through share premium, equal to the estimated premium, if any, investors pay for the flow-through feature, which is recognized as a liability, and ii) share capital.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

o)   Share Capital (Continued)

ii)     Flow-through shares (Continued)

As qualified expenses are incurred the Company relieves the liability and recognizes the premium in income as deferred tax recovery.

The Company may also be subject to a Part XII.6 tax on flow-through proceeds, renounced under the Look-back Rule, in accordance with Government of Canada flow-through regulations.  When applicable, this tax is accrued as a financial expense until paid.

             iii)    Share-based payments

The share option plan allows Company employees and consultants to acquire shares of the Company. The fair value of options granted is recognized as an employee or consultant expense with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee.

The fair value is measured at grant date, and each tranche is recognized using the graded vesting method over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each financial position reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.

In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the entity as consideration cannot be specifically identified, they are measured at the fair value of the share-based payment. Otherwise, share based payments are measured at the fair value of goods or services received.

iv)    Share issuance costs

Costs directly identifiable with the raising of share capital financing are charged against share capital. Share issuance costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issuance costs related to uncompleted share subscriptions are charged to operations.

p)   Income Taxes

Income tax expense comprises of current and deferred tax.  Current tax and deferred tax are recognized in net  income  except  to  the  extent  that  it  relates  to  a  business  combination  or  items  recognized  directly  in equity or in other comprehensive income or loss.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

p)   Income Taxes (Continued)

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability differs from its tax base, except for taxable temporary differences arising on the initial recognition of goodwill and temporary differences arising on the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the  deferred  tax  asset  can  be  utilized.  At  the  end  of  each  reporting  period  the  Company  reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the  extent  that  it  has  become  probable  that  future  taxable  profit  will  allow  the  deferred  tax  asset  to  be recovered.

Income tax expense comprises of current and deferred tax.  Current tax and deferred tax are recognized in net  income  except  to  the  extent  that  it  relates  to  a  business  combination  or  items  recognized  directly  in equity or in other comprehensive income or loss.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

q)

Loss Per Share

Basic loss per common share is calculated by dividing the loss available to common shareholders by  the  weighted  average  number  of  common  shares  outstanding  during  the  period.    Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.  In periods where a net loss is incurred, potentially dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive and basic and diluted loss per common share is the same.  In a profit year, under the treasury stock method, the weighted average number of common shares outstanding used for the calculation of diluted earnings per share  assumes  that  the  proceeds  to  be  received  on  the  exercise  of  dilutive  stock  options  and warrants are used to repurchase common shares at the average price during the period.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the statement of financial position date, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

•

The estimated flow-through obligations to investors included in accrued liabilities;

•

The carrying value and recoverable amount of exploration and evaluation assets;

•

The determination of cash generating units in defining a group of assets that generate cash inflows that are largely independent of the cash inflows from other assets or groups of assets;

•

The inputs used in accounting for share-based compensation expense in the statements of operations and comprehensive loss;

•

The inputs used in assessing the recoverability of deferred income tax assets to the extent that the deductible temporary differences will reverse in the foreseeable future and that the company will have future taxable income; and

•

Management’s assumption that there are currently no decommissioning liabilities is based on the facts and circumstances that exist during the period.

4.

NEW ACCOUNTING STANDARDS AND INTERPRETATIONS

Following  the  joint arrangement of KG 46 Holdings Ltd.,  the  Company  determined  that  it  holds  an  interest  in  a  joint venture as defined under IFRS 11 and consequently elected to early adopt IFRS 10, 11 and 12, and IAS 27, new pronouncements relating to the accounting and presentation of joint ventures and to consolidation.  The Company has applied the standards retrospectively.  The standards did not result in significant changes to the Company’s prior year financial statements.

IFRS 10 ‘Consolidated Financial Statements’ – effective for annual periods beginning on or after
January 1, 2013, with early adoption permitted, establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities.

IFRS 11, ’Joint Arrangements’ – effective for annual periods beginning on or after January 1,
2013, with early adoption permitted provides for a more realistic reflection of joint arrangements by focusing on the rights and obligations of the arrangement, rather than its legal form. There are two types of joint arrangement; joint operations and joint ventures. Joint operations arise where a joint operator has rights to the assets and obligations relating to the arrangement and therefore accounts for its share of assets, liabilities, revenue and expenses. Joint ventures arise where the joint venture has rights to the net assets of the arrangement and therefore equity accounts for its interest. Proportional consolidation of joint ventures is no longer allowed. The Company had early adopted the standard and accounted for its investment in KG46 using the equity method.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

4.

NEW ACCOUNTING STANDARDS AND INTERPRETATIONS (Continued)

IFRS 12 ‘Disclosure of Interests in Other Entities’ – effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, requires the disclosure of information that enables users of financial statements to evaluate the nature of, and risks associated with its interests in other entities and the effects of those interests on its financial position, financial performance and cash flows.  During the year ended February 28, 2013, the Company elected to early adopt this standard.

IAS 27 ‘Separate Financial Statements’– effective for annual periods beginning on or after
January 1, 2013, as a result of the issue of the new consolidation suite of standards, IAS 27
Separate Financial Statements has been reissued, as the consolidation guidance will now be included in IFRS 10. IAS 27 will now only prescribe the accounting and disclosure requirements for investments in subsidiaries, joint ventures and associates when an entity prepares separate financial statements.

IAS 28 ‘Investments in Associates and Joint Ventures’ – effective for annual periods beginning on or after January 1, 2013, as a consequence of the issue of IFRS 10, IFRS 11 and IFRS 12,
IAS 28 has been amended and will provide the accounting guidance for investments in associates and to set out the requirements for the application of the equity method when accounting for investments in associates and joint ventures. The amended IAS 28 will be applied by all entities that are investors with joint control of, or significant influence over, an investee.  During the year ended February 28, 2013, the Company elected to early adopt this standard.

Certain new accounting standards and interpretations have been published that are not mandatory for the February 28, 2013 reporting period.   The Company has not early adopted the following new and revised standards, amendments and interpretations that have been issued but are not yet effective:

IFRS 7 ‘Financial Instruments: Disclosures’ – effective for annual periods beginning on or after January 1, 2015, is amended to outline the disclosure required when initially applying IFRS 9 Financial Instruments.

IFRS 9 ‘Financial Instruments: Classification and Measurement’ – effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, introduces new requirements for the classification and measurement of financial instruments.

IFRS 13 ‘Fair Value Measurement’ – effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, provides the guidance on the measurement of fair value and related disclosures through a fair value hierarchy.

IFRS 32 ‘Financial Instruments: Presentation’ - effective for annual periods beginning on or after
January 1, 2014, is amended to provide guidance on the offsetting of financial assets and financial liabilities.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

4.

NEW ACCOUNTING STANDARDS AND INTERPRETATIONS (Continued)

IAS 1 ‘Presentation of Financial Statements’ – the IASB amended IAS 1 effective for annual periods beginning on or after July 1, 2012 with a new requirement for entities to group items presented in other comprehensive income on the basis of whether they are potentially re-classifiable to profit or loss.

The Company anticipates that the application of the above new and revised standards, amendments and interpretations will have no material impact on its results and financial position.

5.

RESTRICTED CASH

Proceeds received in connection with a private placement during the year ended February 28, 2013 were received and held in trust by the Company’s lawyer.  Subsequent to the year end, $108,500 was released to the Company.

The Company has four corporate credit cards with a combined limit of $25,000. As collateral for the credit card, the Company has a one-year term deposit of $25,000 earning interest at an annual rate of 0.8%.

6.

AVAILABLE-FOR-SALE INVESTMENTS

	As of February 28, 2013		As of February 29, 2012		As of February 28, 2011
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Klondike Silver Corp.	34,350	$ 3,779	34,350	$ 7,385	687,000	$ 27,480
Anglo Swiss	333,000	8,333	333,000	26,667	-	-
		$ 12,112		$ 34,052		$ 27,480

7.

EQUIPMENT

Costs
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2010	$ -	$ -	$ -	$ -
Additions	-	-	-	-
Balance February 28, 2011	-	-	-	-
Additions	29,550	13,901	11,774	55,225
Balance February 29, 2012	29,550	13,901	11,774	55,225
Additions	138,168	13,550	136,955	288,673
Balance February 28, 2013	$167,718	$ 27,451	$148,729	$343,898

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

7.    EQUIPMENT (Continued)

	Accumulated Depreciation
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2010	$ -	$ -	$ -	$ -
Additions	-	-	-	-
Balance February 28, 2011	-	-	-	-
Additions	1,735	299	395	2,429
Balance February 29, 2012	1,735	299	395	2,429
Depreciation	30,797	8,069	24,923	63,789
Balance February 28, 2013	$ 32,532	$ 8,368	$ 25,318	$ 66,218

	Net Carrying Amount
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2010	$ -	$ -	$ -	$ -
Additions	-	-	-	-
Balance February 28, 2011	-	-	-	-
Additions	27,815	13,602	11,379	52,796
Balance February 29, 2012	27,815	13,602	11,379	52,796
Additions	107,371	5,481	112,032	224,884
Balance February 28, 2013	$135,186	$ 19,083	$123,411	$277,680

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.    EXPLORATION AND EVALUATION ASSETS

For the year ended February 28, 2013:

	Cranbrook Claims	Red Point	Sedex Group	Hope Claims	Ontario Claims	Yukon Claims	Portugal Claims
	B.C.	B.C.	B.C.	B.C.	Ontario	Yukon	Portugal	Total

Acquisition costs (net of option income)	$ 18,386	$ -	$ -	$ -	$ -	$ 47,475	$ -	$ 65,861
Exploration costs:
Drilling	-	-	-	-	-	876,805	-	876,805
Equipment rental	-	-	-	-	-	10,798	-	10,798
Field office	-	-	-	-	-	11,000	-	11,000
Field supplies	-	-	-	-	-	35,923	-	35,923
Geology and mapping	80,138	9,980	67,182	-	-	1,170,831	66,148	1,394,279
Line cutting and trenching	-	-	-	-	-	88,983	-	88,983
Property maintenance	77,356	5,643	38,167	-	-	169,796	-	290,962
Travel	794	-	-	-	-	3,234	-	4,028
Total current exploration costs	158,288	15,623	105,349	-	-	2,367,370	66,148	2,712,778
Total costs incurred during the year	176,674	15,623	105,349	-	-	2,414,845	66,148	2,778,639

Properties written off	(119,041)	-	-	(9,993)	-	-	-	(129,034)
Balance, February 29, 2012	1,756,816	913,702	952,057	9,993	433,174	1,750,561	-	5,816,303
Balance, February 28, 2013	$ 1,814,449	$ 929,325	$ 1,057,406	$ -	$ 433,174	$ 4,165,406	$ 66,148	$ 8,465,908

Historical Costs:
Acquisition	$ (5,338)	$ 125,312	$ -	$ -	$ 66,810	$ 1,297,841	$ -	$ 1,484,625
Exploration	1,819,787	804,013	1,057,406	-	366,364	2,867,565	66,148	6,981,283
	$ 1,814,449	$ 929,325	$1,057,406	$ -	$ 433,174	$ 4,165,406	$ 66,148	$ 8,465,908

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.   EXPLORATION AND EVALUATION ASSETS (Continued)

 For the year ended February 29, 2012:

	Cranbrook Claims	Red Point	Sedex Group	Hope Claims	Chapleau Claims	Ontario Claims	Yukon Claims
	B.C.	B.C.	B.C.	B.C.	Ontario	Ontario	Yukon	Total

Acquisition costs (net of option income)	$ (25,000)	$ -	$ -	$ 7,670	$ -	$ 48,100	$ 1,224,367	$ 1,255,137
Exploration costs:
Assay	-	-	-	172	-	-	15,734	15,906
Equipment rental	378	-	-	-	-	-	47,760	48,138
Field office	488	-	-	-	-	-	11,018	11,506
Geology and mapping	19,070	600	-	-	-	1,329	318,648	339,647
Line cutting and trenching	-	-	-	-	-	-	18,838	18,838
Property maintenance	52,590	-	8,180	2,151	-	-	69,154	132,075
Travel	278	-	-	-	-	-	12,398	12,676
Total current exploration costs	72,804	600	8,180	2,323	-	1,329	493,550	578,786
Total costs incurred during the year	47,804	600	8,180	9,993	-	49,429	1,717,917	1,833,923

Properties written off	(21,238)	-	-	-	(1,576,974)	(49,168)	-	(1,647,380)
Balance, February 28, 2011	1,730,250	913,102	943,877	-	1,576,974	432,913	32,644	5,629,760
Balance, February 29, 2012	$ 1,756,816	$ 913,702	$ 952,057	$ 9,993	$ -	$ 433,174	$ 1,750,561	$ 5,816,303

Historical Costs:
Acquisition	$ (9,819)	$ 125,312	$ -	$ 7,670	$ -	$ 66,810	$ 1,250,367	$ 1,440,340
Exploration	1,766,635	788,390	952,057	2,323	-	366,364	500,194	4,375,963
	$ 1,756,816	$ 913,702	$ 952,057	$ 9,993	$ -	$ 433,174	$ 1,750,561	$ 5,816,303

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

  For the year ended February 28, 2011:

	Cranbrook Claims	Red Point	Sedex Group	Chapleau Claims	Ontario Claims	Yukon Claims
	B.C.	B.C.	B.C.	Ontario	Ontario	Yukon	Total

Acquisition costs (net of option income)	$ (48,337)	$ -	$ -	$ -	$ 11,750	$ -	$ (36,587)
Exploration costs:
Administration	-	-	-	2,304	-	-	2,304
Assaying	3,668	144	-	2,062	-	-	5,874
Drilling	256,095	-	-	-	-		256,095
Equipment rental	18,901	1,196	-	8,324	24,000	-	52,421
Field supplies	618	-	-	22	-	-	640
Field office	1,998	180	-	-	-	-	2,178
Geology and mapping	102,716	2,154	3,368	4,951	100	-	113,289
Property maintenance	23,885	353	413	815	-	-	25,466
Travel	638	-	113	-	-		751
Total current exploration costs	408,519	4,027	3,894	18,478	24,100	-	459,018
Total costs incurred during the period	360,182	4,027	3,894	18,478	35,850		422,431

Properties written off	(6,507)	-	-	-	-	-	(6,507)
Balance, March 1, 2010	1,376,575	909,075	939,983	1,558,496	397,063	32,644	5,213,836
Balance, February 28, 2011	$ 1,730,250	$ 913,102	$ 943,877	$ 1,567,974	$ 432,913	$ 32,644	$ 5,629,760

Historical Costs:
Acquisition	$ 15,181	$ 125,312	$ -	$ 449,652	$ 66,810	$ 26,000	$ 682,955
Exploration	1,715,069	787,790	943,877	1,127,322	366,103	6,644	4,946,805
	$ 1,730,250	$ 913,102	$ 943,877	$ 1,576,974	$ 432,913	$ 32,644	$ 5,629,760

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

a)

Certain of the claims are subject to royalty payments ranging from 5% to 10% of net profits and from ¼% to 4% of net smelter returns.

b)

Cranbrook Claims, B.C.

i)

These claims are a large non-contiguous group of claims acquired by staking and option agreements.

ii)   Outstanding commitments were as follows:

Golden Egg	50,000 shares 90 days after commercial production.

iii)  Ron Gold, B.C.

The Company optioned its Ron Gold property to Anglo Swiss Resources Inc in September 2009 and amended the agreement in September 2011, wherein they can earn up to a 60% interest. The Ron Gold Property is grouped within the Cranbrook Claims. Amended consideration consists of $175,000 ($125,000 received), 433,333 shares (received), and incurring up to $650,000 in exploration expenditures by September 2014. This agreement is subject to an underlying agreement with an arm’s length party that comes with a 2% net smelter return royalty. Anglo may at any time purchase three-quarters (1.5%) of this royalty Interest from the original holder for $500,000. The Company also holds an additional royalty equal to 1% of net smelter returns. Anglo may at any time purchase 100% of this royalty from the Company for $500,000.

During the year ended February 28, 2013, Anglo had not maintained its scheduled consideration payments and the Company has voided the option agreement.

iv)  Vine, B.C.

The Company optioned Its Vine Property to PJX Resources Inc. (“PJX”) in May 2012.  The agreement allows PJX to obtain a 50% undivided interest to the Property grouped within the Cranbrook Claims.  To earn its interest PJX must spend $1,500,000 on the property over five years, of which $1,000,000 must be for drilling, and issue 200,000 common shares.  Common share issuances are required as follows: 50,000 due by April 26, 2014, 50,000 due by April 26, 2015, 50,000 due by April 26, 2016, and 50,000 due by April 26, 2019.

c)

Red Point, B.C.

The Company entered into an option agreement for the Red Point property located in Trail Creek Mining Division, British Columbia consisting of 12 mineral claims. Consideration was $105,000 cash (paid), 160,000 shares (issued) and total exploration expenditures of $210,000 (completed).

d)

Sedex Group, B.C.

These claims are a large non-contiguous group of claims acquired by option agreements from a company with related directors. The Company completed a purchase and now owns 100%.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

e)

Hope Claims, B.C.

These claims located west of Trail, BC have been staked by the Company.  During the year ended February 28, 2013, the Company decided the claims did not have sufficient exploration potential to warrant further investment and wrote off the staking and maintenance costs of $9,993.

f)

Chapleau Claims, Ontario

These claims were written off in the year ended February 29, 2012 as the Company no longer had plans to explore the property.

g)

Ontario Claims, Ontario

These claims are a non-contiguous group of claims acquired by staking and option agreements. Outstanding commitments were as follows:

Matarrow Mine	$42,500 cash (paid), 170,000 shares (issued). There is a 2% NSR, of which half may be purchased for $1,000,000.
Akweskwa West	These claims were written off in the year ended February 29, 2012 as no further work was planned.

h)

Yukon Claims, Yukon

These claims are a large non-contiguous group of claims acquired by staking and option agreements.

The Company holds a 45% beneficial interest in a group of quartz claims and crown grants (the “Property”) located between Eldorado Creek and Upper Bonanza Creed, Dawson Mining Division, Yukon Territory.   A non-related company Klondike Star Mineral Corporation (“KSMC”) holds the remaining 55% beneficial interest to the Property.

On June 6, 2011, the Company along with KSMC entered into an option agreement with Lonestar Gold Inc. (“Lonestar”) whereby an option was granted to Lonestar to acquire up to 100% right, title and interest, legal and beneficial, in and to the group of claims.  Lonestar is able to acquire legal interest in increments by paying the Company and KSMC, according to percentage of beneficial ownership, as follows:

First Option, 50% undivided interest in and to the Property:

•

Issue 4,000,000 common shares;

•

Incur a minimum $750,000 in expenditures on the Property on or before May 30, 2012 (subsequently renegotiated to August 30, 2012);

•

Incur an additional $2,000,000 in expenditures on the Property on or before May 30, 2013;

•

Issue on or before May 30, 2013 an equal number of shares issued by Lonestar for each equity financing conducted.

As at February 28, 2013, Lonestar has completed the terms as stipulated in the First Option.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

h)   Yukon Claims, Yukon (Continued)

 Second Option, additional 25% undivided interest in and to the Property:

•

Incur an additional $15,000,000 in expenditures on the Property on or before May 30, 2014;

•

Issue on or before May 30, 2014 an equal number of shares issued by Lonestar for each equity financing conducted;

•

Incur an additional $8,000,000 in expenditures on the Property on or before December 31, 2014;

•

Issue on or before December 31, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

Third Option, additional 25% undivided interest in and to the Property:

•

Complete a bankable feasibility study on the property on or before December 14, 2014;

•

Pay cash or in shares an amount calculated as: the number of total proven troy ounces of gold identified on the Property by a gold price factor.

i)

Portuguese Exploration Licenses, Portugal

During the year ended February 28, 2013, the Company acquired exploration licenses from the Portuguese Department of Energy & Geology (“DGEG”). The area covers about 80 km2 and includes the historic Castromil Gold Mine.  The imposed work commitments include:

Largares

•

€ 10,000 bond;

•

€ 5,000 annual DGEG fee;

•

Exploration expenditures of: year 1 – € 235,000; year 2 – € 540,000; year 3 – and to a cumulative minimum of € 855,000.

Balazar

•

€ 10,000 bond;

•

€ 5,000 annual DGEG fee;

•

Exploration expenditures of: year 1 € 40,000; year 2 € 70,000; and to a cumulative minimum of € 100,000 by year 3.

9.    INVESTMENT IN JOINT VENTURE

During the year ended February 28, 2013, the Company and 46799 Yukon Inc. (“Yukon Inc.”) entered into a joint arrangement agreement.  Each own 50% of KG46 Holdings Ltd. (“KG46”), the joint venture company (“Joint Venture”) which operates a placer mining operation south of Dawson City in Canada’s Yukon Territory.  At the time of forming the Joint Venture, the Company provided exclusive exploration, development and mining rights to certain placer gold mining claims and extensive mining data to the investment in joint venture.  Yukon Inc. provided equipment and initial capital to the Joint Venture. The Company and Yukon Inc. have future obligations to fund KG46 if the operations do not result in a profit sufficient to fund operations.

9.    INVESTMENT IN JOINT VENTURE (Continued)

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

Yukon Inc. has the ability to appoint the operator of the Joint Venture until it waives such right or its interest is reduced so that it is no longer equal to or larger than the interest of the Company.

The Company’s interest in the Project is reflected as an Investment in Joint Venture, all project related costs are recorded in KG46 and the Company accounts for its interest in the joint venture under the equity method.

The recoverability of the Investment in Joint Venture amounts that relate to the Project are dependent upon the ability of the Company to obtain necessary financing to complete the assessment studies and the development of reserves, and upon future profitable production.

For the year ended February 28, 2013 the Company’s 50% share of the loss was $47,688.  For the year ended February 28, 2013 the Company received a 1% annual production royalty of $2,232.  Prior to the Company receiving revenue payment beyond the 1% annual  production royalty, 46799 Yukon Inc. is to receive $1,000,000 to repay their initial funding of KG46.  The exploration, development and all mining rights to the property are subject to existing royalties of 10% of gross production.

At February 28, 2013 KG46 had current assets of $24,119, (which includes cash of $608), non-current assets of $1,544,278, current liabilities of $1,313,438, non-current liabilities of $350,235.  Net and comprehensive loss for the year ended February 28, 2013 was $95,376, (which includes depreciation of $33,388, interest expense of $6,266 and income taxes of $Nil).

Equity Investment Continuity

Balance as at February 29, 2012	$-
Current year contributions	174,345
Share of loss in joint venture investment	(47,688)

Balance as at February 28, 2013	$126,657

10.    RELATED PARTY BALANCES AND TRANSACTIONS

 Key Management Compensation

	YEARS ENDED
	FEBRUARY 28 FEBRUARY 29		FEBRUARY 28
	2013	2012	2011

Consulting and wages	$252,100	$157,265	$ 56,750

Payments to key management personnel, including the Directors and Officers, are wages and consulting fees and are directly related to their position in the organization.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

10.    RELATED PARTY BALANCES AND TRANSACTIONS (Continued)

Other Related Party Transactions

The Company entered into the following transactions and had the following balances payable with related parties. The transactions were recorded at the exchange amount agreed to by the related parties. Balances outstanding are non-interest bearing, unsecured and had no specific terms for collection or repayment.

a)

Due to related parties comprised $4,408 (February 29, 2012 - $120,017; February 28, 2011 - $247,796) payable to a company controlled by a director and $39,960 (February 29, 2012 - $Nil; February 28, 2011 - $431,886) to companies with common directors and $31,503 (February 29 2012 - $18,932; February 28, 2011 - $Nil) to directors and officers.

b)

Under an annual renewable agreement for services and cost recovery, the Company was charged administration fees of $180,000 (February 29, 2012 - $333,000; February 28, 2011 - $316,000) by a company controlled by a director. The agreement can be terminated by either party with 30 days’ notice. The services to the Company included supervision and administration of the financial requirements of the Company’s business, producing quarterly accounts in accordance with public reporting requirements; communicating with various regulatory authorities to ensure compliance with all applicable laws; professional analysis and planning of exploration programs, assisting in the preparation of news releases, promotional materials and other documents required to be disseminated, responding to any requests for information and questions; providing secretarial services and legal consultation; office space, office furniture, boardroom facilities, photocopier, fax and such other amenities normally associated with office needs; and providing such other additional instructions and directions as required.

c)

The Company was charged $6,000 (February 29, 2012 – $Nil; February 28, 2011 - $9,000) for rent in the Yukon by a director that were included in exploration and evaluation assets.  In addition, the Company was charged $4,025 (February 29, 2012 and February 28, 2011 – $Nil) for consulting fees by a family member of an officer.

The Company has amounts receivable from companies with directors in common in the amount of $17,551 (February 29, 2012 - $29,725; February 28, 2011 - $31,694) for expenses and shared mineral property costs. The advances are unsecured, non-interest bearing and have no fixed terms of repayment.  The Company has a receivable from a director of $25,000 (February 29, 2012 - $25,000; February 28, 2011 - $Nil) for a private placement.  The Company has a receivable from directors of $18,474 (February 29, 2012 - $10,000; February 28, 2011 - $Nil) for prepaid expense advances.

d)

On June 11, 2011, the Company reached an agreement with a company related by a director in common to settle debt in the amount of $409,039 for the following consideration: (i) $200,000 in cash or shares ($50,000 paid), and (ii) 750,000 common shares of the Company (issued).  The Company realized a gain on the settlement of this debt in the amount of $111,539. The remaining loan payable is non-interest bearing with no specific terms for repayment.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

11.

SHARE CAPITAL

a)

Authorized: Unlimited common shares without par value.

b)

During the year ended February 28, 2013, the following private placements were completed:  In October 2012, 5,874,999 Units for total proceeds of $587,500. Of these Units, 2,960,026 were flow-through shares. Each Unit consisted of one common share and one half of one non-transferable share purchase warrant.  Each full warrant entitles the holder to purchase one common share at a price of $0.20 for a period of three years.  In February 2013, 18,030,000 shares were issued for total proceeds of $1,442,400.  In conjunction with the placements the Company paid cash commissions of $7,600.  Subsequent to the year ended February 28, 2013, the Company received full proceeds from the private placements.

c)

During the year ended February 29, 2012, the following private placements were completed: i) in December 2011, 18,980,000 shares for total proceeds of $1,898,000; ii) in February 2012, 17,720,000 shares for total proceeds of $1,772,000. The private placements included 18,020,000 flow-through units.  In conjunction with the placements the Company paid cash commissions of $61,935. In addition, 100,000 shares were issued with a fair value of $0.215 per share as payment for mineral property claims and 750,000 shares were issued with a fair value of $0.13 per share to settle outstanding debts to a former related party (Note 10 d)).

d)

During the year ended February 28, 2011, the Company completed private placements for 9,804,000 units comprising one share and one half of one non-transferable share purchase warrant exercisable for a period of 36 months from the date of issue for total proceeds of $1,985,200. The private placements included 9,316,000 non flow-through units issued at $0.20 per unit and 488,000 flow-through units at $0.25 per unit. In conjunction with the placements the Company paid cash commissions on units brokered by its agents of $236,958 and issued 848,160 compensation warrants with a fair value of $142,800. The fair value of the compensation warrants was estimated on the date of grant using the Black-Scholes valuation model with the following assumptions: i) exercise price per share of $0.20; ii) expected share price volatility of 153%; iii) risk free interest rate of 1.70%; iv) no dividend yield. 821,640 of the compensation warrants are excisable at $0.20 into a unit with each unit consisting of one common share and one half of one non-transferable warrant with each whole warrant exercisable at $0.25 into one common share for a period 24 months from the date of issue. 26,520 of the compensation warrants are exercisable at $0.25 into a unit with each unit consisting of one common share and one half of one non-transferable warrant with each whole warrant exercisable at $0.30 into one common share for a period 24 months from the date of issue.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

11.

SHARE CAPITAL (Continued)

e)   A summary of the changes in warrants follows:

	NUMBER OF	WEIGHTED AVERAGE
	WARRANTS	EXERCISE PRICE

Balance March 1, 2010	4,166,545	$1.37
Issued	5,750,160	0.25
Expired	(521,817)	1.50
Balance, February 28, 2011	9,394,888	0.71
Expired	(1,066,667)	1.50
Balance, February 29, 2012	8,328,221	0.75
Issued	2,937,500	0.20
Expired	(1,600,827)	0.63
Balance, February 28, 2013	9,664,894	$0.71

As at February 28, 2013 the following share purchase warrants were outstanding:

TOTAL NUMBER OF WARRANTS	EXERCISE PRICES	EXPIRY DATE

606,060	$3.00	July 25, 2013
1,925,000	$0.25	November 25, 2013
1,542,500	$0.25	December 16, 2013
20,000	$3.00	December 28, 2013
1,190,500	$0.25	December 29, 2013

710,000	$3.00	January 25, 2014
406,667	$1.50	September 30, 2014
326,667	$1.50	November 15, 2014

2,937,500	$0.20	October 22, 2015
9,664,894

As at February 28, 2013 the weighted average remaining contractual life of the share purchase warrants was 1.40 years and the weighted average exercise price was $0.71 (February 29, 2012 -  1.65 years and $0.75; February 28, 2011 – 2.42 years and $0.71).

f)   A summary of the changes in stock options follows:

	NUMBER OF	WEIGHTED AVERAGE
	OPTIONS	EXERCISE PRICE
Balance, March 1, 2010	1,279,667	$1.50
Cancelled or expired	(491,674)	1.50
Balance February 28, 2011 and February 29, 2012	787,993	1.50
Granted	4,040,000	0.20
Expired	(125,667)	1.50
Balance, February 28, 2013	4,702,326	0.38

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

11.

SHARE CAPITAL (Continued)

f)   A summary of the changes in stock options follows: (Continued)

The following summarizes the stock options outstanding and exercisable as at February 28, 2013:

	NUMBER OF
	OPTIONS	REMAINING
EXERCISE	OUTSTANDING AND	CONTRACTUAL	EXPIRY
PRICE	EXERCISABLE	LIFE (YEARS)	DATE
$1.50	338,996	0.93	February 4, 2014
$1.50	323,330	3.93	February 2, 2017
$0.20	4,040,000	4.01	February 28, 2017
	4,702,326

As at February 28, 2013 the weighted average remaining contractual life of the options was 3.78 years and the weighted average exercise price was $0.38 (February 29, 2012 - 2.33 years and $1.50; February 28, 2011 – 3.08 years and $1.50).

g)    Share-based Payments

The Company has a stock option plan that provides for the issuance of options to its directors, officers, employees and consultants. The maximum number of outstanding options must be no more than 10% of the issued and outstanding shares at any point in time. All past options have been granted with a term of five or seven years and were fully vested on the grant date.

On March 1, 2012, the Company granted 2,150,000 incentive stock options to directors and officers of the Company, 1,840,000 to employees and 50,000 to an investor relations firm, all for a period of five years.  The fair value of the stock based compensation options was estimated on the date of grant in the amount of $613,280 using the Black-Scholes valuation model with the following assumptions i) exercise price per share of $0.20; ii) expected share price volatility of 136%; iii) risk free interest rate of 1.45%; iv) no dividend yield. All but 50,000 of the options granted vested immediately.  Included in stock based compensation expense is $326,205 for options issued to directors and officers.

h)   Flow-Through Expenditure Commitments

During the current year the Company raised $249,300 (February 29, 2012 - $1,802,000; February 28, 2011 - $122,000) in flow-through placements.  As at February 28, 2013, the Company is committed to incur, on a best efforts basis, additional qualifying resource expenditures in the amount of $224,347 on or before January 31, 2015.

If the Company does not spend these funds in compliance with the Government of Canada flow-through regulations, it may be subject to litigation from various counterparties. The Company intends to fulfill its 2013 flow-through commitments within the given time constraints.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

12.   ACQUISITION OF LONESTAR GOLD INC.

On December 29, 2011 the Company completed an exempt take-over bid to acquire a majority interest in the shares of Lonestar Gold Inc. (“Lonestar”) a privately held British Columbia company. The Company invited the shareholders of Lonestar to tender their shares for purchase through the issuance of three Klondike Gold shares for each single share of Lonestar tendered and accepted by the Company.  The Company issued 20,709,999 of its shares for 6,903,333 shares of Lonestar.  The Company's shareholdings in Lonestar are now 8,703,333 shares, of which 1,800,000 shares were acquired in connection to Note 8(h)), equating to a 79.82% ownership.

Total consideration paid equals the fair value of the Company’s shares on the acquisition date in the amount of $2,071,000.  The transaction has been accounted for as a business combination under IFRS.  The consideration paid has been allocated to the acquired net assets based on their fair value at the date of acquisition.  The purchase price of the acquisition has been allocated as follows:

Net Assets Acquired
Current assets	$955,580
Equipment	43,574
Exploration and evaluation assets	1,635,024
Current liabilities	(22,630)
2,611,548
Non-controlling interest	540,548
$2,071,000

As at February 28, 2013 Lonestar had current assets of $342,541, (which includes cash and cash equivalents of $144,338), non-current assets of $1,089,081, current liabilities of $22,369, non-current liabilities of $Nil.  Net and comprehensive loss for the year ended February 28, 2013 was $27,201, (which includes depreciation of $15,358, interest expense of $Nil and income taxes of $Nil).

For the year ended February 28, 2013 the loss allocated to non-controlling interests of the subsidiary was $5,488 (2012 - $7,465). The accumulated non-controlling interest in the subsidiary was $527,595.

13.

DE-RECOGNITION OF CURRENT LIABILITIES

The Company has reviewed its current liabilities that had not been settled as at February 28, 2013 and identified amounts totalling $121,008 that no longer represent a present obligation arising from past events, the settlement of which is expected to result in an outflow from the Company of economic resources.  This has resulted in the recording of a non-cash gain on the de-recognition of these previously recognized liabilities.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

14.

MANAGEMENT OF CAPITAL

The Company manages its cash, common shares, stock options and warrants as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. The Company does not have any externally imposed capital requirements to which it is subject.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents.

In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.

 In order to maximize ongoing exploration efforts, the Company does not pay out dividends. The Company’s investment policy is to keep its cash treasury on deposit in an interest bearing Canadian chartered bank account.

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial assets and financial liabilities are measured on an ongoing basis at fair value or amortized cost. The disclosures in the notes to these financial statements describe how the categories of financial instruments are measured and how income and expenses, including fair value gains and losses, are recognized.

As at February 28, 2013, the classification of the financial instruments, as well as their carrying values and fair values, are shown in the table below:

	HELD FOR TRADING	LOANS AND RECEIVABLES/ AMORTIZED COST	AVAILABLE-FOR-SALE	TOTAL CARRYING VALUE	FAIR VALUE
Financial assets
Cash	$ 1,096,304	$ -	$ -	$ 1,096,304	$ 1,096,304
Restricted cash	133,500	-	-	133,500	133,500
Available-for-sale Investments	-	-	12,112	12,112	12,112
Reclamation Bonds	10,500	-	-	10,500	10,500
	$ 1,240,304	$ -	$ 12,112	$ 1,252,416	$ 1,252,416
Financial liabilities
Accounts payable and accrued liabilities	$ -	$ (222,592)	$ -	$ (222,592)	$ -
Due to related parties	-	(75,871)	-	(75,871)	-
	$ -	$ (298,463)	$ -	$ (298,463)	$ -

At February 28, 2013, February 29, 2012, and February 28, 2011 the Company’s financial instruments which are measured at fair value on a recurring basis are cash and marketable securities which are classified as Level 1.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Continued)

The carrying values of the Company’s accounts payable and accrued liabilities were a reasonable approximation of fair value.

The Company is exposed to potential loss from various risks including commodity price risk, interest rate risk, currency risk, credit risk and liquidity risk. Based on the Company’s operations the liquidity risk and commodity price risk are considered the most significant.

a)  Commodity Price Risk

The Company’s ability to raise capital to fund exploration or development activities is subject to risk associated with fluctuations in the market prices of base and precious metals including gold, silver, zinc and lead, and the outlook for these metals. The Company does not have any hedging or other derivative contracts respecting its operations.

Market prices for metals historically have fluctuated widely and are affected by numerous factors outside of the Company’s control, including, but not limited to, levels of worldwide production, short-term changes in supply and demand, industrial and retail demand, central bank lending, and forward sales by producers and speculators. The Company has elected not to actively manage its commodity price risk, as the nature of Company’s business is in exploration.

b)

Liquidity Risk

The liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk through careful management of its financial obligations in relation to its cash position. Using budgeting processes the Company manages its liquidity requirements based on expected cash flow to ensure there are adequate funds to meet the short term obligations during the year.

During the past year the Company has been able to maintain its liquidity position through private placements.

c)

Foreign Currency Risk

Foreign currency risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates.  The Company is exposed to foreign currency risk to the extent that monetary assets and liabilities are denominated in foreign currency.

The Company is exposed to foreign currency risk with respect to cash, amounts receivable, and accounts payable and accrued liabilities, as a portion of these amounts are denominated in European Euros (EUR).

Based on the Company’s net exposure 1% change in the Canadian Dollar/European Euro exchange rate would impact the Company’s earnings by approximately $11,733 (2012 - $Nil).  As this sensitivity analysis does not take into account any variables other than foreign currency rate fluctuations, the above information may not fully reflect the fair value of the assets and liabilities involved.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Continued)

The Company manages foreign currency risk by minimizing the fair value of financial instruments denominated in foreign currency.

16.   INCOME TAXES

The recovery of income taxes shown in the statements of loss and deficit differs from the amounts obtained by applying statutory Federal and Provincial tax rates to the years ended February 28, 2013, February 29, 2012 and February 28, 2011:

	2013	2012	2011
Statutory tax rate	25%	26%	28%
	$	$	$
Income tax recovery at statutory rates	(368,000)	(629,000)	(179,000)
Effect of change in tax rates	-	10,000	48,000
Permanent difference	168,000	1,000	1,000
Flow-through renunciations	453,000	14,000	-
Change in tax assets not recognized	(372,000)	557,000	137,564
Other	106,500	43,320	-
	(12,500)	(3,680)	(7,564)

The Company is permitted, under Canadian income tax legislation, to renounce flow-through related resource expenditures to investors in advance of the Company incurring the expenditure.  In accordance with this legislation, the Company has twelve months following the effective date of renunciation to incur the expenditures.  The Company begins incurring interest charges for unspent funds after one month and fees for unspent funds at the end of the calendar year following the effective date of renunciation, and until such time as funds are fully expended.

The significant components of the Company’s future income taxes were as follows:

	2013	2012	2011
	$	$	$
Marketable securities	9,000	-	-
Capital assets	15,000	14,000	-
Non-capital loss carry forwards	1,799,000	1,670,000	1,425,000
Capital loss carry forwards	668,000	668,000	668,000
Resource deductions	1,162,000	1,649,000	1,328,000
Share issue costs	38,000	62,000	85,000
	3,691,000	4,063,000	3,506,000
Valuation allowance for future income tax assets	(3,691,000)	(4,063,000)	(3,506,000)
	-	-	-

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

16.   INCOME TAXES (Continued)

The Company has available non-capital tax losses of approximately $7,165,000 which may be carried forward and offset against future Canadian taxable income. The losses expire as follows:

Expiry Date	$

2015	487,000
2026	676,000
2027	617,000
2028	785,000
2029	1,392,000
2030	908,000
2031	721,000
2032	779,000
2033	800,000
7,165,000

The Company also has available Portuguese non-capital tax losses of approximately $30,000.

The Company has capital losses carried forward of $5,342,170 that may be carried forward indefinitely.

The Company has Canadian resource pools of approximately $13,073,000 available to offset future taxable income.  The tax benefit of these amounts is available for carry-forward indefinitely.  The Company has foreign resource pools of approximately $25,000.

17.

CONTINGENT LIABILITY

During the year ended February 28, 2013, the Company de-recognized a loan payable to a company related by a common director in the amount of $150,000.  The amount relates to an agreement of the former management of the Company.  The Company’s position is its ownership percentage should have been diluted upon non-payment.  Management asserts there is an unlikely possibility of an outflow of resources embodying economic benefits.

18.

COMMITMENTS

Operating lease commitment

The Company leases office premises with a remaining lease term of 1.67 years. The Company’s commitment for future minimum payments in respect of the operating lease commitment is as follows:

	February 28, 2013	February 29, 2012
Short-term portion of the lease (<1 Year)	$ 35,419	$ 32,240
Long-term portion of the lease (Year 1-3)	28,260	63,679
	$ 63,679	$ 95,919

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS

The Company’s financial statements for the year ending February 29, 2012 are the first annual financial statements prepared in accordance with IFRS.  IFRS 1, First Time Adoption of International Financial Reporting Standards, requires that comparative financial information be provided.  As a result, the first date at which the Company has applied IFRS was March 1, 2010 (the “Transition Date”).  IFRS 1 requires first time adopters to retrospectively apply all the effective IFRS standards as of the reporting date of February 29, 2012.  However, it also provides for certain optional exemptions and certain mandatory exceptions for first time IFRS adoption.  Prior to the transition to IFRS, the Company prepared its financial statements in accordance with Canadian GAAP.

In preparing the Company’s opening IFRS financial statements, the Company has adjusted amounts reported previously in financial statements prepared in accordance with Canadian GAAP.

The Company has applied the following exemptions to its opening statement of financial position dated March 1, 2010:

a)   Business Combinations

IFRS1 indicates that a first-time adopter may elect not to apply IFRS 3 ‘Business Combinations’ retrospectively to business combinations that occurred before the date of transition to IFRS. The Company has taken advantage of this election and will apply IFRS 3 to business combinations that occur on or after March 1, 2010. There is no adjustment required to the March 1, 2010 statement of financial position on the transition date.

b)   Share-based Payments

IFRS 1 encourages, but does not require, first-time adopters to apply IFRS 2 Share-based Payments to equity instruments that were granted on or before November 7, 2002, or equity instruments that were granted subsequent to November 7, 2002 and vested before the later of the date of transition to IFRS and January 1, 2005. The Company has elected not to apply IFRS 2 to awards that vested prior to March 1, 2010.

c)   Consolidated and Separate Financial Statements

In accordance with IFRS 1, if a company elects to apply IFRS 3 ‘Business Combinations’ retrospectively, IAS 27 Consolidated and Separate Financial Statements must also be applied retrospectively. As the Company elected to apply IFRS 3 prospectively, the Company has also elected to apply IAS 27 prospectively.

d)   Decommissioning Liabilities

The Company has elected to apply the exemption from full retrospective application of decommissioning provisions as allowed under IFRS 1.  As a result, the Company has re-measured the provisions at March 1, 2010 under IAS 37 Provisions, Contingent Liabilities and Contingent Assets and determined that there is no adjustment required to the March 1, 2010 statement of financial position on the transition date.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS (Continued)

e)    Financial Instruments

The Company has elected to designate its cash and cash equivalents as FVTPL upon initial recognition in accordance with an investment strategy that management uses to evaluate performance on a fair value basis. This designation had no impact on the results and financial position of the Company as these financial assets were classified as held-for-trading under Canadian GAAP and recorded at fair value.

IFRS 1 also outlines specific guidelines that a first-time adopter must adhere to under certain circumstances. The Company has applied the following guidelines to its opening statement of financial position dated March 1, 2010:

Estimates

In accordance with IFRS 1, an entity’s estimates under IFRS at the date of transition to IFRS must be consistent with estimates made for the same date under previous GAAP, unless there is objective evidence that those estimates were in error. The Company’s IFRS estimates as of March 1, 2010 are consistent with its GAAP estimates for the same date.

IFRS employs a conceptual framework that is similar to Canadian GAAP. However, some differences exist in certain matters of recognition, measurement and disclosure. The adoption of IFRS has resulted in reclassifications in the Company’s reported financial position as at March 1, 2010, May 31, 2010 and February 28, 2011. In order to allow the users of the financial statements to better understand these changes, the Company’s Canadian GAAP statements of operations and comprehensive loss and cash flows for May 31, 2010 and February 28, 2011 have been reconciled to IFRS, with the resulting differences explained, below.

Explanation of Reconciling Differences

a)

Flow-Through Shares

Under IFRS, the Company bifurcates the flow-through share into i) a flow-through share premium, equal to the estimated premium, if any, investors pay for the flow-through feature, which is recognized as a liability, and ii) share capital.  Upon expenses being incurred, the Company recognizes a deferred tax liability for the amount of the tax deduction renounced to the shareholders and the premium liability is reversed.  The reversal of the premium liability and the deferred tax liability are recognized as tax recoveries to the extent that suitable deferred tax assets are available.  Under Canadian GAAP, the Company recorded the tax cost of expenditures renounced to subscribers on the date the deductions were renounced to the subscribers. Share capital was reduced and future income tax liabilities were increased by the tax cost of expenditures renounced to the subscribers, except that the amount was recognized as a tax recovery to the extent that suitable future tax assets were available.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS (Continued)

Explanation of Reconciling Differences

a)

Flow-Through Shares (Continued)

 As a result, for issuances of flow‐through shares for which expenditures have been incurred, share capital was increased by $2,688,300 at the date of transition (February 28, 2011 ‐ increased by $2,895,600) and deficit was increased by $2,702,550 on the date of transition (February 28, 2011 ‐ $2,926,686). The effect on net loss for the year ended February 28, 2011 was a recovery of $224,136.

 Where flow‐through shares were issued at a premium but expenditures were not incurred by the end of the reporting period, a liability is shown in “Flow‐through Share Premium Liability”. This resulted in a liability of $14,250 on the date of transition (February 28, 2011 ‐ $16,836).

b)

Reclassification Within Equity

IFRS requires an entity to present for each component of equity, reconciliation between the carrying amount at the beginning and end of the period, separately disclosing each change. The Company examined its “Contributed Surplus” and “Accumulated Other Comprehensive (Income) Loss” accounts and concluded that as at the Transition Date, the balance of $2,298,834 (February 28, 2011 - $2,597,634) relates to “Share-based Payments Reserve” and “Available-For-Sale Financial Assets Reserve” was a loss of $6,240 (February 28, 2011 – loss of $7,675).  The amounts in “Contributed Surplus” and “Accumulated Other Comprehensive (Income) Loss” have been reclassified to “Reserves” in the statement of financial position.  The “Share-based Payments Reserve” and the “Available-for-Sale Financial Assets Reserve” is separately disclosed on the statement of changes in equity.

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS (Continued)

        Reconciliation of Statements of Financial Position

		MARCH 1, 2010			FEBRUARY 28, 2011
			EFFECT OF			EFFECT OF
		CANADIAN	TRANSITION		CANADIAN	TRANSITION
	NOTE	GAAP	TO IFRS	IFRS	GAAP	TO IFRS	IFRS

ASSETS
Current Assets
Cash		$560,470	$-	$560,470	$687,887	$-	$687,887
GST/HST recoverable		34,535	-	34,535	47,180	-	47,180
Prepaid expenses		6,843	-	6,843	34,800	-	34,800
		601,848		601,848	769,867		769,867
Related Party Advances		30,377	-	30,377	31,964	-	31,964
Available-for-sale Investments		89,655	-	89,655	27,480	-	27,480
Reclamation Bond		3,500	-	3,500	10,500	-	10,500
Mineral Property Costs		5,213,836	-	5,213,836	5,629,760	-	5,629,760
TOTAL ASSETS		$5,939,216	$-	$5,939,216	$6,469,571	$-	$6,469,571

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities		$724,795	$-	$724,795	$453,389	$-	$453,389
Accrued part XII.6 tax payable		101,053	-	101,053	48,256	-	48,256
Due to related parties		724,332	-	724,332	679,682	-	679,682
		1,550,180	-	1,550,180	1,181,327	-	1,181,327
Flow-through Share Premium Liability		-	14,250	14,250	-	16,836	16,836
		1,550,180	14,250	1,564,430	1,181,327	16,836	1,198,163
SHAREHOLDERS’ EQUITY
Share Capital	a	42,453,474	2,688,300	45,141,774	44,136,366	2,895,600	47,031,966
Share Subscriptions		202,500	-	202,500	-	-	-
Contributed Surplus	b	2,298,834	(2,298,834)	-	2,597,634	(2,597,634)	-
Accumulated Other Comprehensive Income (Loss)	b	9,500	(9,500)	-	(7,675)	7,675	-
Reserves	b	-	2,308,334	2,308,334	-	2,604,209	2,604,209
Deficit	a	(40,575,272)	(2,702,550)	(43,277,822)	(41,438,081)	(2,926,686)	(44,364,767)
		4,389,036	(14,250)	4,374,786	5,288,244	(16,836)	5,271,408
TOTAL LIABILITIES AND EQUITY		$5,939,216	$-	$5,939,216	$6,469,571	$-	$6,469,571

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS (Continued)

Reconciliation of Statements of Operations and Comprehensive Loss

	YEAR ENDED
	FEBRUARY 28
	2011
		EFFECT OF
	CANADIAN	TRANSITION
	GAAP	TO IFRS	IFRS

Expenses
Administration	$326,000	$-	$326,000
Consulting	64,420	-	64,420
Interest and bank charges	5,120	-	5,120
Office miscellaneous	26,555	-	26,555
Part XII.6 tax	110,502	-	110,502
Professional fees	60,687	-	60,687
Regulatory and stock transfer fees	56,837	-	56,837
Travel and promotion	(35,125)	-	(35,125)

Loss Before Other Income (Expenses)	(614,996)	-	(614,996)
Net revenue from petroleum interests	2,515	-	2,515
Gain (loss) on sale of investments	(12,121)	-	(12,121)
Mineral properties abandoned and written off	(6,507)	-	(6,507)
	(631,109)	-	(631,109)
Future Income Tax (Expense) Recovery	(231,700)	224,136	(7,564)
Net Loss For The Period	(862,809)	224,136	(638,673)

Other Comprehensive Income (Loss)
Unrealized loss on available-for-sale investments	(17,175)	-	(17,175)

Net Comprehensive Loss For The Period	$(879,984)	$224,136	$(655,848)

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

19.   FIRST TIME ADOPTION OF IFRS (Continued)

  Reconciliation of Cash flows

	YEAR ENDED
	FEBRUARY 28
	2011
		EFFECT OF
	CANADIAN	TRANSITION
	GAAP	TO IFRS	IFRS

Cash Provided By (Used In):
Operating Activities
Net loss for the period	$(862,809)	$224,136	$(638,673)
Adjust for items not requiring an outlay of cash:
Loss on investments	12,121	-	12,121
Mineral properties abandoned and written off	6,507	-	6,507
Future income tax expense (recovery)	231,700	(224,136)	7,564
	(612,481)		(612,481)
Changes in non-cash operating assets and liabilities:
GST/ HST recoverable	(12,645)	-	(12,645)
Related party advances	(1,587)	-	(1,587)
Prepaid expenses	(27,957)	-	(27,957)
Accounts payable and accrued liabilities	(385,438)	-	(385,438)
Accrued Part XII.6 tax payable	(52,797)	-	(52,797)
Due to related parties	(44,650)	-	(44,650)
	(1,137,555)	-	(1,137,555)
Investing Activities
Reclamation bonds	(7,000)	-	(7,000)
Mineral property costs	(507,566)	-	(507,566)
Proceeds from sale of investments	32,879	-	32,879
	(481,687)	-	(481,687)
Financing Activities
Shares issued for cash	1,983,617	-	1,983,617
Share issue costs	(236,958)	-	(236,958)
	1,746,659	-	1,746,659

Increase In Cash	127,417		127,417
Cash, Beginning Of The Period	560,470	-	560,470
Cash, End Of The Period	$687,887	$-	$687,887

KLONDIKE GOLD CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED FEBRUARY 28, 2013, FEBRUARY 29, 2012

AND FEBRUARY 28, 2011

(Expressed in Canadian dollars)

20.   SUBSEQUENT EVENTS

          Subsequent to the year ended February 28, 2013:

a)

The Company is in the process of proposing to acquire  by  way  of  a  take-over  bid  to  be  conducted  in  accordance  with  applicable  regulatory requirements, a majority equity interest in the common voting shares of Klondike Star Mineral Corporation,  a  publicly  traded  Delaware  company.  The Company will invite the shareholders of Klondike Star to exchange their common shares (the “Klondike Star shares”) for newly issued Klondike Gold Corp. ("Klondike Gold") common shares on the basis of four (4) Klondike Star shares for one (1) share of Klondike Gold.  The offer is subject to the tender of a sufficient number of Klondike Star shares to  provide  the  Company  with  a  minimum  66.6%  interest  in  Klondike  Star.  The offer is also subject to acceptance for filing by the regulatory authorities.

b)

The Company signed a twelve-month contract with an investor relations company for a monthly fee of $3,000. The Company granted two tranches of stock options. The first tranche of 250,000 stock options is priced at $0.10, exercisable for two years, and vest over a 12 month period. The second tranche of 250,000 stock options is priced at $0.20, and will begin to vest in 15 months with 62,500 options vesting every 3 months thereafter.

c)

The Company granted incentive stock options on 3,500,000 shares in the capital of the Company to directors and officers of the Company and 1,825,000 shares in the capital of the Company to consultants and employees of the Company. The options are exercisable for a period of three years at a price of $0.10 per share.

 KLONDIKE

                GOLD

                   CORP.

Condensed Consolidated Financial Statements

For Periods Ended May 31, 2013 and 2012

(Expressed in Canadian Dollars)

KLONDIKE GOLD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Expressed In Canadian dollars)

(Unaudited)

	May 31 2013
		February 28 2013
ASSETS
Current
Cash	$1,042,882	$1,096,304
Restricted cash (Note 5) HST recoverable	25,000 49,300	133,500 32,078
Amounts receivable	40,339	27,105
Prepaid expenses and deposits	97,020	58,897
	1,254,541	1,347,884
Related Party Advances (Note 10 a))	50,429	61,025
Available-for-sale Investments (Note 6)	8,091	12,112
Reclamation Bonds	138,057	10,500
Equipment (Note 7)	249,377	277,680
Exploration And Evaluation Assets (Note 8)	8,653,228	8,465,908
Investment In Joint Venture (Note 9)	362,042	126,657

	$10,715,765	$10,301,766
LIABILITIES
Current
Accounts payable and accrued liabilities	$123,675	$222,592
Due to related parties (Note 10 c))	13,178	75,871
Flow-through share premium liability	35,581	46,700
	172,434	345,163

EQUITY
Share Capital (Note 11)	55,612,491	54,852,331
Share Subscriptions Receivable (Note 11)	-	(396,000)
Reserves	3,439,456	3,192,676
Deficit	(49,036,211)	(48,219,999)
Shareholders’ Equity	10,015,736	9,429,008
Non-controlling Interest	527,595	527,595
Total Equity	10,543,331	9,956,603

	$10,715,765	$10,301,766

Going Concern (Note 1)

These Condensed Consolidated financial statements were authorized for issue by the Board of Directors on July 29, 2013.  They are signed on the Company’s behalf by:

                     “Erich Rauguth”

       “Alan Campbell”

Director	Director

The accompanying notes are an integral part of these Condensed Consolidated financial statements.

KLONDIKE GOLD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Expressed In Canadian dollars)

(Unaudited)

	FOR THE QUARTER ENDED
	May 31	May 31
	2013	2012

Expenses
Administration (Note 10 b))	$90,750		$75,207
Consulting and Wages (Note 10 b))	219,807	27,174	122,210
Depreciation	28,478		14,935
Office and miscellaneous	6,788		47,845
Professional fees	27,763	7,768	33,842
Regulatory and stock transfer fees	10,666	3,782	5,167
Stock based compensation	250,800		330,321
Travel and promotion	81,443	23,807	124,511

Loss Before Other Income (Expenses)	(716,495)		(754,038)

Other Income (Expenses)
Miscellaneous mining income (Note 9)	42		153
Interest income	1,203		3,523
Foreign exchange gain	6,356		-
Loss on sale of equipment	(3,096)		-
Share of loss in joint venture investment (Note 9)	(135,341)		-

Loss Before Income Taxes	(847,331)	0	(750,362)

Deferred Income Taxes	31,119		-

Net Loss For The Period	(816,212)	(296,0	(750,362)

Other Comprehensive Loss
Unrealized loss on available-for-sale investments	(4,020)		(15,789) 545)

Comprehensive Loss For The Period	$(820,232)		$(766,151)

Net Loss Attributable To:
Shareholders	$(816,212)		$(750,186)
Non-controlling interest	-	27,174	(176)
	$(816,212)		$(750,362)

Loss Per Share – Basic and diluted	$(0.01)		$(0.01)

Weighted Average Number Of Shares Outstanding Basic and diluted	115,056,747		81,693,895

The accompanying notes are an integral part of these Condensed Consolidated financial statements.

KLONDIKE GOLD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Expressed In Canadian dollars)

(Unaudited)

	SHARE CAPITAL			RESERVES
	NUMBER	AMOUNT	SHARE SUBSCRIPTIONS	SHARE PREMIUM	SHARE BASED PAYMENTS	AVAILABLE- FOR-SALE FINANCIAL ASSETS	DEFICIT	OWNERS’ EQUITY	NON CONTROLLING INTEREST	TOTAL

Balance, February 29, 2012	81,689,982	$52,830,031	$-	$27,405	$2,597,634	$(26,103)	$ (46,753,277)	$ 8,675,690	$533,083	$9,208,773

Private placements	20,945,000	1,780,600	-	-	-	-	-	1,780,600	-	1,780,600
Private placements – flow-through	2,960,026	249,300	-	-	-	-	-	249,300	-	249,300
Share subscriptions receivable	-	-	(396,000)	-	-	-	-	(396,000)	-	(396,000)
Share issue costs - cash	-	(7,600)	-	-	-	-	-	(7,600)	-	(7,600)
Stock based compensation	40,000	-	-	-	615,680	-	-	615,680		615,680
Other comprehensive loss	-	-	-	-	-	(21,940)	-	(21,940)	-	(21,940)
Net loss for the year	-	-	-	-	-	-	(1,466,722)	(1,466,722)	(5,488)	(1,472,210)

Balance, February 28, 2013	105,635,008	54,852,331	(396,000)	27,405	3,213,314	(48,043)	(48,219,999)	9,429,008	527,595	9,956,603

Private placements	8,850,000	708,000	-	-	-	-	-	708,000	-	708,000
Private placements – flow-through	1,000,000	80,000	-	-	-	-	-	80,000	-	80,000
Share subscriptions receivable	-	-	396,000	-	-	-	-	396,000	-	396,000
Share issue costs - cash	-	(27,840)	-	-	-	-	-	(27,840)	-	(27,840)
Stock based compensation	-	-	-	-	250,800	-	-	250,800		250,800
Other comprehensive loss	-	-	-	-	-	(4,020)	-	(4,020)	-	(4,020)
Net loss for the period	-	-	-	-	-	-	(816,212)	(816,212)	-	(816,212)

Balance, May 31, 2013	115,485,008	$55,612,491	$-	$27,405	$3,464,114	$(52,063)	$ (49,036,211)	$ 10,015,736	$527,595	$10,543,331

The accompanying notes are an integral part of these Condensed Consolidated financial statements.

KLONDIKE GOLD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed In Canadian dollars)

(Unaudited)

FOR THE PERIODS ENDED
May 31	May 31
2013	2012

Cash Provided By (Used In):
Operating Activities
Net loss for the period	$(816,212)	$(750,362)
Adjust for items not requiring an outlay of cash:
Shares issued for consulting	-	2,400
Depreciation	28,478	14,935
Stock based compensation	250,800	330,321
Share of loss in joint venture investment	135,341	176
Deferred income tax recovery	(31,119)	-
	(401,593)	(402,530)
Changes in non-cash operating assets and liabilities:
HST recoverable	(17,222)	(94,236)
Amounts receivable	(13,234)	-
Prepaid expenses	(38,123)	(7,999)
Related party advances	10,596	(50,498)
Accounts payable and accrued liabilities	(98,917)	185,075
Due to related parties	(62,693)	(7,820)
Flow-through share premium liabilities	(11,119)
Accrued Part XII.6 tax payable	-	2,869
	(632,305)	(375,140)
Investing Activities
Equipment	(174)	(265,810)
Exploration and evaluation assets	(187,320)	(1,225,227)
Investment in joint venture	(370,726)	-
Reclamation bonds	(127,557)	-
	(685,777)	(1,491,037)

Financing Activities
Shares issued for cash	788,000	-
Restricted cash	108,500	-
Share issue costs	(27,840)	-
Share subscriptions receivable	396,000	-
	1,264,660	-

(Decrease) Increase In Cash	(53,422)	(1,866,177)

Cash – Beginning Of Period	1,096,304	3,924,521
Cash – End Of Period	$1,042,882	$2,058,344

Supplementary Cash Flow Information and Non-Cash Investing Activities:
Interest paid	$-	$-
Taxes paid	$-	$-

Shares issued for mineral property acquisition costs	$-	$-

The accompanying notes are an integral part of these Condensed Consolidated financial statements.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

1.

NATURE OF OPERATIONS AND GOING CONCERN

Klondike Gold Corp. (the “Company”) is a Vancouver-based resource exploration company listed on the TSX Venture Exchange under the symbol “KG”.   The Company was incorporated on August 23, 1978 under the laws of the Province of British Columbia, Canada.  The Company’s head office is located at Suite 711, 675 West Hastings Street, Vancouver British Columbia Canada, V6B 1N2.

These annual financial statements have been prepared assuming the Company will continue on a going-concern basis and be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the period ended May 31, 2013, the Company reported a loss of $816,212 and an accumulated deficit of $49,036,211 at that date. The Company had working capital of $1,082,107 and cash at May 31, 2013 amounted to $1,042,882. There is material uncertainty that casts substantial doubt upon the ability of the Company to continue as a going concern.

Continuing operations as a going concern are dependent upon management’s ability to raise adequate financing and to ultimately achieve profitable operations in the future. Management has implemented a series of cost cutting measures and continues to seek financing for the Company.
Although management has been successful in the past; there is no assurance that these initiatives will be successful in the future.

These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption inappropriate, and these adjustments could be material.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These Condensed Consolidated financial statements, including comparatives, have been prepared on the basis of IFRS standards that are published at the time of preparation and that are effective or available for adoption on May 31, 2013.

a)   Statement of Compliance

These Condensed Consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

b)   Basis of Measurement

These Condensed Consolidated financial statements have been prepared on a historical cost basis except for cash flows information and financial instruments that have been measured at fair value through profit and loss. In addition, these Condensed Consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)   Foreign Currencies

The presentation currency of the Company and the functional currency of the Company and its subsidiaries and investment in a joint venture is the Canadian dollar.   All financial information is presented in Canadian dollars unless otherwise noted and all financial information has been rounded to the nearest dollar.

Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing on the dates of the transactions. At each financial position reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the date of the statement of financial position. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

d)   Basis of Consolidation

Subsidiaries

Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. Subsidiaries are fully Condensed Consolidated from the date on which control is transferred to the Company until the date on which control ceases. All intercompany balances and transactions are eliminated upon consolidation.  The Company’s principal operating subsidiaries are as follows:

Name	Principal Activity	Place of Incorporation	Ownership %

Klondike Gold Corp. Portugal Unipessoal Lda.	Exploration company	Portugal	100.00%
Lonestar Gold Inc.	Exploration company	Canada	79.82%

Joint Venture

These Condensed Consolidated financial statements also include the Company’s investment in a joint venture with 46799 Yukon Inc. (“Yukon Inc.”).  The joint venture was incorporated under the laws of the Yukon Territory, Canada as KG46 Holdings Ltd. (“KG46”) on July 6, 2012.  In addition to a separate legal entity, the parties have the rights to the net assets of the arrangement. The Company accounts for this investment using the equity method.  Under the equity method, an interest in a joint venture is initially recorded at cost and adjusted thereafter for the post-acquisition change in the Company`s share of net assets of the joint venture.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)

Measurement Uncertainty

Management’s capitalization of exploration and development costs and assumptions regarding the future recoverability of such costs are subject to significant measurement uncertainty. Management’s assessment of recoverability is based on, among other things, the Company’s estimate of current mineral reserves and resources which are supported by geological estimates, estimated gold and metal prices, and the procurement of all necessary regulatory permits and approvals. These assumptions and estimates could change in the future and this could materially affect the carrying value and the ultimate recoverability of the amounts recorded for mineral properties.

f)

Financial Instruments and Risk Management

Financial assets

The Company classifies its financial assets into one of the following categories, depending on the purpose for which the asset was acquired. The Company's accounting policy for each category is as follows:

Fair value through profit or loss - This category comprises derivatives, or financial assets acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are carried in the statements of financial position at fair value with changes in fair value recognized in the statements of operations and comprehensive loss.

Loans and receivables - These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are carried at amortized cost less any provision for impairment.  Significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty will default.

Held-to-maturity investments - These assets are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company's management has the positive intention and ability to hold to maturity. These assets are measured at amortized cost using the effective interest rate method. If there is objective evidence that the investment is impaired, determined by reference to external credit ratings and other relevant indicators, the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized in the statements of operations and comprehensive loss.

Available-for-sale - Non-derivative financial assets not included in the above categories are classified as available-for-sale. They are carried at fair value with changes in fair value recognized directly in equity. Where a decline in the fair value of an available-for-sale financial asset constitutes objective evidence of impairment, the amount of the loss is removed from equity and recognized in the statements of operations and comprehensive loss.

Transaction costs associated with fair value through profit or loss financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)

Financial Instruments and Risk Management (Continued)

Financial assets (Continued)

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets, which are described above.

Financial liabilities

The Company classifies its financial liabilities into one of two categories, depending on the purpose for which the asset was acquired. The Company's accounting policy for each category is as follows:

Fair value through profit or loss - This category comprises derivatives, or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are carried in the statement of financial position at fair value with changes in fair value recognized in the statement of operations and comprehensive loss.

Other financial liabilities - This category includes loan payable, amounts due to related parties and accounts payables and accrued liabilities, all of which are recognized at amortized cost.

The Company has classified cash and reclamation bonds as fair value through profit or loss financial assets. Investments in marketable securities are classified as available for sale. Related party advances are classified as loans and receivables. Accounts payable and accrued liabilities and due to related parties are classified as other financial liabilities. Management did not identify any material embedded derivatives, which require separate recognition and measurement.

Disclosures about the inputs to financial instrument fair value measurements are made within a hierarchy that prioritizes the inputs to fair value measurement.

The three levels of the fair value hierarchy are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
Level 3 –	Inputs that are not based on observable market data

Financial instruments are exposed to credit, liquidity and market risks. Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Liquidity risks is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. Market risk is that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of price risk: currency risk, interest rate risk and other price risk.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)

Financial Instruments and Risk Management (Continued)

Financial liabilities (Continued)

Credit risk and liquidity risk on amounts due to creditors and amounts due from/to related parties were significant to the Company’s balance sheet. The Company manages these risks by actively pursuing additional share capital issuances to settle its obligations in the normal course of its operating, investing and financing activities. The Company’s ability to raise share capital is indirectly related to changing metal prices and the price of gold in particular. To mitigate this market risk, management of the Company actively pursues a diversification strategy with property holdings focusing on base metals as well as precious metals and diamonds.

g)  Comprehensive Income

Other comprehensive income represents the change in net equity for the period that arises from unrealized gains and losses on available-for-sale financial instruments. Amounts included in other comprehensive income are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented as a category in shareholders’ equity.

h)  Cash and Cash Equivalents

Cash consists of balances with banks and investments in financial instruments with maturities within three months or that is readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value. The Company places its cash and cash investments with institutions of high-credit worthiness.

j)

Exploration and Evaluation Assets

Exploration and evaluation expenditures include the costs of acquiring licenses, costs associated with exploration and evaluation activity, and the fair value (at acquisition date) of exploration and evaluation assets acquired in a business combination. Exploration and evaluation expenditures are capitalized as incurred. Costs incurred before the Company has obtained the legal rights to explore an area are recognized in profit or loss.

Exploration and evaluation assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

Facts and circumstances as defined in IFRS 6 exploration and evaluation assets are as follows:

•

the period for which the entity has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;

•

substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)

Exploration and Evaluation Assets (Continued)

•

exploration for and evaluation of mineral resources in the specific area have not let to the discovery of commercially viable quantities of mineral resources and the entity has decided to discontinue such activities in the specific area;

•

sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

In making the assessment, management is required to make judgments on the status of each project and the future plans towards finding commercial reserves.  The nature of exploration and evaluation activity is such that only a proportion of projects are ultimately successful and some assets are likely to become impaired in future periods.

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, which management has determined to be indicated by a feasibility study, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets.

Recoverability of the carrying amount of any exploration and evaluation assets is dependent on successful development and commercial exploitation, or alternatively, sale of the respective areas of interest.

It is management’s judgement that none of the Company’s exploration and evaluation assets have reached the development stage and as a result are all considered to be exploration and evaluation assets.  Although the Company has taken steps to verify title to mineral properties in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title. Property may be subject to unregistered prior agreements and non-compliance with regulatory requirements. The Company is not aware of any disputed claims of title.

m)

Available-for-Sale Investments

Available for sale investments represent investments in public companies and have been designated as available-for-sale investments. The investments are reported at fair value based on quoted market prices with unrealized gains or losses excluded from operations and reported as other comprehensive income or loss.

The Company evaluates the carrying value of investments for impairment at the end of each reporting period. In its impairment analysis, the Company takes into consideration numerous criteria, including the duration and extent of any decline in fair value, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value and recent events specific to the issuer or industry. If a decline in value is determined to be other-than-temporary, the carrying value of the security is written down to fair value in the statement of operations.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)

Equipment

Equipment assets are stated at cost less accumulated depreciation and accumulated impairment losses.  The cost of an item consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use.  When parts of equipment have different useful lives, they are accounted for as separate items (major components) of equipment. Depreciation is recorded at the following rates:

Vehicles	3 years straight line basis
Office equipment and computers	3 years straight line basis
Mining equipment and machinery	3 years straight line basis

An item of equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset.  Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in profit or loss.

l)     Impairment of Non-Financial Assets

Impairment tests on intangible assets with indefinite useful economic lives are undertaken annually at the end of each reporting period.  Other non-financial assets, including exploration and evaluation assets are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.  Each of the Company’s exploration and evaluation properties is considered to be a cash-generating unit for which impairment testing is performed.

An impairment loss is recognized in the statement of operations, except to the extent they reverse gains previously recognized in other comprehensive income or loss.

n)

Interest in Joint Venture

A joint venture is a contractual arrangement whereby the Company and other parties undertake an economic activity that is subject to joint control (i.e. when the strategic, financial, and operating policy decisions relating to the activities of the joint venture require unanimous consent of the parties sharing control).

Joint venture arrangements that involve the establishment of a separate legal entity in which each venture has an interest are referred to as jointly controlled entities. The Company reports its interest in a joint venture entity under the equity method of accounting.   Under the equity method, an interest in a joint is initially recorded at cost and adjusted thereafter for the post-acquisition change in the Company`s share of net assets of the joint venture.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)  Interest in Joint Venture (Continued)

When the Company transacts with a joint venture of the Company, the unrealized profit and losses are eliminated to the extent of the Company`s interest in the joint venture.

The financial statements of the joint venture were prepared for the same reporting period as the Company.   Where necessary, adjustments were made to bring the accounting policies in line with those of the Company.

n)   Decommissioning Liabilities

The Company is subject to various government laws and regulations relating to environmental disturbances caused by exploration and evaluation activities.  The Company records the present value of the estimated costs of legal and constructive obligations required to restore the exploration sites in the period in which the obligation is incurred.  The nature of the rehabilitation activities includes restoration, reclamation and re-vegetation of the affected exploration sites.

The rehabilitation provision generally arises when the environmental disturbance is subject to government laws and regulations.  When the liability is recognized, the present value of the estimated costs is capitalized by increasing the carrying amount of the related mining assets.  Over time, the discounted liability is increased for the changes in present value based on current market discount rates and liability specific risks.

Additional environmental disturbances or changes in rehabilitation costs will be recognized as additions to the corresponding assets and rehabilitation liability in the period in which they occur.

o)   Share Capital

i)

   Non-monetary consideration

Agent’s warrants, stock options and other equity instruments issued as purchase consideration in non-monetary transactions other than as consideration for mineral properties are recorded at fair value determined by management using the Black-Scholes option pricing model. The fair value of the shares issued is based on the trading price of those shares on the TSX.V on the date of the agreement to issue shares as determined by the Board of Directors. Proceeds from unit placements are allocated between shares and warrants issued according to their relative fair value using the residual method.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

o)   Share Capital (Continued)

ii)

Flow-through shares

The Company will from time to time, issue flow-through common shares to finance a significant portion of its exploration program.  Pursuant to the terms of the flow-through share agreements, these shares transfer the tax deductibility of qualifying resource expenditures to investors.  On issuance, the Company bifurcates the flow-through share into i) a flow-through share premium, equal to the estimated premium, if any, investors pay for the flow-through feature, which is recognized as a liability, and ii) share capital.

As qualified expenses are incurred the Company relieves the liability and recognizes the premium in income as deferred tax recovery.

The Company may also be subject to a Part XII.6 tax on flow-through proceeds, renounced under the Look-back Rule, in accordance with Government of Canada flow-through regulations.  When applicable, this tax is accrued as a financial expense until paid.

             iii)    Share-based payments

The share option plan allows Company employees and consultants to acquire shares of the Company. The fair value of options granted is recognized as an employee or consultant expense with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee.

The fair value is measured at grant date, and each tranche is recognized using the graded vesting method over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each financial position reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.

In situations where equity instruments are issued to non‐employees and some or all of the goods or services received by the entity as consideration cannot be specifically identified, they are measured at the fair value of the share‐based payment. Otherwise, share based payments are measured at the fair value of goods or services received.

iv)    Share issuance costs

Costs directly identifiable with the raising of share capital financing are charged against share capital. Share issuance costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issuance costs related to uncompleted share subscriptions are charged to operations.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

p)    Income Taxes

Income tax expense comprises of current and deferred tax.  Current tax and deferred tax are recognized in net  income  except  to  the  extent  that  it  relates  to  a  business  combination  or  items  recognized  directly  in equity or in other comprehensive income or loss.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability differs from its tax base, except for taxable temporary differences arising on the initial recognition of goodwill and temporary differences arising on the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the  deferred  tax  asset  can  be  utilized.  At  the  end  of  each  reporting  period  the  Company  reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the  extent  that  it  has  become  probable  that  future  taxable  profit  will  allow  the  deferred  tax  asset  to  be recovered.

Income tax expense comprises of current and deferred tax.  Current tax and deferred tax are recognized in net  income  except  to  the  extent  that  it  relates  to  a  business  combination  or  items  recognized  directly  in equity or in other comprehensive income or loss.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

q)

Loss Per Share

Basic loss per share is calculated by dividing the loss for the period by the weighted average number of common shares issued and outstanding during the period. Diluted loss per share is calculated using the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding used for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are used to repurchase common shares at the average market price during the period. Basic and diluted loss per share is equal as outstanding stock options and warrants were all anti-dilutive.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

3.

SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES

The preparation of these Condensed Consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The Condensed Consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the Condensed Consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and may affect both the period of revision and future periods.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the statement of financial position date, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

•

The estimated flow-through obligations to investors included in accrued liabilities;

•

The carrying value and recoverable amount of exploration and evaluation assets;

•

The determination of cash generating units in defining a group of assets that generate cash inflows that are largely independent of the cash inflows from other assets or groups of assets;

•

The inputs used in accounting for share-based compensation expense in the statements of operations and comprehensive loss;

•

The inputs used in assessing the recoverability of deferred income tax assets to the extent that the deductible temporary differences will reverse in the foreseeable future and that the company will have future taxable income; and

•

Management’s assumption that there are currently no decommissioning liabilities is based on the facts and circumstances that exist during the period.

4.

NEW ACCOUNTING STANDARDS AND INTERPRETATIONS

Following  the  joint arrangement of KG 46 Holdings Ltd.,  the  Company  determined  that  it  holds  an  interest  in  a  joint venture as defined under IFRS 11 and elected to early adopt IFRS 10, 11 and 12, and IAS 27, new pronouncements relating to the accounting and presentation of joint ventures and to consolidation.  The Company has applied the standards retrospectively.  The standards did not result in significant changes to the Company’s prior year financial statements.

IFRS 10 ‘Condensed Consolidated Financial Statements’ – effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, establishes principles for the presentation and preparation of Condensed Consolidated financial statements when an entity controls one or more other entities.

IFRS 11, ’Joint Arrangements’ – effective for annual periods beginning on or after January 1,
2013, with early adoption permitted provides for a more realistic reflection of joint arrangements by focusing on the rights and obligations of the arrangement, rather than its legal form. There are two types of joint arrangement; joint operations and joint ventures. Joint operations arise where a joint operator has rights to the assets and obligations relating to the arrangement and therefore accounts for its share of assets, liabilities, revenue and expenses. Joint ventures arise where the joint venture has rights to the net assets of the arrangement and therefore equity accounts for its interest. Proportional consolidation of joint ventures is no longer allowed. The Company had early adopted the standard and accounted for its investment in KG46 using the equity method.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

4.

NEW ACCOUNTING STANDARDS AND INTERPRETATIONS (Continued)

IFRS 12 ‘Disclosure of Interests in Other Entities’ – effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, requires the disclosure of information that enables users of financial statements to evaluate the nature of, and risks associated with its interests in other entities and the effects of those interests on its financial position, financial performance and cash flows.  During the year ended February 28, 2013, the Company elected to early adopt this standard.

IAS 27 ‘Separate Financial Statements’– effective for annual periods beginning on or after
January 1, 2013, as a result of the issue of the new consolidation suite of standards, IAS 27
Separate Financial Statements has been reissued, as the consolidation guidance will now be included in IFRS 10. IAS 27 will now only prescribe the accounting and disclosure requirements for investments in subsidiaries, joint ventures and associates when an entity prepares separate financial statements.

IAS 28 ‘Investments in Associates and Joint Ventures’ – effective for annual periods beginning on or after January 1, 2013, as a consequence of the issue of IFRS 10, IFRS 11 and IFRS 12,
IAS 28 has been amended and will provide the accounting guidance for investments in associates and to set out the requirements for the application of the equity method when accounting for investments in associates and joint ventures. The amended IAS 28 will be applied by all entities that are investors with joint control of, or significant influence over, an investee.  During the year ended February 28, 2013, the Company elected to early adopt this standard.

Certain new accounting standards and interpretations have been published that are not mandatory for the May 31, 2013 reporting period.   The Company has not early adopted the following new and revised standards, amendments and interpretations that have been issued but are not yet effective:

IFRS 7 ‘Financial Instruments: Disclosures’ – effective for annual periods beginning on or after January 1, 2015, is amended to outline the disclosure required when initially applying IFRS 9 Financial Instruments.

IFRS 32 ‘Financial Instruments: Presentation’ - effective for annual periods beginning on or after
January 1, 2014, is amended to provide guidance on the offsetting of financial assets and financial liabilities.

The Company anticipates that the application of the above new and revised standards, amendments and interpretations will have no material impact on its results and financial position.   Disclosure changes are anticipated.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

5.

RESTRICTED CASH

The Company has four corporate credit cards with a combined limit of $25,000. As collateral for the credit card, the Company has a one-year term deposit of $25,000 (February 28, 2013 - $25,000) earning interest at an annual rate of 0.8%.

Proceeds held in trust by the Company’s lawyer $Nil (February 28, 2013 - $108,500) received in connection with a private placement.

6.

AVAILABLE-FOR-SALE INVESTMENTS

	As of May 31, 2013		As of February 28, 2013
	Shares	Fair Value	Shares	Fair Value

Klondike Silver Corp.	34,350	$ 3,091	34,350	$ 3,779
Anglo Swiss	333,000	5,000	333,000	8,333
		$ 8,091		$ 12,112

7.

EQUIPMENT

Costs
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2012	$ 29,550-	$ 13,901-	$ 11,774	$ 55,225
Additions	138,168	13,550	136,955	288,673
Balance February 28, 2013	167,718	27,451	148,729	343,898
Additions	5,139	1,132	-	6,271
Dispositions	(7,439)	-	-	(7,439)
Balance May 31, 2013	$ 165,418	$ 28,583	$ 148,729	$ 342,730

	Accumulated Depreciation
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2012	$ 1,735	$ 299	$ 395	$ 2,429
Additions	30,797	8,069	24,923	63,789
Balance February 28, 2013	32,532	8,368	25,318	66,218
Additions	13,753	2,332	12,394	28,479
Dispositions	(1,343)	-	-	(1,343)
Balance May 31, 2013	$ 44,942	$ 10,700	$ 37,712	$ 93,354

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

7.

EQUIPMENT (Continued)

	Net Carrying Amount
			Machinery/
	Vehicles	Computers	Equipment	Total
Balance March 1, 2012	$ 27,815	$ 13,602	$ 11,379	$ 52,796
Additions	107,371	5,481	112,032	224,884
Balance February 28, 2013	135,186	19,083	123,411	277,680
Additions	(8,614)	(1,199)	(12,394)	(22,207)
Dispositions	(6,096)	-	-	(6,096)
Balance May 31, 2013	$ 120,476	$ 17,884	$ 111,017	$ 249,377

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

8.    EXPLORATION AND EVALUATION ASSETS

For the period ended May 31, 2013:

	Cranbrook Claims	Red Point	Sedex Group	Ontario Claims	Yukon Claims	Portugal Claims
	B.C.	B.C.	B.C.	Ontario	Yukon	Portugal	Total

Acquisition costs (net of option income)	$ -	$ -	$ -	$ -	$ 1,050	$ -	$ 1,050
Exploration costs:
Drilling	-	-	962	-	-	-	962
Field office	-	-	-	-	1,000	-	1,000
Field supplies	-	-	-	-	48,177	-	48,177
Geology and mapping	1,616	-	902	-	79,783	29,924	112,225
Line cutting and trenching	-	-	-	-	2,000	-	2,000
Property maintenance	403	-	-	-	20,530	-	20,933
Travel	-	-	-	-	973	-	973
Total current exploration costs	2,019	-	1,864	-	152,463	29,924	186,270
Total costs incurred during the quarter	2,019	-	1,864	-	153,513	29,924	187,320

Properties written off	-	-	-	-	-	-	-
Balance, February 28, 2013	1,814,449	929,325	1,057,406	433,174	4,165,406	66,148	8,465,908
Balance, May 31, 2013	$ 1,816,468	$ 929,325	$ 1,059,270	$ 433,174	$ 4,318,919	$ 96,072	$ 8,653,228

Historical Costs:
Acquisition	$ (5,338)	$ 125,312	$ -	$ 66,810	$ 1,298,891	$ -	$ 1,485,675
Exploration	1,821,806	804,013	1,059,270	366,364	3,020,028	96,072	7,167,553
	$ 1,816,468	$ 929,325	$1,059,270	$ 433,174	$ 4,318,919	$ 96,072	$ 8,653,228

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

8.   EXPLORATION AND EVALUATION ASSETS (Continued)

For the year ended February 28, 2013:

	Cranbrook Claims	Red Point	Sedex Group	Hope Claims	Ontario Claims	Yukon Claims	Portugal Claims
	B.C.	B.C.	B.C.	B.C.	Ontario	Yukon	Portugal	Total

Acquisition costs (net of option income)	$ 18,386	$ -	$ -	$ -	$ -	$ 47,475	$ -	$ 65,861
Exploration costs:
Drilling	-	-	-	-	-	876,805	-	876,805
Equipment rental	-	-	-	-	-	10,798	-	10,798
Field office	-	-	-	-	-	11,000	-	11,000
Field supplies	-	-	-	-	-	35,923	-	35,923
Geology and mapping	80,138	9,980	67,182	-	-	1,170,831	66,148	1,394,279
Line cutting and trenching	-	-	-	-	-	88,983	-	88,983
Property maintenance	77,356	5,643	38,167	-	-	169,796	-	290,962
Travel	794	-	-	-	-	3,234	-	4,028
Total current exploration costs	158,288	15,623	105,349	-	-	2,367,370	66,148	2,712,778
Total costs incurred during the year	176,674	15,623	105,349	-	-	2,414,845	66,148	2,778,639

Properties written off	(119,041)	-	-	(9,993)	-	-	-	(129,034)
Balance, February 29, 2012	1,756,816	913,702	952,057	9,993	433,174	1,750,561	-	5,816,303
Balance, February 28, 2013	$ 1,814,449	$ 929,325	$ 1,057,406	$ -	$ 433,174	$ 4,165,406	$ 66,148	$ 8,465,908

Historical Costs:
Acquisition	$ (5,338)	$ 125,312	$ -	$ -	$ 66,810	$ 1,297,841	$ -	$ 1,484,625
Exploration	1,819,787	804,013	1,057,406	-	366,364	2,867,565	66,148	6,981,283
	$ 1,814,449	$ 929,325	$1,057,406	$ -	$ 433,174	$ 4,165,406	$ 66,148	$ 8,465,908

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

a)

Certain of the claims are subject to royalty payments ranging from 5% to 10% of net profits and from ¼% to 4% of net smelter returns.

j)

Cranbrook Claims, B.C.

i)

These claims are a large non-contiguous group of claims acquired by staking and option agreements.

ii)   Outstanding commitments were as follows:

Golden Egg	50,000 shares 90 days after commercial production.

iii)  Ron Gold, B.C.

The Company optioned its Ron Gold property to Anglo Swiss Resources Inc in September 2009 and amended the agreement in September 2011, wherein they can earn up to a 60% interest. The Ron Gold Property is grouped within the Cranbrook Claims. Amended consideration consists of $175,000 ($125,000 received), 433,333 shares (received), and incurring up to $650,000 in exploration expenditures by September 2014. This Agreement is subject to an underlying agreement with an arm’s length party that comes with a 2% net smelter return royalty. Anglo may at any time purchase three-quarters (1.5%) of this royalty Interest from the original holder for $500,000. The Company also holds an additional royalty equal to 1% of net smelter returns. Anglo may at any time purchase 100% of this royalty from the Company for $500,000.

During the year ended February 28, 2013, Anglo had not maintained its scheduled consideration payments and the Company has voided the option agreement.

iv)  Vine, B.C.

The Company optioned Its Vine Property to PJX Resources Inc. (“PJX”) in May 2012.  The agreement allows PJX to obtain a 50% undivided interest to the Property grouped within the Cranbrook Claims.  To earn its interest PJX must spend $1,500,000 on the property over five years, of which $1,000,000 must be for drilling, and issue 200,000 shares.  Share issuances are required as follows: 50,000 due by April 26, 2014, 50,000 due by April 26, 2015, 50,000 due by April 26, 2016, and 50,000 due by April 26, 2019.

k)

Red Point, B.C.

The Company entered into an option agreement for the Red Point property located in Trail Creek Mining Division, British Columbia consisting of 12 mineral claims. Consideration was $105,000 cash (paid), 160,000 shares (issued) and total exploration expenditures of $210,000 (completed).

l)

Sedex Group, B.C.

These claims are a large non-contiguous group of claims acquired by option agreements from a company with related directors. The Company completed a purchase and now owns 100%.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

m)

Hope Claims, B.C.

These claims located West of Trail, BC have been staked by the Company.  During the year ended February 28, 2013, the Company decided the claims did not have sufficient exploration potential to warrant further investment and wrote off the staking and maintenance costs of $9,993.

n)

Ontario Claims, Ontario

These claims are a non-contiguous group of claims acquired by staking and option agreements. Outstanding commitments were as follows:

Matarrow Mine	$42,500 cash (paid), 170,000 shares (issued). There is a 2% NSR, of which half may be purchased for $1,000,000.

o)

Yukon Claims, Yukon

These claims are a large non-contiguous group of claims acquired by staking and option agreements.

The Company holds a 45% beneficial interest in a group of quartz claims and crown grants (the “Property”) located between Eldorado Creek and Upper Bonanza Creed, Dawson Mining Division, Yukon Territory.   A non-related company Klondike Star Mineral Corporation (“KSMC”) holds the remaining 55% beneficial interest to the Property.  Increased to 72.5% for the Company and decreased 27.5% for KSMC as of June 27, 2013.

On June 6, 2011, the Company along with KSMC entered into an option agreement with Lonestar Gold Inc. (“Lonestar”) whereby an option was granted to Lonestar to acquire up to 100% right, title and interest, legal and beneficial, in and to the group of claims.  Lonestar is able to acquire legal interest in increments by paying the Company and KSMC, according to percentage of beneficial ownership, as follows:

First Option, 50% undivided interest in and to the Property (Completed):

•

Issue 4,000,000 common shares;

•

Incur a minimum $750,000 in expenditures on the Property on or before May 30, 2012 (subsequently renegotiated to August 30, 2012);

•

Incur an additional $2,000,000 in expenditures on the Property on or before May 30, 2013;

•

Issue on or before May 30, 2013 an equal number of shares issued by Lonestar for each equity financing conducted.

The Company has fulfilled its earn-in objectives by exercising Option One.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

8.    EXPLORATION AND EVALUATION ASSETS (Continued)

h)   Yukon Claims, Yukon (Continued)

 Second Option, additional 25% undivided interest in and to the Property:

•

Incur an additional $15,000,000 in expenditures on the Property on or before May 30, 2014

•

Issue on or before May 30, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

•

Incur an additional $8,000,000 in expenditures on the Property on or before December 31, 2014

•

Issue on or before December 31, 2014 an equal number of shares issued by Lonestar for each equity financing conducted.

Third Option, additional 25% undivided interest in and to the Property:

•

Complete a bankable feasibility study on the property on or before December 14, 2014

•

Pay cash or in shares an amount calculated as: the number of total proven troy ounces of gold identified on the Property by a gold price factor.

p)

Portuguese Exploration Licenses, Portugal

During the year ended February 28, 2013, the Company acquired exploration licenses from the Portuguese Department of Energy & Geology (“DGEG”). The area covers about 80 km2 and includes the historic Castromil Gold Mine.  The imposed work commitments include:

Largares

•

€ 10,000 bond

•

€ 5,000 annual DGEG fee

•

Exploration expenditures of: year 1 – € 235,000;  year 2 – € 540,000; year 3 – and to a cumulative minimum of € 855,000

Balazar

•

€ 10,000 bond

•

€ 5,000 annual DGEG fee

•

Exploration expenditures of: year 1 € 40,000; year 2 € 70,000; and to a cumulative minimum of € 100,000 by year 3

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

9.    INVESTMENT IN JOINT VENTURE

During the year ended February 28, 2013, the Company and 46799 Yukon Inc. (“Yukon Inc.”) entered into a joint arrangement agreement.  Each own 50% of KG46 Holdings Ltd. (“KG46”), the joint venture company (“Joint Venture”) which operates a placer mining operation south of Dawson City in Canada’s Yukon Territory.  At the time of forming the Joint Venture, the Company provided exclusive exploration, development and mining rights to certain placer gold mining claims and extensive mining data to the investment in joint venture.  Yukon Inc. provided equipment and initial capital to the Joint Venture. The Company and Yukon Inc. have future obligations to fund KG46 if the operations do not result in a profit sufficient to fund operations.

Yukon Inc. has the ability to appoint the operator of the Joint Venture until it waives such right or its interest is reduced so that it is no longer equal to or larger than the interest of the Company.

The Company’s interest in the Project is reflected as an Investment in Joint Venture, all project related costs are recorded in KG46 and the Company accounts for its interest in the joint venture under the equity method.

The recoverability of the Investment in Joint Venture amounts that relate to the Project are dependent upon the ability of the Company to obtain necessary financing to complete the assessment studies and the development of reserves, and upon future profitable production.

For the period ended May 31, 2013 KG46 net and comprehensive loss was $270,682 (which includes depreciation of $Nil, interest expense of $17,689 and income taxes of $Nil).  The Company’s 50% share of the loss was $135,341.

For the year ended February 28, 2013 the Company received a 1% annual production royalty of $2,232.  Prior to the Company receiving revenue payment beyond the 1% annual production royalty, 46799 Yukon Inc. is to receive $1,000,000 to repay their initial funding of KG46.  The exploration, development and all mining rights to the property are subject to existing royalties of 10% of gross production.

Equity Investment Continuity

Balance as at February 29, 2012	$-
Current year contributions	174,345
Share of loss in joint venture investment	(47,688)
Balance as at February 28, 2013	$126,657

Current period contributions	370,726
Share of loss in joint venture investment	(135,341)
Balance as at May 31, 2013	$362,042

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

10.    RELATED PARTY BALANCES AND TRANSACTIONS

 Key Management Compensation

	PERIODS ENDED
	MAY 31 MAY 31
	2013	2012

Consulting and wages	$99,800	$133,777

Payments to key management personnel, including the Directors and Officers, are wages and consulting fees and are directly related to their position in the organization.

Other Related Party Transactions

In addition to related party transactions disclosed in the available-for-sale investments note and the mineral properties note, the Company entered into the following transactions and had the following balances payable with related parties. The transactions were recorded at the exchange amount agreed to by the related parties. Balances outstanding are non-interest bearing, unsecured and had no specific terms for collection or repayment.

e)

Due to related parties comprised $Nil (February 28, 2013 - $4,408) payable to a company controlled by a director and $Nil (February 28, 2013 - $39,960) to companies with common directors and $13,178 (February 28 2013 - $31,503) to directors and officers.

f)

Under an annual renewable agreement for services and cost recovery, the Company was charged administration fees of $15,100 (February 28, 2013 - $180,000) by a company controlled by a former director. The agreement can be terminated by either party with 30 days’ notice. The services to the Company included boardroom facilities, photocopier, fax and such other amenities normally associated with office needs; and providing such other additional instructions and directions as required.

g)

The Company was charged $Nil (February 28, 2013 – $6,000) for rent in the Yukon by a director. In addition, the Company was charged $12,000 (February 28, 2013 – $4,025) for consulting fees by directors and a family member of an officer.  These amounts were included in exploration and evaluation assets.

The Company has amounts receivable from companies with directors in common in the amount of $17,551 (February 28, 2013 - $17,551) for expenses and shared mineral property costs. The advances are unsecured, non-interest bearing and have no fixed terms of repayment.  The Company has a receivable from a director of $25,000 (February 28, 2013 - $25,000).  This amount was subsequently settled.  The Company has a receivable from directors of $Nil (February 28, 2013 - $18,474) for a prepaid expense advance.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

11.

SHARE CAPITAL

e)

Authorized: Unlimited common shares without par value.

f)

During the period ended May 31, 2013, the following private placement was completed:  In March 2013, 9,850,000 shares for total proceeds of $880,000.  In conjunction with the placement the Company paid cash commissions of $27,840.

g)

During the year ended February 28, 2013, the following private placements were completed:  In October 2012, 5,874,999 Units for total proceeds of $600,000.  Each Unit consisted of a ½ warrant.  Each full warrant entitles the holder to purchase one common share at a price of $0.20 for a period of three years.  In February 2013 18,030,000 shares for total proceeds of $1,489,100.  In conjunction with the placements the Company paid cash commissions of $7,600.  Subsequent to the year ended February 28, 2013, the Company received full proceeds from the private placements.

d)   A summary of the changes in warrants follows:

	NUMBER OF	WEIGHTED AVERAGE
	WARRANTS	EXERCISE PRICE

Balance, March 1, 2012	8,328,221	$0.75
Issued	2,937,500	0.20
Expired	(1,600,827)	0.63
Balance, February 28 and May 31, 2013	9,664,894	$0.71

As at May 31, 2013 the following share purchase warrants were outstanding:

TOTAL NUMBER OF WARRANTS	EXERCISE PRICES	EXPIRY DATE

606,060	$3.00	July 25, 2013*
1,925,000	$0.25	November 25, 2013
1,542,500	$0.25	December 16, 2013
20,000	$3.00	December 28, 2013
1,190,500	$0.25	December 29, 2013

710,000	$3.00	January 25, 2014
406,667	$1.50	September 30, 2014
326,667	$1.50	November 15, 2014
2,937,500	$0.20	October 22, 2015

9,664,894

As at May 31, 2013 the weighted average remaining contractual life of the share purchase warrants was 1.15 years and the weighted average exercise price was $0.71 (February 28, 2013 -  1.40 years and $0.71).     * These warrants subsequently expired unexercised.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

11.

SHARE CAPITAL (Continued)

e)    A summary of the changes in stock options follows:

	NUMBER OF	WEIGHTED AVERAGE
	OPTIONS	EXERCISE PRICE
Balance, March 1, 2012	787,993	$1.50
Granted	4,040,000	0.20
Expired	125,667	1.50
Balance, February 28, 2013	4,702,326	0.38
Granted	5,825,000	0.10
Balance, May 31, 2013	10,527,326	0.23

The following summarizes the stock options outstanding and exercisable as at May 31, 2013:

	NUMBER OF	NUMBER OF	REMAINING
EXERCISE	OPTIONS	OPTIONS	CONTRACTUAL	EXPIRY
PRICE	OUTSTANDING	EXERCISABLE	LIFE (YEARS)	DATE
$1.50	338,996	338,996	0.68	February 4, 2014
$0.10	250,000	-	1.81	March 21, 2015
$0.20	250,000	-	1.81	March 21, 2015
$0.10	5,325,000	5,325,000	2.81	March 21, 2016
$1.50	323,330	323,330	3.68	February 2, 2017
$0.20	4,040,000	4,040,000	3.75	February 28, 2017
	10,527,326	10,027,326

As at May 31, 2013 the weighted average remaining contractual life of the options was 3.08 years and the weighted average exercise price was $0.23 (February 28, 2013 – 3.78 years and $0.38).

f)     Share-based Payments

The Company has a stock option plan that provides for the issuance of options to its directors, officers, employees and consultants. The maximum number of outstanding options must be no more than 10% of the issued and outstanding shares at any point in time.

On March 22, 2013, the Company granted 3,500,000 incentive stock options to directors and officers of the Company and 1,825,000 to employees for a period of three years. The fair value of the stock based compensation options was estimated on the date of grant in the amount of $250,800 using the Black-Scholes valuation model with the following assumptions i) exercise price per share of $0.10; ii) expected share price volatility of 113%; iii) risk free interest rate of 1.12%; iv) no dividend yield. All of these options vested immediately.  Included in stock based compensation expense is $164,800 for options issued to directors and officers.

On March 22, 2013, the Company granted 500,000 incentive stock options to an IR firm for a period of two years.  The fair value of the stock based compensation options was estimated on the date of grant in the amount of $14,000 using the Black-Scholes valuation model with the following assumptions i) exercise price per share of $0.10 and $0.20; ii) expected share price volatility of 99%; iii) risk free interest rate of 1.00; iv) no dividend yield. These options vest every three months in tranches of 62,500.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

11.   SHARE CAPITAL (Continued)

h)

Flow-Through Expenditure Commitments

During the period the Company raised $100,000 (February 2012 - $308,500) in flow-through placements.  As at May 31, 2013, the Company is committed to incur, on a best efforts basis, additional qualifying resource expenditures in the amount of $221,095 on or before January 31, 2015.

If the Company does not spend these funds in compliance with the Government of Canada flow-through regulations, it may be subject to litigation from various counterparties. The Company intends to fulfill its current flow-through commitments within the given time constraints.

12.   ACQUISITION OF LONESTAR GOLD INC.

On December 29, 2011 the Company completed an exempt take-over bid to acquire a majority interest in the shares of Lonestar Gold Inc. (“Lonestar”) a privately held British Columbia company.

During the period ended May 31, 2013 Lonestar had current assets of $288,299 (February 28, 2013 $342,541), (which includes cash and cash equivalents of $257,416 (February 28, 2013 $144,338)), non-current assets of $1,132,954 (February 28, 2013 $1,089,081), current liabilities of $12,000 (February 28, 2013 $22,369), non-current liabilities of $Nil (February 28, 2013 $Nil).  Net and comprehensive loss for the period ended May 31, 2013 was $Nil (May 31, 2012 $872).

For the period ended May 31, 2013 the loss allocated to non-controlling interests of the subsidiary was $Nil (May 31, 2012 $176). The accumulated non-controlling interest in the subsidiary was $527,595 (May 31, 2012 $532,907).

13.

DE-RECOGNITION OF CURRENT LIABILITIES

The Company reviewed its current liabilities that had not been settled at February 28, 2013 and identified amounts totalling $121,008 that no longer represented a present obligation arising from past events, the settlement of which is expected to result in an outflow from the Company of economic resources.  This resulted in the recording of a non-cash gain on the de-recognition of these previously recognized liabilities.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

14.

MANAGEMENT OF CAPITAL

The Company manages its cash, common shares, stock options and warrants as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. The Company does not have any externally imposed capital requirements to which it is subject.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents.

In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.

In order to maximize ongoing exploration efforts, the Company does not pay out dividends. The Company’s investment policy is to keep its cash treasury on deposit in an interest bearing Canadian chartered bank account.

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial assets and financial liabilities are measured on an ongoing basis at fair value or amortized cost. The disclosures in the notes to these financial statements describe how the categories of financial instruments are measured and how income and expenses, including fair value gains and losses, are recognized.

As at May 31, 2013, the classification of the financial instruments, as well as their carrying values and fair values, are shown in the table below:

	HELD FOR TRADING	LOANS AND RECEIVABLES/ AMORTIZED COST	AVAILABLE-FOR-SALE	TOTAL CARRYING VALUE	FAIR VALUE
Financial assets
Cash	$ 1,042,882	$ -	$ -	$ 1,042,882	$ 1,042,882
Restricted cash	25,000	-	-	25,000	25,000
Available-for-sale Investments	-	-	8,091	8,091	8,091
Reclamation Bonds	138,057	-	-	138,057	138,057
	$ 1,205,939	$ -	$ 8,091	$ 1,214,030	$ 1,214,030
Financial liabilities
Accounts payable and accrued liabilities	$ -	$ (123,675)	$ -	$ (123,675)	$ -
Due to related parties	-	(13,178)	-	(13,178)	-
	$ -	$ (136,853)	$ -	$ (136,853)	$ -

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Continued)

At May 31, 2013 and February 28, 2013, the Company’s financial instruments which are measured at fair value on a recurring basis are cash and marketable securities which are classified as Level 1.

The Company has determined the estimated fair values of its financial instruments based on appropriate valuation methodologies; however, considerable judgement is required to develop certain of these estimates. The estimated fair value amounts can be materially affected by the use of different assumptions or methodologies.

The methods and assumptions used to estimate the fair value of financial instruments are described below:

The Company is exposed to potential loss from various risks including commodity price risk, interest rate risk, currency risk, credit risk and liquidity risk. Based on the Company’s operations the liquidity risk and commodity price risk are considered the most significant.

The carrying values of the Company’s accounts payable and accrued liabilities were a reasonable approximation of fair value.

a)   Commodity Price Risk

The Company’s ability to raise capital to fund exploration or development activities is subject to risk associated with fluctuations in the market prices of base and precious metals including gold, silver, zinc and lead, and the outlook for these metals. The Company does not have any hedging or other derivative contracts respecting its operations.

Market prices for metals historically have fluctuated widely and are affected by numerous factors outside of the Company’s control, including, but not limited to, levels of worldwide production, short-term changes in supply and demand, industrial and retail demand, central bank lending, and forward sales by producers and speculators. The Company has elected not to actively manage its commodity price risk, as the nature of Company’s business is in exploration.

d)

  Liquidity Risk

The liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk through careful management of its financial obligations in relation to its cash position. Using budgeting processes the Company manages its liquidity requirements based on expected cash flow to ensure there are adequate funds to meet the short term obligations during the year.

During the past year the Company has been able to maintain its liquidity position through private placements.

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

15.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (Continued)

e)

Foreign Currency Risk

Foreign currency risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates.  The Company is exposed to foreign currency risk to the extent that monetary assets and liabilities are denominated in foreign currency.

The Company is exposed to foreign currency risk with respect to cash, amounts receivable, and accounts payable and accrued liabilities, as a portion of these amounts are denominated in European Euros (EUR).

Based on the Company’s net exposure every 1% change in the Canadian Dollar/European Euro exchange rate would impact the Company’s earnings by approximately $1,693 (2012 - $Nil).  As this sensitivity analysis does not take into account any variables other than foreign currency rate fluctuations, the above information may not fully reflect the fair value of the assets and liabilities involved.

The Company manages foreign currency risk by minimizing the fair value of financial instruments denominated in foreign currency.

17.

CONTINGENT LIABILITY

During the year ended February 28, 2013, the Company de-recognized a loan payable to a company related by a common director in the amount of $150,000.  The amount relates to an agreement of the former management of the Company.  The Company’s position is its ownership percentage should have been diluted upon non-payment.  Management asserts there is an unlikely possibility of an outflow of resources embodying economic benefits.

18.

COMMITMENTS

Operating lease commitment

The Company leases office premises with a remaining lease term of 1.42 years (February 28, 2013 1.67 years). The Company’s commitment for future minimum payments in respect of the operating lease commitment is as follows:

	May 31, 2013	February 28, 2013
Short-term portion of the lease (<1 Year)	$ 36,173	$ 35,419
Long-term portion of the lease (Year 1-3)	18,840	28,260
	$ 55,013	$ 63,679

KLONDIKE GOLD CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED MAY 31, 2013 AND 2012

(Expressed in Canadian dollars)

(Unaudited)

19.   SUBSEQUENT EVENTS

        Subsequent to the period ended May 31, 2013:

d)

The Company is in the process of proposing to offer to acquire  by  way  of  a  take-over  bid  to  be  conducted  in  accordance  with  applicable  regulatory requirements, a majority equity interest in the common voting shares of Klondike Star Mineral Corporation,  a  publicly  traded  Delaware  company.  The Company will invite the shareholders of Klondike Star to exchange their common shares (the “Klondike Star shares”) for newly issued Klondike Gold Corp. ("Klondike Gold") common shares on the basis of four (4) Klondike Star shares for one (1) share of Klondike Gold.  The offer is subject to the tender of a sufficient number of Klondike Star shares to  provide  the  Company  with  a  minimum  66.6%  interest  in  Klondike  Star.  The offer is also subject to acceptance for filing by the TSX Venture Exchange.

FINANCIAL REPORTS OF KLONDIKE STAR MINERAL CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Klondike Star Mineral Corporation:

We have audited the accompanying consolidated balance sheets of Klondike Star Mineral Corporation (the “Company”) (an exploration stage company) as at February 28, 2013, February 29, 2012 and February 28, 2011 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2013, February 29, 2012and February 28, 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DMCL

 Dale Matheson Carr-Hilton Labonte LLP

 CHARTERED ACCOUNTANTS

Vancouver, Canada

August 15, 2013

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended			From March 1, 2010
	February 28,	February 29,	February 28,
	2013	2012	2011	to February 28, 2013
				(unaudited)
EXPENSES
Contractors	$ 25,000	$ -	$ -	$ 25,000
Consulting	35,541	-		35,541
Mineral exploration	1,847	36,326	17,462	55,635
General and administrative	249,337	260,263	127,357	636,957
Professional fees	6,484	67,139	4,628	78,251
LOSS FROM OPERATIONS	(318,209)	(363,728)	(149,447)	(831,384)

OTHER ITEMS
Mineral property income	-	44,000	-	44,000
Other income	-	-	2,000	2,000
Foreign currency loss	-	(1,423)	-	(1,423)
Gain on settlement of debt	-	329,222	-	329,222

NET INCOME (LOSS)	(318,209)	8,071	(147,447)	(457,585)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$ -	$ -	$ -

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	68,653,461	57,652,861	53,210,311

The accompanying notes are an integral part of these consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements

Approved on behalf of the Board of Directors on July 29, 2013:

“George Wakim”	“Rene Huessy”
Director	Director

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended			From March 1, 2010
	February 28,	February 29,	February 28,
	2013	2012	2011	to February 28, 2013
				(unaudited)
EXPENSES
Contractors	$ 25,000	$ -	$ -	$ 25,000
Consulting	35,541	-		35,541
Mineral exploration	1,847	36,326	17,462	55,635
General and administrative	249,337	260,263	127,357	636,957
Professional fees	6,484	67,139	4,628	78,251
LOSS FROM OPERATIONS	(318,209)	(363,728)	(149,447)	(831,384)

OTHER ITEMS
Mineral property income	-	44,000	-	44,000
Other income	-	-	2,000	2,000
Foreign currency loss	-	(1,423)	-	(1,423)
Gain on settlement of debt	-	329,222	-	329,222

NET INCOME (LOSS)	(318,209)	8,071	(147,447)	(457,585)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$ -	$ -	$ -

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	68,653,461	57,652,861	53,210,311

The accompanying notes are an integral part of these consolidated financial statements

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT

					Accumulated
	Common shares		Additional		Other
	Number of		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total

Balance at March 1, 2010	44,083,486	$ 4,408	$ 60,856,940	$ (62,638,962)	$ -	$ (1,777,614)

Shares issued for related party debt	9,126,825	913	364,160	-	-	365,073
Net loss	-	-	-	(147,447)	-	(147,447)
Other comprehensive income	-	-	-	-	7,475	7,475

Balance at February 28, 2011	53,210,311	5,321	61,221,100	(62,786,409)	7,475	(1,552,513)

Shares issued for debt	2,427,750	242	24,036	-	-	24,278
Shares issued for related party debt	13,015,400	1,302	128,852			130,154
Gain on settlement of related party debt			520,616	-	-	520,616
Net income	-	-	-	8,071	-	8,071
Other comprehensive income	-	-	-	-	8,865	8,865

Balance at February 29, 2012	68,653,461	6,865	61,894,604	(62,778,338)	16,340	(860,529)
Net loss	-	-	-	(318,209)	-	(318,209)
Other comprehensive loss	-	-	-	-	(4,482)	(4,482)

Balance at February 28, 2013	68,653,461	$ 6,865	$ 61,894,604	$ (63,096,547)	$ 11,858	$ (1,183,220)

The accompanying notes are an integral part of these consolidated financial statements

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
	Year ended			From March 1, 2010
	February 28	February 29	February 28
	2013	2012	2011	to February 28, 2013
				(unaudited)
Cash flows used in operating activities:

Net income (loss)	$ (318,209)	$ 8,071	$ (147,447)	$ (457,585)

Non cash items:
Gain on settlement of debt	-	(329,222)	-	(329,222)
Mineral property income	-	(44,000)	-	(44,000)
Changes in operating assets and liabilities:				-
Sales tax receivable	(422)	-	-	(422)
Prepaids and deposits	2,242	(18,243)	-	(16,001)
Accounts payable	12,503	22,219	26,250	60,972
Due to related parties	265,955	249,554	112,343	627,852
Net cash used in operating activities	(37,931)	(111,621)	(8,854)	(158,406)

Cash flows from financing activities
Advances from related parties	-	21,668	9,871	31,539
Advances payable	-	3,970	(13,772)	(9,802)
Net cash provided by (used in) financing activities	-	25,638	(3,901)	21,737

Cash flows used in investing activities
Proceeds received from sale of equipment	-	126,650	-	126,650
Net cash provided by investing activities	-	126,650	-	126,650

Net change in cash	(37,931)	40,667	(12,755)	(10,019)
Cash, beginning	43,384	2,717	15,472	15,472
Cash, ending	$ 5,453	$ 43,384	$ 2,717	$ 5,453

Cash paid for:
Income tax	$ -	$ -	$ -	$ -
Interest	$ -	$ -	$ -	$ -

Non cash transactions:
Issued 15,443,150 shares for the settlement of debt	$ -	$ 154,432	$ -	$ 154,432
Issued 9,126,825 shares for the settlement of debt	$ -	$ -	$ 365,073	$ 365,073

The accompanying notes are an integral part of these consolidated financial statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Klondike Star Mineral Corporation (hereinafter "the Company") is engaged in mineral exploration in the Yukon Territory, Canada.  The Company was originally incorporated in 1999 under the laws of the State of Delaware. The Company was also registered in the Yukon Territory, Canada effective June 22, 2004.  The Company maintains its head office in Whitehorse, Yukon Territory, Canada.

The Company has a wholly owned subsidiary, Klondike Star Canada Inc. (“Klondike Star Canada”) which is inactive.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles (“GAAP”) in the United States of America which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business.  The Company is in the exploration stage.  It has not generated operating revenues to date, and has accumulated losses of $63,096,547 since inception.  The Company has funded its operations through the issuance of capital stock and debt.  Management plans to raise additional funds through equity and/or debt financings.  There is no certainty that further funding will be available as needed.  These factors raise substantial doubt about the ability of the Company to continue operating as a going concern.  The Company’s ability to continue its operations as a going concern, realize the carrying value of its assets, and discharge its liabilities in the normal course of business is dependent upon its ability to raise new capital sufficient to fund its commitments and ongoing losses, and ultimately on generating profitable operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars.  The Company consolidates more-than-50% owned subsidiaries that it controls and entities over which control is achieved through means other than voting  rights.  These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Klondike Star Canada (incorporated under the Canada Business Corporations Act).  All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated. The Company has not produced revenues from its principal business and is an exploration stage company as defined by “Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, Development Stage Entities.”

Asset Retirement Obligations

The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life.  The liability accretes until the Company settles the obligation.  To date the Company has not incurred any measurable asset retirement obligations.

Earnings/(loss) Per Share

The Company presents both basic and diluted earnings (loss) per share on the face of the statements of operations. Basic earnings/(loss) per share is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the year. Diluted earnings/(loss) per share gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted earnings/(loss) per share excludes all dilutive potential shares if their effect is anti-dilutive.

Equipment

Equipment is stated at cost.  Depreciation of equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts payable, advances payable and amounts due to related parties approximates their carrying value due to their short-term nature.

Foreign Currency Translation

The Company’s functional currency is U.S. dollars.  Monetary assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the year.  Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Mineral Exploration and Development Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.   Significant property acquisition payments for active exploration properties are capitalized.  If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.  Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a units of production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to operations.  The Company charges to operations the allocable portion of capitalized costs attributable to properties sold.  Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Mineral Properties

Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims.  Costs to maintain the mineral rights and leases are expensed as incurred.  When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment.  Should a property be abandoned, its unamortized capitalized costs are charged to operations.  The Company charges to operations the allocable portion of capitalized costs attributable to properties sold.  Capitalized costs are allocated to properties abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Provision for Taxes

Income taxes are determined using the liability method. Deferred tax assets and liabilities, if any, are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company accounts for uncertainty in income taxes by applying a two-step method. First, it evaluates whether a tax position has met a more likely than not recognition threshold, and second, it measures that tax position to determine the amount of benefit, if any, to be recognized in the financial statements. The application of this method did not have a material effect on the Company's financial statements.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions which could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Recently Adopted Accounting Guidance

Recent  pronouncements  with future effective dates are either not applicable or are not expected to be significant to the consolidated financial statements of the Company.

NOTE 3 – PLACER GOLD

The Company owns 1 kilogram of placer gold. The gold is currently being held by two debt holders and is being used as security against a loan (Note 7).

NOTE 4 – EQUIPMENT

	Net book value February 28, 2011	Disposal	Net book value February 29, 2012
Movable structures	$75,000	$(75,000)	$-
Equipment	28,650	(28,650)	-
All terrain vehicles	23,000	(23,0000	-
			-
	$126,650	$(126,650)	$-

During the year ended February 29, 2012, the Company sold of all their equipment for $126,650. The Company did not realize any gain or loss on the disposal of the equipment.

NOTE 5 – MINERAL PROPERTY

The Company holds a 55% beneficial interest in a group of mining claims located between Eldorado Creek and Upper Bonanza Creek in the Yukon Territory (the “Property”).

On June 6, 2011, the Company entered into an option agreement (the “Agreement”) with Klondike Gold Corp (“Klondike Gold”), the beneficial owner of 45% of the claims, and Lonestar Gold Inc. (“Lonestar Gold”) to grant Lonestar a 100% interest in the Property in 3 separate stages.

A summary of the conditions that needs to be fulfilled by Lonestar in order to exercise the option is as follows:

First stage (acquisition of 50% interest):

•

Issue 4,000,000 common shares (issued).

•

Incur $750,000 in expenditures on the Property prior to August 31, 2012 (incurred).

•

Incur an additional $2,000,000 in expenditures prior to May 30, 2013 (incurred).

•

Issue on/before May 30, 2013 an additional number of common shares to Klondike Gold and the Company for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending May 30, 2013 (None required).

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

Second stage (acquisition of an additional 25% interest):

•

Incur an additional $15,000,000 in expenditures on or before May 30, 2014.

•

Issue on/before May 30, 2014, an additional number of common shares to Klondike Gold and the Company for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending May 30, 2014.

•

Incur an additional $8,000,000 in expenditures on or before December 31, 2014.

•

Issue on/before December 31, 2014, an additional number of common shares for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending December 31, 2014.

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

Third stage (acquisition of an additional 25% interest):

•

Complete a bankable feasibility study on or before December 31, 2014.

•

Payment in cash/shares an amount calculated by multiplying the number of total proven troy ounces of gold identified.

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

NOTE 6 – RELATED PARTY TRANSACTIONS

The following amounts were due to related parties at February 28, 2013 and February 29, 2012:

	February 28, 2013	February 29, 2012	February 28, 2011

Due to the President of the Company	$ 373,386	$ 237,354	$ 276,284
Due to the former President of the Company	226,005	156,082	346,700
Due to a director of the Company	60,000	-	150,000

	$ 659,391	$ 393,436	$ 772,984

Amounts due are unsecured, due on demand and bear no interest.

During the year ended February 28, 2013, the Company incurred directors fees of $120,000 to the President of the Company (2012 and 2011-$Nil), $60,000 to the former President of the Company (2012 and 2011-$Nil) and $60,000 to a director of the Company (2012 and 2011-$Nil).

During the year ended February 28, 2013, the Company incurred management fees of $Nil (2012-$120,000, 2011-$67,500) to its President.

During the year ended February 28, 2013, the Company incurred management fees of $Nil (2012-$84,730, 2011-$20,000) to its former President.

During the year ended February 29, 2012, the Company issued shares to the following related parties in settlement of debt (Note 8):

•

3,579,100 common shares to its President in settlement of debt of $178,955;

•

6,436,300 common shares to its former President in settlement of debt of $321,815; and

•

3,000,000 common shares to a director in settlement of debt of $150,000.

A gain on debt settlement of $520,616 was realized with the settlement and has been included in additional paid in capital.

During the year ended February 28, 2011, the Company issued shares to the following related parties in settlement of debt (Note 8):

•

2,667,750 common shares to its President in settlement of debt of $106,710;

•

5,409,075 common shares to its former President in settlement of debt of $216,363; and

•

1,050,000 common shares to a director in settlement of debt of $42,000.

There were no gains or losses in conjunction with the settlement.

NOTE 7 – ADVANCE PAYABLE

As at February 28, 2013, February 29, 2012 and February 28, 2011, the Company owed $500,000 in advances payable to two shareholders.  The advance is non interest bearing, due on demand and partially secured against the Company’s placer gold (Note 3).

NOTE 8 – COMMON STOCK

During the year ended February 29, 2012, the Company issued 427,750 common shares and converted 2,000,000 Series A Preferred Stock for 2,000,000 common shares in settlement of debt of $353,500. The fair value of the common shares was $24,278, resulting in a gain on debt settlement of $329,222.

During the year ended February 29, 2012, the Company issued 13,015,400 common shares with a fair value of $130,154 in settlement of debt of $650,770 to related parties (Note 6). A gain on the settlement of debt of $520,616 has been recorded as an addition to additional paid in capital.

During the year ended February 28, 2011, the Company issued 9,126,825 common shares with a fair value of $365,073 in settlement of debt of $365,073 to related parties (Note 6). There was no gain or loss recorded on this transaction.

NOTE 9 – PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of $0.0001 par value preferred stock.  The Company previously issued 2,000,000 preferred stock convertible to 10 common shares of common stock, non-cumulative and non-dividend bearing.  The Company’s board of directors will determine the specific features of each additional issuance of preferred shares.

SERIES A PREFERRED STOCK

Series A convertible preferred stock (“Series A”) is convertible into one common stock and one Series B preferred stock; non-cumulative, non-dividend bearing, non-voting and is subordinate to common stock in the event of liquidation, dissolution, or wind-up.  Each Series A shall be convertible, at the holders option, into one common stock and one Series B preferred stock, in the event the Company receives a notice of tender, as defined pursuant to Regulation 14D of the Securities Exchange Act of 1934, to purchase the majority of the issued and outstanding common stock of the Company. The Company shall not issue fractional shares of common stock resulting from conversion; a cash payment in lieu of fractional shares shall be made.  The conversion price shall be adjusted for any common stock dividends, subdivisions, combinations, or other adjustment.

SERIES B PREFERRED STOCK

Series B preferred stock is non-dividend bearing, non-convertible into any other class of Company stock, and is not eligible to participate in the distribution of Company assets in the event of liquidation, dissolution, or wind-up.  Each Series B preferred stock is entitled to vote for directors either at special or annual general meetings of shareholders.  Each Series B preferred stock is entitled to vote such number of votes per share as shall equal four shares of common stock.

SERIES C PREFERRED STOCK

The holders of Series C Preferred Stock are not entitled to dividends nor any assets in distribution upon the liquidation, dissolution or winding up of the Company, and are non-convertible. The holder of each share of Series C Preferred is entitled to cast such number of votes as is equal to seventy-five shares of common stock of the Company on the following matters:

(a)

The merger, consolidation or other combination of the Company with any other corporation or other business entity which shall not result in the Company being the surviving corporation;

(b)

The sale, or other transfer, of all, or substantially all, of the assets of the Company;

(c)

A tender offer or any other bid to acquire a controlling interest in the issued and outstanding common stock of the Company; or

(d) Any other transaction or series of transactions which will, or are intended to, directly or indirectly, to result in the effective change of control of the Company.

The holders of Series C Preferred Stock are required to cast the votes represented either “for” or “against” the matter submitted to a vote, in the same manner as the Board of the Company.

NOTE 10 – INCOME TAX

The reported income taxes differ from the amounts obtained by applying statutory rates to the loss before income taxes as follows:

	February 28, 2013	February 29, 2012	February 28, 2011

Net income (loss)	$ (318,209)	$ 8,071	$ (147,447)
Statutory tax rate	40.70%	40.70%	42.70%
Expected income tax recovery	(129,511)	3,285	(62,960)
Permanent differences	-	(133,993)	-
Effect of changes in tax rate	21,320	21,517	26,098
Change in valuation allowance	108,191	109,191	36,862

	$ -	$ -	$ -

The Company’s tax-effected deferred income tax assets and liabilities are estimated as follows:

	February 28, 2013	February 29, 2012	February 28, 2011
Deferred income tax assets
Non-capital losses carried forward	$ 8,738,954	$ 8,630,763	$ 6,265,862
Less: Valuation allowance	(8,738,954)	(8,630,763)	(6,265,862)

Net deferred income tax assets	$ -	$ -	$ -

At February 28, 2013, February 29, 2012 and February 28, 2011, the Company had a deferred tax asset that related to net operating losses.  A 100% valuation allowance has been established; as management believes it is more likely than not that the deferred tax asset will not be realized.

As at February 28, 2013, the Company has net operating loss carry forwards of approximately $25,632,610 (2012-$25,149,866, 2011 – $25,384,598) to reduce future federal and state taxable income.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On July 8, 2009, a claim was filed against the Company by a former officer of the Company for damages claiming alleged wrongful dismissal. A counterclaim has been filed against the former officer by the Company for breach of fiduciary duties. The amount of damages for the claim and counter claim is unknown until judgment is determined by the Supreme Court.

On July 8, 2009, a claim was filed against the Company by a former officer of the Company and his spouse (together “the Plaintiffs”) for an order granting vacant possession of lands which were the subject of a license agreement between the Plaintiffs and the Company, a declaration of amounts owed by the Plaintiffs to the Company as a result of the termination of the license agreement which includes the fair value of a structure which was constructed on the lands, and an order the amounts owed by the Plaintiffs to the Company to be set off against the amounts allegedly owed by the Company to the Plaintiffs in the claim described in the paragraph above. The paintiffs are seeking to enforce the terms of the License Agreement which permits them to discharge their obligations to the Company by paying the Company 25% of the fair market value of the building.  A counterclaim claiming unjust enrichment, amongst other things, has been filed against the Plaintiffs. The amount of damages for the claim and counter claim is unknown until judgment is determined by the Supreme Court.

During the year ended February 28, 2007, the Company entered into an agreement with J.A.E. Resources Ltd to acquire a 100% option on certain quartz claims within the Klondike region, Yukon Canada, with future cash payments of $50,000 CDN by May 31, 2008; $60,000CDN by May 31, 2009; $80,000 CDN by May 31, 2010; and work commitments totalling $300,000 CDN on the property before May 31, 2011. The Company is required to pay a royalty equal to 3% of net smelter returns should the property ever be brought into production. As at February 28, 2013, the Company has failed to meet these commitments and is no longer pursuing this prospect.

During the year ended February 28, 2007, the Company entered into an agreement with joint ventures collectively referred to as 19651 Yukon Inc. to acquire an option for a 49% interest in certain placer properties within the Klondike region, Yukon,

Canada. As of February 29, 2008, the Company has a vested 24 percent interest in the claims, with further payments of $7,875 to be made in each of 2008, 2009 and 2010 to achieve the 49% interest.  The Company also has the option of purchasing, at its discretion, the remaining 51% interest in the 29 claims for $5,500 per claim on a pro-rated basis (29 x $5,500 x 0.51 = $81,345).  No exploration expenditures are required of the Company under the terms of the agreement. As at February 28, 2013, the Company has failed to meet these commitments and is no longer pursuing this prospect.

In October 2004, the Company entered into an agreement with a privately held company, which received the first right of refusal to purchase the majority of gold produced by the Company from the Klondike Mining District at a 2% discount from the LME spot price. The right of first refusal is subject to the Company proceeding through exploration, pre-feasibility, final feasibility and building of a producing mine on mineral claims in the Klondike Mining District. In consideration for such rights, the privately held company purchased 1,000,000 shares of the Company’s common stock at $2.50 per share on February 27, 2007. Further, subject to the execution of agreements giving effect to the transactions contemplated in the agreement, the privately held company shall receive the option to make further subscriptions for shares, subject to the same terms and conditions, following completion of the subscription of the first 1,000,000 shares, as follows:

1,000,000 shares at $3.50 by January 25, 2007
1,000,000 shares at $4.50 by January 25, 2008
1,000,000 shares at $5.50 by January 25, 2009
1,000,000 shares at $6.50 by January 25, 2010

As at February 28, 2013, the privately held company had not made the subscriptions for the additional shares. The Company anticipates further negotiations with the private company with regard to the time periods in which rights to purchase additional shares may be exercised.

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	May 31, 2013	February 28, 2013
	(unaudited)
ASSETS

Current assets
Cash	$ 972	$ 5,453
Sales tax receivable	422	422
Prepaids and deposits	16,001	16,001
Placer gold	34,433	39,223
Short term investment	44,000	44,000
Total assets	$ 95,828	$ 105,099

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$ 128,928	$ 128,928
Advances payable	500,000	500,000
Due to related parties	659,391	659,391
Total liabilities	1,288,319	1,288,319

Stockholders' deficit
Common stock $0.001 par value, 200,000,000 common shares authorized,
68,653,461 issued and outstanding at February 28, 2013 ( 2012 - 68,653,461)	6,865	6,865
Additional paid in capital	61,894,604	61,894,604
Deficit accumulated during exploration stage	(63,101,028)	(63,096,547)
Accumulated other comprehensive income	7,068	11,858
Total shareholders' deficit	(1,192,491)	(1,183,220)
Total liabilities and shareholders' deficit	$ 95,828	$ 105,099

The accompanying notes are an integral part of these consolidated financial statements

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		From March 1, 2010
	May 31,	May 31,
	2013	2012	to May 31, 2013

EXPENSES
Contractors	$ -	25,000	$ 25,000
Consulting	1,064	-	36,605
Mineral exploration	-	-	55,635
General and administrative	3,006	68,384	639,963
Professional fees	411	4,746	78,662
LOSS FROM OPERATIONS	(4,481)	(98,130)	(835,865)

OTHER ITEMS
Mineral property income	-	-	44,000
Other income	-	-	2,000
Foreign currency loss	-	-	(1,423)
Gain on settlement of debt	-	-	329,222

NET INCOME (LOSS)	(4,481)	(98,130)	(462,066)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$ -	$ -

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	68,653,461	61,894,604

The accompanying notes are an integral part of these consolidated financial statements

KLONDIKE STAR MINERAL CORPORATION
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
	Three months ended		From March 1, 2010
	May 31,	May 31,
	2013	2012	to May 31, 2013

Cash flows used in operating activities:

Net income (loss)	$ (4,481)	$ (98,130)	$ (462,066)

Non cash items:
Gain on settlement of debt	-	-	(329,222)
Mineral property income	-	-	(44,000)
Changes in operating assets and liabilities:			-
Sales tax receivable	-	-	(422)
Prepaids and deposits	-		(16,001)
Accounts payable	-	-	60,972
Due to related parties	-	60,000	627,852
Net cash used in operating activities	(4,481)	(38,130)	(162,887)

Cash flows from financing activities
Advances payable to related parties	-	-	31,539
Advances payable	-	-	(9,802)
Net cash provided by (used in) financing activities	-	-	21,737

Cash flows used in investing activities
Proceeds received from sale of equipment	-	-	126,650
Net cash provided by investing activities	-	-	126,650

Net change in cash	(4,481)	(38,130)	(14,500)
Cash, beginning	5,453	43,445	15,472
Cash, ending	$ 972	$ 5,315	$ 972

Cash paid for:
Income tax	$ -	$ -	$ -
Interest	$ -	$ -	$ -

Non cash transactions:
Issued 15,443,150 shares for the settlement of debt	$ -	$ 154,432	$ 154,432
Issued 9,126,825 shares for the settlement of debt	$ -	$ -	$ 365,073

The accompanying notes are an integral part of these consolidated financial statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Klondike Star Mineral Corporation (hereinafter "the Company") is engaged in mineral exploration in the Yukon Territory, Canada.  The Company was incorporated in 1999 under the laws of the State of Delaware. The Company was also registered in the Yukon Territory, Canada effective June 22, 2004.  The Company maintains its head office in Whitehorse, Yukon Territory, Canada.

The Company has a wholly owned subsidiary, Klondike Star Canada Inc. (“Klondike Star Canada”) which is inactive.

Unaudited Interim Consolidated Financial Statements

The unaudited interim financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended February 28, 2013, included in the Company’s Registration Statement on Form F-4, filed with the SEC. The interim unaudited financial statements should be read in conjunction with those financial statements included in Form F-4. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three month period ended May 31, 2013, are not necessarily indicative of the results that may be expected for the year ending February 28, 2014.

NOTE 2 – PLACER GOLD

The Company owns 1 kilogram of placer gold. The gold is currently being held by two debt holders as security against their loans (Note 5).

NOTE 3 – MINERAL PROPERTY

The Company holds a 55% beneficial interest in a group of mining claims located between Eldorado Creek and Upper Bonanza Creek in the Yukon Territory (the “Property”).

On June 6, 2011, the Company entered into an option agreement (the “Agreement”) with Klondike Gold Corp (“Klondike Gold”), the beneficial owner of 45% of the claims, and Lonestar Gold Inc. (“Lonestar Gold”) to grant Lonestar a 100% interest in the Property in 3 separate stages.

A summary of the conditions that needs to be fulfilled by Lonestar in order to exercise the option is as follows:

First stage (acquisition of 50% interest, completed):

•

Issue 4,000,000 common shares (issued).

•

Incur $750,000 in expenditures on the Property prior to August 31, 2012 (incurred).

•

Incur an additional $2,000,000 in expenditures prior to May 30, 2013 (incurred).

•

Issue on/before May 30, 2013 an additional number of common shares to Klondike Gold and the Company equal to the number of shares issued for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending May 30, 2013 (None required).

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

Second stage (acquisition of an additional 25% interest):

•

Incur an additional $15,000,000 in expenditures on or before May 30, 2014.

•

Issue on/before May 30, 2014, an additional number of common shares to Klondike Gold and the Company equal to the number of shares issued for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending May 30, 2014.

•

Incur an additional $8,000,000 in expenditures on or before December 31, 2014.

•

Issue on/before December 31, 2014, an additional number of common shares to Klondike Gold and the Company equal to the number of shares issued for each equity financing conducted by Lonestar for the purpose of raising funds to carry out the minimum required work commitments for the period ending December 31, 2014.

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

Third stage (acquisition of an additional 25% interest):

•

Complete a bankable feasibility study on or before December 31, 2014.

•

Payment in cash/shares an amount calculated by multiplying the number of total proven troy ounces of gold identified by the gold price factor.

•

Maintain the property in good standing during the period by paying all applicable payments and taxes.

NOTE 4 – RELATED PARTY TRANSACTIONS

The following amounts were due to related parties at May 31, 2013 and February 28, 2013:

	May 31, 2013	February 28 2013

Due to the President of the Company	$ 373,385	$ 373,385
Due to the former President of the Company	226,004	226,004
Due to a director of the Company	60,000	60,000

	$ 659,389	$ 659,389

Amounts due are unsecured, due on demand and bear no interest.

During the three months ended May 31, 2013, the Company incurred directors fees of $Nil to the President of the Company (2012-$30,000), $Nil to the former President of the Company (2012-$15,000) and $Nil to a director of the Company (2012-$15,000).

NOTE 5 – ADVANCE PAYABLE

As at May 31, 2013 and February 28, 2013, the Company owed $500,000 in advances payable to two shareholders.  The advance is non interest bearing, due on demand and partially secured against the Company’s placer gold holdings.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On July 8, 2009, a claim was filed against the Company by a former officer of the Company for damages claiming alleged wrongful dismissal. A counterclaim has been filed against the former officer by the Company for breach of fiduciary duties. The amount of damages for the claim and counter claim is unknown until judgment is determined by the Supreme Court.

On July 8, 2009, a claim was filed against the Company by a former officer of the Company and his spouse (together “the Plaintiffs”) for an order granting vacant possession of lands which were the subject of a license agreement between the Plaintiffs and the Company, a declaration of amounts owed by the Plaintiffs to the Company as a result of the termination of the license agreement which includes the fair value of a structure which was constructed on the lands, and an order the amounts owed by the Plaintiffs to the Company to be set off against the amounts allegedly owed by the Company to the Plaintiffs in the claim described in the paragraph above. The paintiffs are seeking to enforce the terms of the License Agreement which permits them to discharge their obligations to the Company by paying the Company 25% of the fair market value of the building.  A counterclaim claiming unjust enrichment, amongst other things, has been filed against the Plaintiffs. The amount of damages for the claim and counter claim is unknown until judgment is determined by the Supreme Court.

During the year ended February 28, 2007, the Company entered into an agreement with J.A.E. Resources Ltd to acquire a 100% option on certain quartz claims within the Klondike region, Yukon Canada, with future cash payments of $50,000 CDN by May 31, 2008; $60,000CDN by May 31, 2009; $80,000 CDN by May 31, 2010; and work commitments totalling $300,000 CDN on the property before May 31, 2011. The Company is required to pay a royalty equal to 3% of net smelter returns should the property ever be brought into production. As at February 28, 2013, the Company has failed to meet these commitments and is no longer pursuing this prospect.

During the year ended February 28, 2007, the Company entered into an agreement with joint ventures collectively referred to as 19651 Yukon Inc. to acquire an option for a 49% interest in certain placer properties within the Klondike region, Yukon,

Canada. As of February 29, 2008, the Company has a vested 24 percent interest in the claims, with further payments of $7,875 to be made in each of 2008, 2009 and 2010 to achieve the 49% interest.  The Company also has the option of purchasing, at its discretion, the remaining 51% interest in the 29 claims for $5,500 per claim on a pro-rated basis (29 x $5,500 x 0.51 = $81,345).  No exploration expenditures are required of the Company under the terms of the agreement. As at February 28, 2013, the Company has failed to meet these commitments and is no longer pursuing this prospect.

In October 2004, the Company entered into an agreement with a privately held company, which received the first right of refusal to purchase the majority of gold produced by the Company from the Klondike Mining District at a 2% discount from the LME spot price. The right of first refusal is subject to the Company proceeding through exploration, pre-feasibility, final feasibility and building of a producing mine on mineral claims in the Klondike Mining District. In consideration for such rights, the privately held company purchased 1,000,000 shares of the Company’s common stock at $2.50 per share on February 27, 2007. Further, subject to the execution of agreements giving effect to the transactions contemplated in the agreement, the privately held company shall receive the option to make further subscriptions for shares, subject to the same terms and conditions, following completion of the subscription of the first 1,000,000 shares, as follows:

1,000,000 shares at $3.50 by January 25, 2007
1,000,000 shares at $4.50 by January 25, 2008
1,000,000 shares at $5.50 by January 25, 2009
1,000,000 shares at $6.50 by January 25, 2010

As at February 28, 2013, the privately held company had not made the subscriptions for the additional shares. The Company anticipates further negotiations with the private company with regard to the time periods in which rights to purchase additional shares may be exercised.

PRO FORMA FINANANCIAL INFORMATION

KLONDIKE GOLD CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 THREE MONTHS ENDED MAY 31, 2013

(Unaudited)

(Expressed in Canadian Dollars)

KLONDIKE GOLD CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 THREE MONTHS ENDED MAY 31, 2013

(Unaudited)

(Expressed in Canadian Dollars)

Table of Contents

PRO FORMA  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT MAY 31, 2013

3

PRO FORMA  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

THREE MONTHS ENDED MAY 31, 2013

4

NOTES TO PRO FORMA  CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MAY 31, 2013

5

KLONDIKE GOLD CORP.

PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT MAY 31, 2013

(Unaudited)

(Expressed in Canadian Dollars)

		KLONDIKE STAR MINERAL			KLONDIKE GOLD CORP.
	KLONDIKE	CORPORATION	PRO FORMA		PRO FORMA
	GOLD CORP.	IFRS (NOTE 4)	ADJUSTMENTS	NOTE	CONSOLIDATED

ASSETS
Current
Cash	$1,042,882	$1,008	$-		$1,043,890
Restricted cash	25,000	-	-		25,000
HST recoverable	49,300	438	-		49,738
Accounts receivable	40,339	-	-		40,339
Prepaid expenses and deposits	97,020	16,590	-		113,610
Placer gold	-	35,700	-		35,700
Short term investment	-	45,619	-		45,619

Total current assets	1,254,541	99,355	-		1,353,896

Related party advances	50,429	-	-		50,429
Available-for-sale investments	8,091	-	-		8,091
Reclamation bonds	138,057	-	-		138,057
Equipment	249,377	-	-		249,377
Exploration and evaluation assets	8,653,228	55,258	2,210,919	2 d)	10,919,405
Investment in joint venture	362,042	-	-		362,042

Total assets	$10,715,765	$154,613	$2,210,919		$13,081,297

LIABILITIES
Current
Accounts payable and accrued liabilities	$123,675	$133,673	$-		$257,348
Accrued part XII.6 tax payable	35,581	-	-		35,581
Advances payable	-	518,400	-		518,400
Due to related parties	13,178	683,657	-		696,835

Total current liabilities	172,434	1,335,730	-		1,508,164

EQUITY
Share capital	55,612,491	6,865	1,022,937	2 d)	56,642,293
Reserves	3,439,456	61,894,604	(61,894,604)	2 d)	3,439,456
Deficit	(49,036,211)	(63,045,605)	63,045,605	2 d)	(49,036,211)
Accumulated other comprehensive income	-	(36,981)	36,981	2 d)	-
Shareholders’ equity	10,015,736	(1,181,117)	2,210,919		11,045,538
Non-controlling interest	527,595	-	-		527,595

Total equity	10,543,331	(1,181,117)	2,210,919		11,573,133

Total liabilities and equity	$10,715,765	$154,613	$2,210,919		$13,081,297

The accompanying notes are an integral part of the pro forma consolidated financial statements.

KLONDIKE GOLD CORP.

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

THREE MONTHS ENDED MAY 31, 2013

(Unaudited)

(Expressed in Canadian Dollars)

		KLONDIKE STAR MINERAL			KLONDIKE GOLD CORP.
	KLONDIKE	CORPORATION	PRO FORMA		PRO FORMA
	GOLD CORP.	IFRS (NOTE 4)	ADJUSTMENTS	NOTE	CONSOLIDATED

Expenses
Administration	$90,750	$-	$-		$90,750
Consulting and wages	219,807	1,103	-		220,910
Depreciation	28,478	-	-		28,478
Office miscellaneous	6,788	3,117	-		9,905
Professional fees	27,763	426	-		28,189
Regulatory and stock transfer fees	10,666	-	-		10,666
Stock based compensation	250,800	-	-		250,800
Travel and promotion	81,443	-	-		81,443

Loss before other income (expenses)	(716,495)	(4,646)	-		(721,141)
			-
Other income (expenses)			-
Miscellaneous mining income	42	-	-		42
Interest income	1,203	-	-		1,203
Foreign exchange gain (loss)	6,356	-	-		6,356
Loss on sale of equipment	(3,096)	-	-		(3,096)
Share of loss in joint venture	(135,341)	-	-		(135,341)
Loss before income taxes	(847,331)	(4,646)	-		(851,977)
Deferred income tax recovery	31,119	-	-	2 e)	31,119

Net loss for the period	(816,212)	(4,646)	-		(820,858)
Other comprehensive loss
Net unrealized loss on available-for-sale investments	(4,020)	-	-		(4,020)
Currency translation adjustment, net of tax of $Nil	-	(43,884)	-		(43,884)

Comprehensive loss for the period	$(820,232)	$(48,530)	$-		$(868,762)

Loss per share – basic and diluted	$(0.01)	$-	$-		$(0.01)
Weighted average number of shares outstanding	115,056,747	68,653,461	(68,653,461)	2 f)	115,056,747

The accompanying notes are an integral part of the pro forma consolidated financial statements.

 KLONDIKE GOLD CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 THREE MONTHS ENDED MAY 31, 2013

 (Unaudited)

(Expressed in Canadian Dollars)

1.

BASIS OF PRESENTATION

Klondike Gold Corp. (“the Company”), a British Columbia corporation, is offering, upon the terms and subject to the conditions set forth in Form F-4 of the United States Securities and Exchange Commission to be filed in August, 2013 comprising a Prospectus/Offer to Exchange each of the issued and outstanding shares of Klondike Star Mineral Corporation, a Delaware corporation (“Klondike Star”) common stock, par value $0.0001 per share for 0.25 shares of the Company’s common stock, no stated par value.  These unaudited pro forma consolidated financial statements have been prepared in connection with the above noted proposed acquisition. All amounts are expressed in Canadian dollars unless otherwise indicated.

The unaudited pro forma consolidated statement of financial position as at May 31, 2013 and the unaudited pro forma consolidated statement of comprehensive loss for the three months then ended have been prepared, for illustrative purposes, to give effect to the proposed acquisition of Klondike Star by the Company pursuant to the assumptions described in Note 2. These unaudited pro forma consolidated financial statements have been prepared based on International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and have been compiled from the following historical information:

a)

The Company’s unaudited consolidated statement of financial position as at May 31, 2013 and the Company’s unaudited statement of comprehensive loss for the three months then ended; and

b)

Klondike Star’s unaudited consolidated balance sheet as at May 31, 2013 and Klondike Star’s unaudited statement of operations for the three months then ended.

The unaudited pro forma consolidated statement of financial position and unaudited pro forma consolidated statement of comprehensive loss as at May 31, 2013 have been prepared as if the proposed acquisition had occurred on May 31, 2013.

The unaudited pro forma consolidated financial statements are not intended to reflect the financial performance or the financial position of the Company, which would have actually resulted had the transactions been effected on dates indicated.  Actual amounts recorded upon consummation of the agreement will likely differ from those recorded in the unaudited pro forma consolidated financial statement information.  Similarly, the calculation and allocation of the purchase price has been prepared on a preliminary basis and is subject to change between the time such preliminary calculations were made and closing as a result of several factors which could include among others: changes in fair value of assets acquired and liabilities assumed and the market price of the related shares.  Any potential synergies that may be realized and integration costs that may be incurred  upon  consummation  of  the  transactions  have  been  excluded  from  the  unaudited  pro forma  consolidated financial statements.  Further, the unaudited pro forma consolidated financial statements are not necessarily indicative of the financial performance that may be obtained in the future.

The unaudited pro forma consolidated statement of financial position should be read in conjunction with the description of the reorganization and restructuring in Form F-4, and the audited consolidated financial statements of the Company as at February 28, 2013 and the audited consolidated financial statements of Klondike Star as at February 28, 2013 including the notes thereto.

Klondike Star’s unaudited interim consolidated financial statements for the three months ended May 31, 2013 have been adjusted in Note 4 to reflect the conversion of generally accepted accounting principles in the United States (“US GAAP) to IFRS.

KLONDIKE GOLD CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MAY 31, 2013

 (Unaudited)

(Expressed in Canadian Dollars)

1.

BASIS OF PRESENTATION (Continued)

In preparing the unaudited pro forma consolidated financial statements, a review was undertaken by management to identify accounting policy differences between the Company and Klondike Star which could have a material impact. No significant differences apart from those relating to the policies on exploration costs and as noted and adjusted for in Note 4 have been identified at this time.

2.

PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

a)

The unaudited pro forma consolidated statements of financial position give effect to the completion of the Company’s acquisition of Klondike Star, as if the acquisition had occurred on May 31, 2013.

b)

The business combination reflects the acquisition of a business as defined in IFRS 3 – Business Combinations.

c)

To reflect the acquisition of Klondike Star by issuing 17,163,365 Common Shares of the Company at a deemed value of $0.06 per share for all issued and outstanding Klondike Star common stock;

d)

Total consideration paid equals fair value of Company’s shares on the acquisition date in the amount of $1,029,802.  The consideration paid has been allocated to the acquired net assets based on their fair values at the date of acquisition.  The purchase price of the acquisition has been allocated as follows:

Acquisition costs:
Issuance of 17,163,365 Klondike Gold Corp. common shares	$1,029,802

Allocation of acquisition costs:
Cash	1,008
Net liabilities, excluding cash	(1,182,125)
Amount attributable to exploration and evaluation assets	2,210,919
$1,029,802

e)

There is no tax effect recognized on the calculated amount allocated to exploration and evaluation assets as the Company does not expect probable future taxable profits available against which unused tax losses, tax credits or temporary differences can be utilized.  Deferred tax assets are reviewed at each reporting period date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized;

f)

Upon consolidation, the common shares of Klondike Star have been eliminated.

3.

SHARE CAPITAL

Following is a schedule of continuity of the issued common share capital of the Company after giving effect to the pro forma transactions described in Note 2.

	SHARE CAPITAL
	NUMBER OF SHARES	AMOUNT

Balance, May 31, 2013	115,485,008	$55,612,491
Issued for acquisition of Klondike Star	17,163,365	1,029,802
Pro forma balance, May 31, 2013	132,648,373	$56,642,293

KLONDIKE GOLD CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MAY 31, 2013

 (Unaudited)

(Expressed in Canadian Dollars)

4.

IFRS CONVERSION

Klondike Star’s unaudited interim consolidated financial statements for the three months ended May 31, 2013 have been adjusted to reflect the conversion of US GAAP to IFRS.  The adjustments reflect: 1) the capitalization of exploration costs to exploration and evaluation assets in accordance with the Company’s accounting policy choice under IFRS 6 Exploration and Evaluation Assets; and 2) the translation from US Dollar to Canadian Dollar amounts using the current rate method.  As at May 31, 2013 the current exchange rate was 1 Canadian Dollar to 1.04 US Dollar.

	KLONDIKE STAR MINERAL CORPORATION

		US GAAP
		TO IFRS
	US GAAP	ADJUSTMENTS	IFRS
ASSETS
Current
Cash	$972	$36	$1,008
HST recoverable	422	16	438
Prepaid expenses and deposits	16,001	589	16,590
Placer gold	34,433	1,267	35,700
Short term investment	44,000	1,619	45,619
Total current assets	95,828	3,527	99,355
Exploration and evaluation assets	-	55,258	55,258
Total assets	$95,828	$58,785	$154,613

LIABILITIES
Current
Accounts payable and accrued liabilities	$128,928	$4,745	$133,673
Advances payable	500,000	18,400	518,400
Due to related parties	659,391	24,266	683,657
Total liabilities	1,288,319	47,411	1,335,730

EQUITY
Share capital	6,865	-	6,865
Reserves	61,894,604	-	61,894,604
Deficit	(63,101,028)	55,423	(63,045,605)
Accumulated other comprehensive income	7,068	(44,049)	(36,981)
Total shareholders’ equity	(1,192,491)	11,374	(1,181,117)
Total liabilities and equity	$95,828	$58,785	$154,613

KLONDIKE GOLD CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MAY 31, 2013

 (Unaudited)

(Expressed in Canadian Dollars)

4.

IFRS CONVERSION (Continued)

KLONDIKE STAR MINERAL CORPORATION
		US GAAP
		TO IFRS
	US GAAP	ADJUSTMENTS	IFRS

Expenses
Administration	$3,006	$111	$3,117
Consulting and wages	1,064	39	1,103
Professional fees	411	15	426

Net loss for the period	(4,481)	(165)	(4,646)
Other comprehensive loss
Currency translation adjustment, net of tax of $Nil	-	(43,884)	(43,884)

Comprehensive loss for the period	$(4,481)	$(44,049)	$(48,530)

FORWARD-LOOKING STATEMENTS

Certain items contained in this Offer to Exchange may constitute “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should be,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements.  All statements in this Offer to Exchange, other than those relating to historical information or current conditions, are forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Klondike Gold’s control, which could cause actual results to differ materially from such statements.  Risks and uncertainties relating to the proposed transaction with Klondike Star shareholders include, but are not limited to: Klondike Star shareholder's willingness to accept Klondike Gold’s exchange offer and complete Letters of Transmittal and acceptance of the offer; uncertainty as to the satisfaction of all of the Conditions of the Offer and Klondike Gold accepting the shares tender for exchange; uncertainty as to the actual premium that will be realized by Klondike Star shareholders in connection with the proposed transaction; uncertainty of the expected financial performance of Klondike Gold following completion of the proposed transaction; the uncertainty of Klondike Gold’s acceptance by the equity markets following the transaction and the ability to raise further equity financing for the development of the properties and administration of Klondike Gold.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Offer to Exchange and elsewhere. Any forward-looking statements made in this Offer to Exchange are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Klondike Gold will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Klondike Gold or its business or operations.  Except to the extent required by applicable law, Klondike Gold undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

LEGAL MATTERS

Before this registration statement becomes effective, Parsons/Burnett/Bjordahl/Hume, LLP, of Bellevue, Washington, will provide an opinion regarding the validity of the shares of KG common stock to be issued pursuant to the offer.

MISCELLANEOUS

The offer is being made solely by this Prospectus/Offer to Exchange and the accompanying Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of shares of Klondike Star common stock.  Klondike Gold is not aware of any State within the United States where the making of the offer or the tender of shares of Klondike Star common stock in connection therewith would not be in compliance with the laws of such State.  If Klondike Gold becomes aware of any State in which the making of the offer or the tender of shares of Klondike Star common stock in connection therewith would not be in compliance with applicable law, Klondike Gold will make a good faith effort to comply with any such law.  If, after such good faith effort, Klondike Gold cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Klondike Star common stock in such State.  In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Klondike Gold by the dealer managers or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

IF YOU WOULD LIKE TO REQUEST ADDITIONAL DOCUMENTS FROM KLONDIKE GOLD, PLEASE CONTACT THE INFORMATION AGENT NO LATER THAN [*], OR FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE, WHICHEVER IS LATER, TO RECEIVE THEM BEFORE THE EXPIRATION DATE OF KLONDIKE GOLD’S OFFER.  If you request any documents, the information agent will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE IN MAKING YOUR DECISION WHETHER TO TENDER YOUR SHARES OF KLONDIKE STAR COMMON STOCK TO KLONDIKE GOLD’S OFFER. KLONDIKE GOLD HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS OFFER TO EXCHANGE.  THIS OFFER TO EXCHANGE IS DATED [*]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS OFFER TO EXCHANGE TO SHAREHOLDERS NOR THE ISSUANCE OF SHARES OF

KLONDIKE GOLD COMMON STOCK IN KLONDIKE GOLD’S OFFER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF KLONDIKE GOLD

The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Klondike Gold are set forth below. References in this Schedule I to “Klondike Gold” mean Klondike Gold Corp.  Unless otherwise indicated below, the current business address of each director and officer is c/o Klondike Gold Corp., 711-675 West Hastings Street, Vancouver, British Columbia, Canada V6B 1N2.  Unless otherwise indicated below, the current business telephone of each director and officer is (604) 685-2222.  Where no date is shown, the individual has occupied the position indicated for the past five years.  Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Klondike Gold.  Except as described in this Schedule I, none of the directors and officers of Klondike Gold listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DIRECTORS AND EXECUTIVE OFFICERS

Klondike Gold Directors:

Erich Rauguth

President, CEO, Member of the Board of Directors of Klondike Gold.  Mr. Rauguth has lived and worked in the Klondike Gold fields for over 40 years and is intimately familiar with the Yukon terrain and climate. He has over 35 years of "hands on" exploration and mining experience in North, Central and South America. Over the last 27 years Mr. Rauguth held senior consulting and management positions in several mineral resource companies and is well acquainted with all aspects of the domestic and international mining industry.

Alan Campbell

CFO and Member of the Board of Directors of Klondike Gold.  Mr. Campbell is a consultant advising public companies on corporate finance and shareholder communication issues and Director and Officer of various mining and exploration companies.

Manfred Peschke

Member of the Board of Directors of Klondike Gold.  Mr. Peschke has lived for more than 45 years in the Yukon where he has worked in senior positions in finance and accounting with mining and service companies. He has operated his own management consulting business since 1979 and served as Comptroller for the Northern Commercial Companies Caterpillar Dealership (later Finning Tractor). In the 1980’s he also served as Managing Director for Cogasa Mining Corporation, at that time the largest producing placer mine in the Yukon, and as Director of Carson Gold Corp. (VSE) (later Diamond Fields) during the time when Klondike Gold moved to South America. Mr. Peschke served as President and Chairman of Infinito Gold, formally Vanessa Ventures Ltd. (TSX), where he is still a Director.

Steven Chan

Member of the Board of Directors of Klondike Gold.  Mr. Chan is a corporate communications officer with a management consulting firm and a director of a number of public companies involved in the exploration and development of mineral properties. Mr. Chan was formerly Vice-President of Cambridge House International Inc. where he significantly contributed to the success of Canada's leading resource industry investment conference company.

Executive Officers:

Erich Rauguth

-

President and CEO - full-time

Alan Campbell

-

CFO - full-time

John-Mark Campbell

-

Corporate Secretary - full-time

The Exchange Agent for the Offer is:

Signature Stock Transfer, Inc.

By Mail:	By Overnight Courier or By Hand:

Signature Stock Transfer, Inc.	Signature Stock Transfer, Inc.
2632 Coachlight Court	2632 Coachlight Court
Plano, TX 75093-3850	Plano, TX 75093-3850

By Facsimile:

 (972) 612-4122

Any questions or requests for assistance may be directed to the Information Agent or the dealer managers at their respective addresses or telephone numbers set forth below.  Additional copies of this Offer to Exchange, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below.  Holders of shares of Klondike Star common stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the offer.

The Information Agent for the offer is:

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower

10900 NE 4th St.

Bellevue, WA  98004

425-451-8036 (phone)

425-451-8568 (fax)

jparsons@pblaw.biz

Until the expiration of the offer, or any subsequent offering period, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver an Offer to Exchange.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS/OFFER TO EXCHANGE

Item 20.  Indemnification of Directors and Officers.

The Business Corporation Act (British Columbia) (“BCBCA”) provides that a company may do one or both of the following:

(a)

indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; or

(b)

after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under the BCBCA:

-

an "eligible party", in relation to a company, means an individual who:

•

Is or was a director or officer of the company;

•

Is or was a director of another corporation at the time when the corporation is or was an affiliate of the company, or at the request of the company; or

•

At the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

-

an “eligible proceeding” is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.  A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

-

an "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•

If the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

If the indemnity or payment is made otherwise than under an earlier agreement and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

If, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

•

In the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•

Order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•

Order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•

Order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

•

Order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•

Make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide, that, subject to the BCBCA, the registrant must indemnify a director, officer, former director or officer or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable.  Pursuant to the Registrant’s articles, each director, former director and officer, alternate director and officer is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that Klondike Gold may indemnify any person, subject to any restrictions in the BCBCA and the Registrant’s articles, and that the failure of a director, alternate director or officer of Klondike Gold to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 12.  Exhibits and Financial Statement Schedules

Exhibit Number	Document Description
3.1	Articles of Incorporation*
5.1	Opinion of Parsons/Burnett/Bjordhal/Hume, LLP
10.1	Joint Venture Agreement with 46799 Yukon, Inc.
10.2	Royalty and Lease Agreement with Klondike Star
10.3	Mineral Property and Royalty Agreement with Klondike Star
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*
99.3	Form of Letter to Clients*
99.4	Exchange Offer*
99.5	Lone Star Property Claims and Crown Grants
99.6	Indian River Placer Property Place Claims

* Previously filed on February 11, 2013, as an exhibit to Company’s F-4 Registration Statement

Item 22.  Undertakings

(a)

The undersigned registrant hereby undertakes as follows:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus/offer to exchange any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus/offer to exchange filed with the SEC pursuant to rule 424(b) promulgated under the Securities Act if, in the aggregate the changes in volume and price represent no more than a 205 change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)

The undersigned registrant hereby undertakes:

(1)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and

(2)

To arrange or provide for a facility in the United States for the purpose of responding to such request.

(c)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)

That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on August 19, 2013.

KLONDIKE GOLD CORP.

/s/ Erich Rauguth

/s/ Alan Campbell

Erich Rauguth, President CEO

Alan Campbell, CFO and Principal Accounting Officer

Pursuant to the requirements of the securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Erich Rauguth

/s/ Alan Campbell

Erich Rauguth, President CEO, Director

Alan Campbell, CFO, Director

/s/ Manfred Peschke

/s/ Steven Chan

Manfred Peschke, Director

Steven Chan, Director